Filed Pursuant to Rule 424(b)(3)
Registration No. 333-208315

REDWOOD MORTGAGE INVESTORS IX, LLC

Up to 120,000,000 Units of Limited Liability Company Interest, $1 per Unit – Offering

20,000,000 Units of Limited Liability Company Interest, $1 per Unit – issuable under the distribution reinvestment plan

Minimum Initial Investment: 5,000 Units for new members (may be higher in certain states)

1,000 Units for existing members (may be higher in certain states)

Redwood Mortgage Investors IX, LLC is a Delaware limited liability company formed on October 8, 2008. We are engaged in business as a mortgage lender and investor by making and holding-for-investment mortgage loans secured by California real estate, primarily through first and second deeds of trust. We are externally managed by Redwood Mortgage Corp. Our manager originates or arranges and services the loans in our loan portfolio. Our primary investment objectives are to: (1) yield a favorable rate of return from the company’s business of making and/or investing in loans, (2) preserve and protect the company’s capital by making or investing in loans secured by California real estate, and (3) generate and distribute cash flow from our mortgage lending and investment activities.

	Price to Public (1)	Sales Commission (2)	Proceeds to Company
Offering
Per Unit	$1.00	$—	$1.00
Total Maximum	$120,000,000	$—	$120,000,000
Distribution Reinvestment Plan
Per Unit	$1.00	$—	$1.00
Total Maximum	$20,000,000	$—	$20,000,000

(1)	We reserve the right to reallocate units being offered hereby between the offering and our distribution reinvestment plan.

(2)

Sales commissions with respect to units to be offered and sold by this prospectus will be paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from us. The maximum sales commissions paid by Redwood Mortgage Corp. will not exceed 7% of gross offering proceeds including proceeds from our distribution reinvestment plan. No sales commissions will be paid in connection with sales of units under our distribution reinvestment plan (see “ESTIMATED USE OF PROCEEDS” and “PLAN OF DISTRIBUTION – Sales Commissions”).

The units are being offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold. This offering is a continuation of the offering of our units which began in 2009. As of March 31, 2016, we had sold 36,028,234 units under our previous registration statements, for gross offering proceeds of $36,028,234 (including units issued under our distribution reinvestment plan).

We have assigned a price of $1 to the units in the offering. Subscriptions will be accepted for the minimum amount of 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members.

There is a high degree of risk associated with investing in the units. You should purchase the units only if you can afford a complete loss of your entire investment (See “RISK FACTORS” beginning on page 19). The most significant risks include the following:

•	No public market for the units exists and none is expected to develop.
•

You may not redeem your units for one year after the date the units are purchased and your ability to redeem your units under our unit redemption program is subject to significant restrictions and limitations.

•	You will have no right to participate in our management and will have only limited voting rights.
•	Declines in real estate values may reduce the value of the collateral securing our loans and we may ultimately recover less than the amount of such loans.
•	Our concentration of mortgage loans in the San Francisco Bay Area and coastal metropolitan region of Southern California may expose us to greater risk than if the loan portfolio were more diversified.
•

We have not yet identified any future loans to be made with the net proceeds we will receive from units offered and sold by this prospectus. As a result, you must rely entirely on the judgment of our manager to invest the sale proceeds of units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the units is not permitted.

The date of this prospectus is June 9, 2016.

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TABLE OF CONTENTS CONTINUED

ii

INVESTOR SUITABILITY STANDARDS

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity from the funds you are investing.

Minimum Suitability Standards	We have established a minimum suitability standard which requires that you have either:

•	a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 plus an annual gross income of at least $70,000, or

•	irrespective of annual gross income, a net worth of $250,000 (determined with the same exclusions).

In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary account, by the beneficiary of the account or by the donor who directly or indirectly supplied the funds for the purchase of units if the donor is the fiduciary.

We have established these standards because your ability to redeem units is subject to significant restrictions and limitations. No public market for the unit exists and none is expected to develop. You will be required to represent to us that:

•	you comply with the applicable standards, or

•	you are purchasing in a fiduciary capacity for a fiduciary account or the beneficiary of the account meeting such standards, or

•	the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units and the donor is the fiduciary.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Units will be sold only to investors in these states who meet the special suitability standards set forth below.

California – Investors in California must have (exclusive of such investor’s home, furnishings and automobiles) (a) a gross annual income of not less than $70,000 and a net worth of not less than $150,000, or (b) a net worth of at least $250,000. In addition, an investment in our units by a California investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Kansas – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded mortgage programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky – No Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our units or the units of our affiliates’ non-publicly traded real estate programs.

Michigan – In addition to our standard suitability standards, an investment in our units, together with any investment in our affiliates, by a Michigan investor may not exceed 10% of the liquid net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Nebraska – Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded mortgage programs to 10% of such investor’s net worth. (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Oregon – In addition to our standard suitability standards, investors in Oregon must have a net worth (exclusive of such investor’s home, furnishings and automobiles) of at least $250,000. In addition, an investment in our units, together with any investment in our affiliates, by an Oregon investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Tennessee – In addition to meeting the general suitability standards stated above, Tennessee investors may not invest more than 10% of their net worth, exclusive of home, home furnishings, and automobiles, in RMI IX.

Our manager and each person selling units on our behalf, including the participating broker-dealers, will make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each prospective investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Where units are sold by participating broker-dealers, the manager relies on those broker-dealers selling the units to make this determination. In making this determination, our manager or each person selling units on our behalf shall ascertain that the prospective investor (a) complies with the investor suitability standards, (b) can reasonably benefit from an investment in our units based on the prospective investor’s overall investment objectives and portfolio structure, (c) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation, and (d) has an apparent understanding of (i) the fundamental risks of the investment, (ii) the risk that the investor may lose the entire investment, (iii) the lack of a public market for the units and the expectation that none will develop, (iv) the restrictions on transferability of the units, (v) background and qualifications of the manager, and (vi) the tax consequences of the investment. The manager and each person selling units on our behalf will make this determination on the basis of information it has obtained from the prospective investor. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. Where units are sold by participating broker-dealers, the manager will rely on each person selling units on our behalf to maintain records of the information used to determine that an investment in our units is suitable and appropriate for each investor. These records shall be maintained for at least six years. We will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards.

Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member in the limited liability company. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Suitable Investors

Investment in the units involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the loans we invest in, it is likely that all or substantially all of the income you derive from the units will be taxable to you as ordinary income. (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES”.) The units may, therefore, be suitable for:

•	Pension or profit sharing plans

•	Individual retirement accounts

•	A simplified employee pension

•	Persons seeking current, taxable income

An investment in units may not be suitable for charitable remainder trusts or other entities exempt from federal income taxation, including certain foundations and other charitable organizations.

All persons or entities considering an investment in units should consult their own legal and/or financial advisor with respect to whether an investment in units is appropriate.

Minimum Purchase Amount	We have established the minimum purchase at 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members.

IRA Investors

A minimum of 5,000 units ($5,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account (“IRA”) established under Section 408 of the Internal Revenue Code of 1986, as amended (“Code”). You should be aware, however, that an investment in the units will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

ERISA Investors

Our investment objectives and policies have been designed to make the units suitable investments for employee benefit plans under current law. The units have been registered pursuant to Section 12(g) of the Exchange Act. Such registration of the units, along with the satisfaction of certain other requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), enables the units to qualify as “publicly-offered securities” for purposes of ERISA and regulations issued thereunder. In this regard, ERISA provides a comprehensive regulatory scheme for “plan assets.” We will manage the company so as to assure that an investment in the units by an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA or by a plan subject to the prohibited transaction provisions of Section 4975 of the Code or by an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity (each of the foregoing, a “Benefit Plan Investor”), including tax-qualified pension and 401(k) plans and IRAs, will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the company so as to make the assets of the company “plan assets” (See “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors”).

We will not allow the purchase of units with assets of any Benefit Plan Investor if our manager or any of its affiliates (i) have investment discretion with respect to the assets of the Benefit Plan Investor that are used to purchase the units, (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets or (iii) are otherwise a fiduciary with respect to such Benefit Plan Investor. This prohibition is designed to prevent violation of certain provisions of ERISA and the Code.

Blue Sky Requirements

If we qualify units for sale in states that have established suitability standards and minimum purchase requirements different from those we have set for the offering of units by this prospectus in general or for the states described above, such suitability standards and minimum purchase requirements will be set forth in a supplement to this prospectus.

Subscription Agreement Warranties	The subscription agreement requires you to warrant that

•	you have received the prospectus

•	you are aware that we may reject your subscription

•	you are aware that there will be no public market for the units

•	you have been informed by your participating broker-dealer of all facts relating to lack of liquidity or marketability

•	you understand the restrictions on transferability

•

you understand that, if you are a California resident or conduct your transfer in California, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our operating agreement, a copy of which is attached as Appendix A to this prospectus

•

you have sufficient liquid assets to assure the purchase of the units will not cause undue financial difficulties and that you can provide for current and anticipated future needs and personal contingencies or, if you are a trustee, that limited liquidity will not affect its ability to make timely distributions

•	you have the power, capacity and authority to make the investment

•	you are making the investment for your own account or your family’s or in your fiduciary capacity and not as an agent for another.

The purpose of the warranties is to ensure that you fully understand the terms of the offering of units hereby, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. We intend to rely on the warranties in accepting a subscription. In any claim or action against us or our manager, we or our manager may use the warranties against you as a defense or basis for seeking indemnity from you.

Subscription Procedure

In order to subscribe for units, you must read carefully and execute the “SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY” attached as Appendix B to this prospectus. For each unit subscribed, you must tender the sum of $1 per unit.

NOTICE TO CALIFORNIA INVESTORS

Any certificates of units resulting from any offer and/or sale in California will bear the following legend restricting transfer:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus which are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “unlikely,” “possible” or similar terms or variations on those terms or the negative of those terms. Forward-looking statements include statements regarding trends in the California real estate market, future interest rates and economic conditions and their effect on the company and its assets, estimates as to the allowance for loan losses, estimates of future redemptions of units, future funding of loans by the company, and beliefs relating to how the company will be affected by current economic conditions and trends in the financial and credit markets. Actual results may be materially different from what is projected by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following:

•	changes in economic conditions and interest rates,

•	the impact of competition and competitive pricing for mortgage loans,

•	downturns in the California real estate markets which affect the manager’s and our ability to find suitable loans in a weaker economy where there is less activity in the real estate market,

•	our ability to grow our mortgage lending business,

•	the manager’s ability to make and arrange for loans that fit our investment criteria,

•	the concentration of credit risks to which we are exposed;

•	increases in payment delinquencies and defaults on our mortgage loans; and

•	changes in government regulation and legislative actions affecting our business.

All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

SUMMARY OF THE OFFERING

This summary highlights selected information contained elsewhere in this prospectus. It does not contain all the information that is important to your decision to invest in the units. To fully understand the offering of units hereby, you should read the entire prospectus carefully, including the “RISK FACTORS” section and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus. Certain terms used in the prospectus are defined in the Glossary on page 119. As used in this prospectus, the terms “we,” “us,” “our,” “the company” and “RMI IX” refer to Redwood Mortgage Investors IX, LLC.

The Company

We are Redwood Mortgage Investors IX, LLC, a Delaware limited liability company, formed on October 8, 2008. We are qualified to do business in California and commenced active business operations in October 2009.

We are engaged in business as a mortgage lender and investor by making and holding-for-investment mortgage loans secured by California real estate, primarily through first and second deeds of trust. As of December 31, 2015, the company had outstanding 75 secured loans, with an aggregate principal balance of $27,360,138. We are externally managed by Redwood Mortgage Corp., a California corporation (“RMC”).

With the net proceeds of units offered by sold by this prospectus, we will fund additional loans in the future. Funds we receive from the repayment of loans by borrowers are primarily reinvested into new loans. For more information regarding our existing loan portfolio as well as our loan objectives and criteria see “BUSINESS BACKGROUND AND UPDATE” and “INVESTMENT OBJECTIVES/LOAN UNDERWRITING GUIDELINES”.

Our address is 1825 S. Grant Street, Suite 250, San Mateo, CA 94402; our telephone number is (650) 365-5341.

The Sponsor and the Manager

Our sponsor and manager is RMC. RMC manages and controls our affairs and makes all investment decisions for us. RMC also originates or arranges and services the loans made or acquired by us, for which it receives compensation; loan brokerage commissions and certain other fees are paid solely by borrowers to RMC.

Michael Burwell is the president of RMC. Mr. Burwell is also the controlling shareholder of RMC through his holdings as an individual and his role as trustee of the Burwell Trusts. Mr. Burwell and the Burwell Trusts together own all of the equity interests in RMC. The manager’s offices are located at 1825 S. Grant Street, Suite 250, San Mateo, CA 94402 and its telephone number is (650) 365-5341.

Investment Objectives	Our primary investment objectives are to:

•	yield a favorable rate of return from the company’s business of making and/or investing in mortgage loans,

•

preserve and protect the company’s capital by making or investing in loans secured by California real estate, preferably income-producing properties geographically situated in the San Francisco Bay Area and the coastal metropolitan regions of Southern California, and

•	generate and distribute cash flow from mortgage lending and investment activities.

Risk Factors	An investment in the units involves certain risks. The following are the most significant risks relating to an investment in the units:

•	No public market exists for units and none is expected to develop.

•	There are limits on your ability to transfer units.

•

You may not redeem your units for one year after the date the units are purchased and your ability to redeem your units under our unit redemption program is subject to significant restrictions and limitations.

•	You will have no right to participate in our management and will have only limited voting rights.

•

Declines in real estate values may reduce the protective equity provided by the collateral securing our outstanding loans, and were we to foreclose on loans with respect to properties that have declined in value, we may ultimately recover less than the amount of such loans.

•

Our anticipated concentration of mortgage loans in the San Francisco Bay Area and coastal metropolitan regions of Southern California may expose us to greater risk than if the loan portfolio were more diversified.

•

We have not yet identified any future loans to be made with the net proceeds from the sale of units offered by this prospectus. As a result, you must rely entirely on the judgment of our manager to invest the net sale proceeds of units offered by this prospectus. We may be unable to find a sufficient number of suitable loans to fully invest the net proceeds from the sale of units offered hereby, which could require us from time to time to hold the excess cash or invest it in lower yielding, short term investments.

•

Upon our dissolution, delays in liquidation may arise due to market conditions and other factors beyond our control. Any such delays would affect our ability to timely distribute any remaining proceeds to members

•

Our manager will receive fees from us. Most fees will be paid regardless of the economic return to you and other investors in the units or how successful we are. Loan balances outstanding and the amount of loans originated or acquired will fluctuate during our term because loans will be continually maturing and “turning over.” Accordingly, the exact amount of future compensation payable to our manager cannot be precisely determined.

•	We will be subject to various conflicts of interest arising out of our relationship to our manager.

Before you invest in the units, you should see the complete discussion of the “RISK FACTORS” beginning on page 19 of this prospectus.

Terms of the Offering

A maximum of 140,000,000 units ($140,000,000) is being offered under this prospectus (including $20,000,000 of units pursuant to our distribution reinvestment plan). The purchase price is $1 per unit. The offering pursuant to this prospectus is a continuation of the offering of our units which began in 2009. The units are being offered through selected broker-dealers registered with the Securities and Exchange Commission (the “SEC”) who are also members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We refer in this prospectus to these selected broker-dealers as “participating broker-dealers”. The units are being offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold. We may also accept orders from you if you use the services of a registered investment advisor. See “TERMS OF THE OFFERING”.

The following summarizes the proceeds from sales of units, from inception (October 5, 2009) through December 31, 2015.

	Proceeds
From admitted investors	$30,144,013
From electing members under our distribution reinvestment plan	2,879,166
From premiums paid by RMC	148,904	(1)

Total proceeds from unit sales	$33,172,083

Number of investment accounts as of December 31, 2015	720

(1)

If a member acquired units through an unsolicited sale, the member’s capital account is credited with their capital contribution plus a premium paid by RMC equal to the amount of the sales commissions that otherwise would have been paid to a broker-dealer by RMC. This amount is reported in the year paid as taxable income to the member.

Fair market value / unit value

RMC obtained information regarding fair market valuations and unit value as of December 31, 2015, for RMI IX in compliance with Financial Industry Regulatory Authority (or FINRA) Rule 2310 concerning direct-participation-program value per unit estimates. The valuation was performed by a qualified, nationally prominent firm in accordance with the objective, scope, and approach established by RMC, and is the sole responsibility of RMC. Industry standard valuation approaches, including the Income, Discounted Cash Flow, Market and Cost Approach, were utilized in deriving the fair values, as appropriate.

The fair value of a unit of RMI IX was determined to be $0.98, after consideration of the fair values of the net assets held and the restrictions in the unit redemption program and the restrictions on transferability of units.

The fair value of the portfolio of secured loans, per the analysis, is approximately $28.6 million, representing a premium of approximately $1.2 million over the book value.

Estimated Use of Proceeds

We will use the proceeds from the sale of the units to:

•	make additional loans,

•	fund a formation loan to RMC at up to 7% of gross sales of the offering,

•	pay to RMC up to 4.5% of gross sales of the offering for organization and offering expenses, and

•	fund working capital reserves.

The formation loan will be used by RMC to pay for sales commissions with respect to units offered hereby and to pay a premium to members who acquire units through an unsolicited sale. The formation loan is unsecured, non-interest bearing and is not guaranteed. (See “ESTIMATED USE OF PROCEEDS” and “PLAN OF DISTRIBUTION – Sales Commissions”.)

The proceeds from the sales of the units will not be segregated but will be commingled with the company’s cash. The ongoing sources of funds for loans are the proceeds from (1) sale of units, including units sold by reinvestment of distributions, (2) loan payoffs, (3) borrowers’ monthly principal and interest payments, and (4) to a lesser degree and, if obtained, a line of credit. Cash generated from loan payoffs and borrower payments of principal and interest is used for operating expenses, income distributions to members, reimbursements to RMC of organization and offering expenses, and unit redemptions. The cash flow, if any, in excess of these uses is reinvested in new loans.

Key Performance Indicators

Key performance indicators are presented in the following table for 2015, 2014 and 2013.

	2015	2014	2013
Members’ capital, gross – end of period balance	$31,403,178	21,720,875	17,362,065
Members’ capital, gross – average balance	26,165,355	19,537,000	16,176,148

Secured loans – end of period balance	$27,360,138	19,185,660	14,698,430
Secured loans – average daily balance	21,929,654	16,548,000	12,648,000

Interest on loans, gross	$1,891,358	1,474,887	1,208,186
Portfolio interest rate(1)	8.6%	8.9%	9.5%
Effective yield rate(2)	8.6%	8.9%	9.6%

Amortization of loan administrative fees, net	$59,540	111,370	143,605
Percent of average daily balance(3)	0.3%	0.7%	1.1%

Interest on loans, net	$1,831,818	1,363,517	1,064,581
Percent of average daily balance(3)	8.4%	8.2%	8.4%

Provision for loan losses	$—	—	—
Percent of average daily balance(3)	—%	—%	—%

Total operations expense	$85,932	280,218	187,139
Percent of average daily balance(3)	0.4%	1.7%	1.5%
Percent of average members’ capital(4)	0.3%	1.4%	1.1%

Net Income	$1,757,132	1,093,723	884,623
Percent of average members’ capital(4)(5)	6.6%	5.5%	5.4%

Member Distributions	$1,738,384	1,311,718	1,076,395
Percent	6.5%	6.5%	6.5%

Member Redemptions	$1,077,996	548,317	58,190

(1)	Stated note interest rate, weighted daily average
(2)	Yield rate of interest on loans, annualized
(3)	Percent of secured loans – average daily balance, annualized
(4)	Percent of members’ capital, gross – average balance, annualized
(5)	Percent based on the net income available to members (excluding 1% allocated to manager)

At times, to enhance the company’s earnings, RMC has taken several actions, including:

•	charging less than the maximum allowable fees,

•	has not requested reimbursement of qualifying expenses, and/or

•	paying company expenses, such as professional fees, that could have been obligations of the company.

Such fee waivers and cost actions were not made for the purpose of providing the company with sufficient funds to satisfy withdrawal requests, nor to meet any required level of distributions, as the company has no such required level of distributions. RMC does not use any specific criteria in determining the exact amount of fees to be waived and/or costs to be absorbed. Any decision to waive fees and/or to absorb costs, and the amount (if any) to be waived or absorbed, is made by RMC in its sole discretion.

The table above should be read in conjunction with our financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus.

Distributions

We intend to make monthly distributions from cash available for distribution (as defined in our operating agreement) to our members, other than those participating in our distribution reinvestment plan. Cash available for distribution will be distributed 99% to the members and 1% to the manager. Amounts distributed to the members will be allocated among the members in proportion to their units. There is no assurance as to the timing or amount of any such distributions. See “BUSINESS BACKGROUND AND UPDATE”, “CAPITAL CONTRIBUTION OF THE MANAGER”, “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT” and our operating agreement in Appendix A.

Net cash provided by (used in) operating activities, net income, and distributions for 2013, 2014, and 2015 are summarized in the following table.

Year	Net Cash Provided by Operating Activities	Net Income	Distributions To Members(1)	Distributions To Managers	Percent of Distributions Paid From Net Cash Operating Activities	Percent of Net Income Covering Total Distributions
2013	$806,651	$884,623	$1,076,395	$6,266	75%	82%
2014	985,718	1,093,723	1,311,718	8,846	75	83
2015	1,847,169	1,757,132	1,738,384	10,937	106	101

(1)	Includes distributions reinvested pursuant to our distribution reinvestment plan.

At December 31, 2015, RMC, the manager, in its sole discretion made a supplemental contribution of $791,965 that was credited to members’ capital and offset the cumulative difference between distributions and net income to members for all periods through December 31, 2014.

The table above should be read in conjunction with our financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus.

Our Loan Portfolio

Our loans are secured by California real estate. The outstanding loans are chiefly located in the San Francisco Bay Area and coastal metropolitan regions of Southern California. Subject to applicable requirements of California law, loans originated by a licensed California real estate broker or a licensed California Finance Lender will be exempt from applicable California usury provisions. Since RMC, a licensed California real estate broker and a holder of a California Finance Lenders license, or CFL license, originates our loans, our loans should be exempt from applicable state usury provisions.

Loans generally are funded at a fixed interest rate with a loan term of up to five years. Loans acquired are generally done so within the first six months of origination, and purchased at the current par value, which approximates fair value. Funds we receive from the repayment of loans by borrowers are primarily reinvested into new loans.

As of December 31, 2015, 72 of the company’s 75 loans (representing 99% of the aggregate principal of the company’s loan portfolio) had a loan term of five years or less from loan inception. Substantially all loans are written without a prepayment-penalty provision. As of December 31, 2015, 24 loans outstanding (representing 40%

of the aggregate principal balance of the company’s loan portfolio) provided for monthly payments of interest only, with the principal due in full at maturity. The remaining loans require monthly payments of principal and interest, typically calculated on a 30-year amortization, with the remaining principal balance due at maturity.

As of December 31, 2015, 72% of our loans (in terms of aggregate principal balance) was secured by single family residences, 20% by commercial properties and 8% by multi-family properties. As of December 31, 2015, the company’s outstanding loan portfolio, $21,204,614 (77%) were secured by first mortgages and $6,155,524 (23%) were secured by second mortgages.

As of December 31, 2015, 61% ($16,643,991) of the portfolio’s total outstanding principal balance was owed on loans secured by Northern California properties (55% and $15,176,502 in the San Francisco Bay Area), and 39% ($10,716,147) was owed on loans secured by Southern California properties.

Revenue – interest on loans

Interest on loans increased due to growth of the secured loan portfolio. The portfolio’s strong payment history to date has resulted in no loans being designated as non-accrual. The secured loans average daily balance at December 31, 2015 increased approximately $5.4 million, or approximately 25%, over the average daily balance at December 31, 2014.

Year	Secured Loans End Of period Balance	Secured Loans Average Daily Balance	Gross Interest Income(1)	Effective Yield Rate(2)	Portfolio Interest Rate(3)
2015	$27,360,138	$21,929,654	$1,891,358	8.6%	8.6%
2014	$19,185,660	$16,548,000	$1,474,887	8.9%	8.9%
2013	$14,698,430	$12,648,000	$1,208,186	9.6%	9.5%

(1)	Interest income on income statement before deduction of loan administrative fee
(2)	Yield rate of interest on loans, annualized
(3)	Stated note interest rate, weighted daily average

Between 2014 and 2015, interest on loans, net increased $468,301 (34%) and Net Income increased $663,410 (61%). Operations expense as a percent of interest on loans, net was approximately 5% and 25% for the years ended December 31, 2015, and 2014, respectively, as RMC provided, at its sole discretion, financial support by fee waiver and by not passing on expenses that qualified as reimbursable to RMC. As loan balances continue to increase, operations expense as a percent of interest on loans, net will likewise decline (even with reduced levels of expense support from RMC).

At December 31, 2015 and 2014, the company had not recorded an allowance for loan losses as no loans were designated as impaired, and all loans had protective equity such that at December 31, 2015 and 2014, collection was deemed probable for amounts owing. Total principal amounts past due more than 90 days at December 31, 2015 and 2014 was $0 and $514,791, respectively.

Compensation of Our Manager

Our manager will receive substantial compensation in connection with the offering and the investment and management of our assets. (See “COMPENSATION OF OUR MANAGER”.) The amounts of compensation to be paid to our manager are estimates and actual amounts paid may vary. Except as noted in “COMPENSATION OF OUR MANAGER”, there is no limit on the dollar amount of compensation and fees to be paid to our manager.

Our Manager is Allocated One Percent of The Company’s Profits And Losses	Our manager, RMC, holds a one percent interest in the company’s profits and losses.

Reduction in the Amount of the Formation Loan Due to Early Redemption Penalties

The amount of the formation loan owed by our manager to the company may be reduced due to early redemption penalties. The extent of the reduction will vary based on the number of units subject to early redemption.

Commissions and Fees Paid to Our Manager By The Borrowers	The following commissions and fees are paid by the borrowers to our manager:

•	Brokerage commissions on loan originations, and

•	Ancillary fees for processing, notary, document preparation, credit investigation, reconveyance, and other mortgage related fees.

Fees Paid by the Company to Our Manager	The following fees are paid by the company to RMC:

•	Loan administrative fees,

•	Mortgage servicing fees, and

•	Asset management fees.

The Company Will Reimburse Our Manager For Operations Expenses	Subject to the limitations stated in the operating agreement, all expenses of the company shall be billed directly to and paid by the company which may include but are not limited to:

•	Reimbursement of salaries, compensation, travel expenses and fringe benefits of personnel employed by our manager and involved in our business,

•	Accounting and audit fees,

•	Legal fees and expenses,

•	Costs relating to postage and preparation of reports to members, and

•	Out-of-pocket general and administrative expenses.

The Company Will Reimburse Our Manager For Offering Expenses	Organization and offering expenses that relate to the sale of units, up to 4.5% of gross proceeds of the offering, are reimbursed to RMC until RMC is paid in full.

Conflicts of Interest	Our manager will experience conflicts of interest in connection with our management, including the following:

•	Our manager has legal and financial obligations with respect to other entities that are similar to its obligations to us.

•	Our manager has to allocate its time between us and other activities, including other entities with which it is involved.

•	The fees of our manager are not determined based on arm’s-length negotiations.

•	The same legal counsel currently represents us and the manager.

•	Our manager has the right to conduct other business and to compete with our business.

•

Our manager is responsible for originating or arranging substantially all of the loans invested by us, and can place loans in our portfolio or other funds that are also managed by our manager. Loan brokerage commissions on loans originated by our manager for our portfolio are retained by our manager.

•

In the event of default of the formation loan, a conflict of interest would arise on the manager’s part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to RMC, including, but not limited to, the loan servicing fees, loan administrative fees and asset management fees. See “CONFLICTS OF INTEREST”.

Federal Income Tax Consequences

The section of this prospectus entitled “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” contains a discussion of certain material federal income tax issues pertinent to us. Prospective investors should consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances.

Capital Account

A capital account will be established and maintained for each member. If a member utilized the services of a participating broker-dealer, his capital account will be credited with his capital contribution. If a member acquired units through an unsolicited sale, such member’s capital account will be credited with such member’s capital contribution plus a special allocation in an amount equal to the sales commission that would otherwise be payable by RMC. Each member’s capital account will be adjusted to reflect allocations of our net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or of expenses or losses, including organization and offering expenses and other items. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of a member’s interest in the company.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan which would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may incur a tax liability without receiving cash distributions to pay the liability. We may terminate the distribution reinvestment plan in our discretion at any time. For further explanation of our distribution reinvestment plan, see our distribution reinvestment plan included as Appendix C to this prospectus.

Liquidity and Unit Redemption Program	Beginning one year after the date the units are purchased, you may redeem all or part of your units, subject to certain limitations.

The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member’s capital account balance as of the date of each redemption payment. Redemption value will be calculated as follows:

•	Beginning after one year: 92% of purchase price or 92% of the capital account balance, whichever is less;

•	Beginning after two years: 94% of purchase price or 94% of the capital account balance, whichever is less;

•	Beginning after three years: 96% of purchase price or 96% of the capital account balance, whichever is less;

•	Beginning after four years: 98% of purchase price or 98% of the capital account balance, whichever is less;

•	Beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

Units may be redeemed quarterly, subject to certain limitations as provided for in the operating agreement. The number of units that may be redeemed per quarter per individual member is subject to a maximum of the greater of 100,000 units or 25% of the member’s units outstanding. For redemption requests requiring more than one quarter to fully redeem, the percentage discount amount that, if any, applies when the redemption payments begin continues to apply throughout the redemption period and applies to all units covered by such redemption request regardless of when the final redemption payment is made.

We have not established a cash reserve from which to fund redemptions. Our capacity to redeem units upon request is limited by the availability of cash and the company’s cash flow. We will not, in any calendar year, redeem more than five percent (5%) of the weighted average number of units outstanding during the twelve-month period immediately prior to the date of the redemption.

If redemption notices in excess of these limitations are received by our manager, the priority of redemptions among members will be determined as follows: (i) redemptions upon the death of an investor; and (ii) all other redemption requests. All redemptions will be honored on a pro rata basis, based on the amount of redemption requests received in the preceding quarter plus unfulfilled redemption requests that we were unable to honor in prior quarter(s). Unfulfilled redemption requests carried over from a prior quarter will not receive any priority over redemption requests received by our manager in the current quarter. Members with an unfulfilled redemption request may withdraw such request and submit another redemption request at a later date, in accordance with the terms of the unit redemption program.

A portion of the early redemption penalty payments (i.e., the difference between 100% and the redemption payment paid to the redeeming member) will be applied toward the next installments of principal, under the formation loan owed to us by RMC, thereby reducing the amount owed to us from RMC. Such portion will be determined by the ratio between the amount of the formation loan and the total amount of offering costs incurred by us in the offering. Once offering expenses are repaid, early redemption penalties will be applied to the formation loan, and then our own account (see “PLAN OF DISTRIBUTION – Sales Commissions”).

With the exception of a redemption in connection with a member’s death, redemption after the one year holding period will be permitted only upon the terms set forth above. In addition, our manager reserves the right to reject any request for redemption or to terminate, suspend or amend the unit redemption program at any time.

For a full discussion of all the limitations and restrictions regarding the redemption of units, see “DESCRIPTION OF UNITS – Unit Redemption Program”.

Restrictions on Sale and Transfer of Units	Some of the factors that may prevent you from transferring your units include:

•	no public market exists for the units, and we do not expect one to ever develop,

•	securities law restrictions,

•	the application of the investor suitability standards to the proposed transferees of your units,

•	our operating agreement contains transfer restrictions, including restrictions regarding the potential of the company to become a “publicly traded partnership” under the Code, and

•	restrictions regarding the status of the company as a partnership for federal income tax purposes.

See “DESCRIPTION OF UNITS” and “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT.”

Summary of Limited Liability Company Operating Agreement and Units

Your rights and obligations as a member of the company and your relationship with the manager of the company will be governed by the operating agreement. Please refer to the “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT” for more detailed information concerning the terms of the agreement. A complete copy of the agreement is attached as Appendix A to this prospectus. Some of the significant features of the agreement include:

Members representing a majority of the outstanding units may, without the concurrence of the manager, vote to:

•	dissolve and terminate the company;

•	amend our operating agreement, subject to certain limitations;

•	approve or disapprove the sale of all or substantially all of our assets; or

•	remove one or all of our managers or elect additional or new managers.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

We may not merge or consolidate without approval by a majority in interest of the members.

The term of our company expires on October 8, 2028, unless earlier terminated or unless extended in accordance with the operating agreement.

Additional Information

We have filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the units offered pursuant to this prospectus. For further information, you should review the registration statement and the exhibits thereto which are available for inspection at no fee at the offices of the Commission in Washington, D.C. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as us. The address of the Commission website is www.sec.gov. Additional information about us may be obtained at www.redwoodmortgageinvestors.com, but the contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

Subscription Procedures	In order to subscribe for units, you will be required to deliver the following:

1.	One executed copy of the subscription agreement, which incorporates a power of attorney to our manager.

2.

The minimum purchase is 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members. All checks should be made payable to Redwood Mortgage Investors IX, LLC, and should be delivered to the offices of Redwood Mortgage Investors IX, LLC.

For subscriptions that have been accepted, members will be admitted not later than the last day of the calendar month following the date the subscription was accepted.

RISK FACTORS

Investing in units involves a high degree of risk. You should specifically consider the risks discussed below.

Certain statements in this prospectus that are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “unlikely,” “possible” or similar terms or variations on those terms or the negative of those terms. Forward-looking statements include statements regarding trends in the California real estate market, future interest rates and economic conditions and their effect on the company and its assets, estimates as to the allowance for loan losses, estimates of future redemptions of units, future funding of loans by the company, and beliefs relating to how the company will be affected by current economic conditions and trends in the financial and credit markets. All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

INVESTMENT RISKS

No Secondary Market for Units Exists

There is no established public trading and/or secondary market for the units and none is expected to develop. Accordingly, an investment in the company is less liquid than investments for which a public or secondary market for the units exists.

There are Substantial Restrictions on the Transferability of Units

Units are not freely transferred at will, and they may not be acceptable by a lender as security for borrowing. Our operating agreement also imposes substantial restrictions upon your ability to transfer units (See “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT”). In addition, the transfer of units will generally require the consent of the California Commissioner of Business Oversight, except as permitted in the Commissioner’s rules.

You are Limited in Your Ability to Have Your Units Redeemed Under Our Unit Redemption Program

Our unit redemption program contains significant restrictions and limitations that limit your ability to redeem your units. Therefore, in making a decision to purchase units, you should not assume that you will be able to sell any of your units back to us pursuant to our redemption program. Our operating agreement makes no provision for members to withdraw from the company or to obtain the return on their capital accounts for a one-year period from the date of the purchase of units. In addition, the number of units you may redeem per quarter is subject to a maximum of the greater of 100,000 units or 25% of your units outstanding. In addition, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the 12-month period immediately prior to the date of the redemption.

Moreover, our manager reserves the right, in its sole discretion, at any time, to reject any request for redemption, or to suspend or terminate the acceptance of new redemption requests without prior notice, or to terminate, suspend or amend the unit redemption program upon 30-day notice.

We will fund redemptions solely from available company cash flow and will not establish a working capital reserve from which to fund redemptions. For this purpose, cash flow is considered to be available only after all current company expenses have been paid (including compensation to our manager), adequate provision has been made for payment of our current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to members who do not reinvest distributions pursuant to our distribution reinvestment plan. Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

There is No Assurance You Will Receive Cash Distributions

Our manager will be paid and reimbursed by us for certain services performed for us and expenses paid on our behalf. We will bear all other expenses incurred in our operations. All of these fees and expenses are deducted from cash funds generated by our operations prior to computing the amount that is available for distribution to you. Our manager, in its discretion, may also retain a portion of cash funds generated from operations for working capital purposes. Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

We May Need to Defer or Reduce Distributions.	In the event we do not have enough cash flow from operating activities to fund our distributions, we may need to defer or reduce distributions.

You Will Have No Control Over Our Operations, Including the Loans We Make; You Must Rely on the Judgment of Our Manager in Making Loans

You have no right or power to take part in our management. All decisions with respect to our management will be made exclusively by our manager. Our success will, to a large extent, depend on the judgment of our manager as it relates to lending decisions. Accordingly, you should not purchase any of the units offered unless you are willing to entrust all aspects of management to our manager. You should carefully evaluate our manager’s capabilities to perform such functions.

Our Manager Has Provided Significant Financial Support That Improved Net Income

Our manager has provided significant financial support that improved net income, and the return to investors. At times the manager, at its sole discretion, has waived fees, elected not to request reimbursement for certain operating expenses, absorbed professional fees, and provided a supplementary contribution to offset the cumulative difference between net income and distributions to members for all periods through December 31, 2014. There is no assurance our manager will provide support in the future.

Our Manager, Who is Not Independent, May Participate in Transactions Where There is a Potential Conflict of Interest. We Have no Independent Board, Committees or any Audit or Compensation Committees to Provide Certain Protections

We are managed by our manager who has various conflicts of interest in connection with its management of us. We do not have a board of directors or any independent directors. In addition, we are not subject to certain of the corporate governance rules under the federal securities laws or under rules established by the national securities exchanges because our units are not registered for trading under the Exchange Act of 1934, as amended. Among other things, these rules relate to independent director standards, audit and compensation committees standards and the use of an audit committee financial expert. Accordingly, our members will not receive the protections these rules and standards were enacted to provide, such as protections against interested director transactions, conflicts of interest and similar matters.

We do not have an audit or compensation committee. As a result, members will have to rely on our manager, which is not independent, to perform these functions. Thus, there is a potential conflict in that our manager, which is engaged in management, will participate in decisions concerning management compensation and audit issues that may affect management performance.

Your Ability to Recover Your Investment on Dissolution and Termination Will Be Limited

In the event of our dissolution or termination, the proceeds realized from the liquidation of assets, if any, will be distributed to the members only after the satisfaction of claims of creditors. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied from those proceeds. Additionally, if you have elected to reinvest your distributions into additional units through your participation in our distribution reinvestment plan, you could lose such reinvested distributions in addition to the amount of your initial investment.

We Established the $1 Per Unit Offering Price on an Arbitrary Basis

We arbitrarily determined the $1 per unit selling price for the offering as well as the $1 per unit price for reinvestment of distributions. Such price also is not necessarily the amount you may receive pursuant to your limited right to redeem units, subject to certain requirements. The amount that a redeeming member will receive is the lesser of the purchase price for the redeemed units or the redeeming member’s capital account balance as of the date of each redemption payment. The fair market value of your interest in the company will be irrelevant in determining amounts to be paid upon redemption.

Our Manager May Purchase Units Which Generally Will Give Our Manager the Same Rights as Members

Our manager, in its discretion, may purchase units for its own account. Upon any such purchases of units, our manager will have the same rights as other members in respect of the units owned by them, including the right to vote on matters subject to the vote of members, subject to certain exceptions.

Our Interests in Our Properties May Not Be Insured Against Certain Kinds of Losses

We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which we acquire a security interest. Generally, such insurance will be obtained by and at the cost of the borrower. However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances or terrorism and acts of God such as earthquakes, floods and land or mud slides) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the full or partial destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment. In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner’s liability insurance. However, insurance may not be available for theft, terrorism, vandalism, land or mud slides, hazardous substances or earthquakes on such real estate owned and losses may result from destruction or vandalism of the property which would adversely affect our profitability.

Downturns in the Economy and Real Estate Market in the San Francisco Bay Area or on a Regional or National Scale Could Adversely Affect Our Business

We expect that a significant majority of our loans will be secured by properties located in nine counties that comprise the San Francisco Bay Area (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, Marin, Napa, Solano and Sonoma). Our anticipated concentration of loans in the San Francisco Bay Area exposes us to greater risk of loss if the economy in the San Francisco Bay Area weakens than would be the case if our loans were spread throughout California or the U.S. The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

•	an extended economic slowdown or recession in the area,

•	overbuilding of commercial and residential properties,

•	relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region,

•	increased interest rates, thereby weakening the general real estate market, and

•	reductions in the availability of credit.

Events and/or conditions such as general economic downturns, recessions, depressions, dramatic changes in interest rates and periods of illiquidity can disrupt expected cash returns from mortgage lending. These types of events are difficult to predict and can occur unexpectedly. If the economy were to weaken, it is possible that there would be more property available for sale, values would fall and lending opportunities would decrease. In addition, a weak economy and increased unemployment could adversely affect borrowers, resulting in an increase in the number of loans in default.

Should a significant economic deterioration occur in the San Francisco Bay Area or on a more wide scale basis, regionally or nationally, we could suffer increases in loan delinquencies and declines in cash flows as was experienced by mortgage lenders in general during the period of financial crisis which began in 2009.

You Will Be Bound by the Actions Taken by the Majority Voting Power	Subject to certain limitations, members holding a majority of units may vote to, among other things:

•	dissolve and terminate the company,

•	amend the operating agreement, subject to certain limitations,

•	approve or disapprove the sale of all or substantially all of our assets, and

•	remove or replace one or all of our managers or elect additional or new managers.

If you do not vote with the majority in interest of the other members, you nonetheless will be bound by the majority vote. Our manager will have the right to increase the number of units offered hereby or conduct additional offerings of units without obtaining your consent or the consent of any other member.

If Payments Are Not Made on the Formation Loan Under Certain Circumstances, Such as Our Manager’s Removal, it May Reduce Your Rate of Return or Affect Our Access to Capital to Fund New Loans.

We have and will continue to advance to our manager funds in an amount equal to the sales commissions for our units and premiums paid to investors in connection with unsolicited sales of our units. The principal balance of the formation loan will increase as additional sales of units are made. The formation loan is an unsecured loan that will not bear interest and will be repaid in annual installments.

A portion of the amount we receive from redeeming members as early redemption penalties may first be applied to reduce the principal balance of the formation loan. This will have the effect of reducing the amount owed by our manager to us. If our manager is removed as a manager by the vote of a majority in interest of the members and a successor or additional manager, who is elected without the concurrence of the manager, begins using any other loan brokerage firm for the placement of loans or loan servicing, our manager will be immediately released from any further payment obligation under the formation loan. If the manager is removed, no other manager is elected, the company is liquidated or our manager is no longer receiving payments for services rendered, we will forgive the debt on the formation loan and our manager will be immediately released from any further obligations under the formation loan.

In addition, if we and our manager agree to suspend formation loan payments for a period of time, then as a result of such suspended payments we would have less capital to invest in loans during that period, which could adversely affect our profitability. See “CONFLICTS OF INTEREST”.

Upon Liquidation, You May Experience Delays in Receiving Distributions or May Not Receive Any Distributions

Under our operating agreement, we will continue to operate until October 8, 2028, unless our term is extended by the vote of a majority in interest of the members. We do not currently intend to cease operations prior to the end of our term. We could be dissolved and terminated earlier by operation of law or upon the occurrence of various events described in our operating agreement. Upon our dissolution, our manager will seek to promptly liquidate our assets for the best price reasonably obtainable, to use any proceeds to satisfy our debts and to distribute any remaining proceeds to our members and manager in accordance with the terms of our operating agreement. Our manager may not be successful in liquidating us regardless of whether it occurs on our anticipated termination date or on an earlier dissolution date. Delays in liquidation could arise due to market conditions and other factors beyond the control of our manager. In the event we are unable to liquidate on or prior to the end of our anticipated term, you and other members may not receive distributions of remaining proceeds, if any, in a timely manner or at all.

We Will Not Immediately Deploy the Net Proceeds of This Offering and That Could Lower Your Rate of Return

Because we have not identified specific loans to fund with sale proceeds of the units offered and sold hereby, a delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested. This delay could adversely affect the return paid to you. In order to mitigate this risk, pending the investment of the sale proceeds of units offered and sold hereby, funds will be placed in highly liquid, short-term investments designated by our manager. The interest earned on such interim investments is expected to be less than the interest we would earn on loans.

We Cannot Precisely Determine Compensation to be Paid to Our Manager That May Not Be Commensurate With Your Rate of Return

Our manager is unable to predict the amounts of its compensation to be paid to it. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time. As a result, there is a risk that members will not have the opportunity to judge ahead of time whether the compensation realized by our manager is commensurate with the return generated by the loans.

Payment of Fees to Our Manager Will Reduce Cash Available for Investment and Distribution

Our manager performs services for us in connection with the offer and sale of units, the selection and acquisition of our investments and the administration of our investments. It is paid substantial fees for these services, which will reduce the amount of cash available for investment in loans or distribution to members.

Insufficient Working Capital Reserves May Require Borrowings or Liquidating Our Loans Which, If Not Possible, May Adversely Affect Us

We intend to maintain a working capital reserve to meet our obligations, including our carrying costs and operating expenses. Our manager believes such reserves are reasonably sufficient for our contingencies. If for any reason those reserves are insufficient, we will have to borrow the required funds or liquidate some or all of our loans. In the event our manager deems it necessary to borrow funds, such borrowings may not be on acceptable terms or even available to us which could materially adversely affect our business.

We May be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940

Our manager intends to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940. Among other things, our manager will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such law. As a result, we may have to forego certain investments which would produce a more favorable return.

Conflicts or Limitations May Arise as a Result of Our Manager’s Legal and Financial Obligations to Other Mortgage Programs

Our manager and its affiliates are currently involved with three active mortgage programs with investment objectives similar to ours. Our manager may also organize other mortgage programs in the future with investment objectives similar to ours. Our manager has legal and financial obligations with respect to these other mortgage programs that are similar to its obligations with respect to us. These obligations may at times conflict or require our manager to limit the resources allocated to us and these other programs.

Conflicts May Arise From Our Manager’s Allocation of Time Between Us and Others and Loan Brokerage Services

Our manager has conflicts of interest in allocating the time of its personnel between us and other activities in which it is involved. Our manager also provides loan brokerage services to investors other than us. Since our manager originates loans or arranges for the purchase of loans for our loan portfolio, a conflict of interest may exist as to the loans our manager allocates to us and to other mortgage programs it manages or investors with which it is affiliated at such time.

Conflicts May Arise if We Participate in Loans With Other Programs Organized by Our Manager

In certain limited circumstances and subject to compliance with applicable regulations or guidelines, we may participate in loans with other programs organized by our manager, where we purchase a fractional undivided interest in a loan. Our portion of the total loan may be smaller or greater than the portion of the loan made by the other programs. You should be aware that participating in loans with other programs organized by our manager could result in a conflict of interest between us and our manager as well as between us and such other programs, in the event that the borrower defaults on the loan and our manager protects the interests of other programs, which it has organized, in the loan and in the underlying security.

The Amount of Loan Brokerage Commissions and Other Compensation of Our Manager May Adversely Affect the Rate of Return to You

None of the compensation payable to our manager was determined by arm’s-length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by our manager will average approximately 2% to 5% of the principal amount of each loan, but may be higher or lower depending upon market conditions. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect on the interest rates we charge on loans and thus the overall rate of return to you. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of our manager to protect your interests.

If Our Manager Loses or is Unable to Maintain Key Personnel , Our Ability to Implement Our Strategic Plans Could be Impaired

We depend on the diligence, experience and skills of certain executive officers and other key personnel of our manager for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with the manager or with us. If any of our manager’s key personnel were to cease their employment with the manager or its affiliates, our operating results could suffer. We also believe that our future success depends, in large part, upon the ability of our manager or its affiliates to hire and retain highly skilled managerial, operational and marketing personnel. We cannot assure you that it will be successful in attracting and retaining such personnel. The loss of key personnel and the inability of our manager to hire any key person could harm our business, financial condition, cash flow and results of operations.

We do not intend to provide key-person insurance for our manager’s key personnel. Notwithstanding, we do not expect that its key personnel will cease their employment during the offering period.

We Will Rely on Independent Broker-Dealers to Sell Units in the Offering in Order to Raise Sufficient Funds to Enable Us to Successfully Grow Our Business

We are offering the units through selected broker-dealers who are members of FINRA. None of the broker-dealers participating in the offering will be affiliated with our manager. Because we do not have a captive or affiliated broker-dealer that will be exclusively or primarily focused on selling our units, our ability to successfully complete the offering will depend, in large part, on our ability to develop and maintain relationships with a sufficient number of unaffiliated participating broker-dealers. These broker-dealers are engaged in the sale of various securities and investment products beyond those offered by us, including those of competing mortgage programs. In the event we are unable to enter into selling agreements with a sufficient number of qualified participating broker-dealers, or if those participating broker-dealers engaged by us fail to devote sufficient time and attention to the marketing of our units, we may be unable to raise a sufficient amount of funds in the offering as may be necessary to enable us to grow our business.

MORTGAGE LENDING AND REAL ESTATE RISKS

The Amounts of Loans in Which We Invest Will be Limited By The Proceeds From the Offering

The ongoing offering of units is being made on a “best efforts” basis, which means the broker-dealers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. If we sell fewer units and thus have fewer proceeds, we will originate and acquire fewer loans which may result in less diversification in terms of the number of properties financed. In such event, the likelihood of our profitability being affected by the performance of any one of our investments may increase. In addition, our fixed operating expenses as a percentage of gross income would be higher, and the amount of distributions could be adversely affected.

A Weak Economy or Real Estate Market Could Adversely Affect Us and Your Rate of Return

Our manager receives referrals from a variety of sources but will only originate or arrange loans that satisfy our investment criteria. The ability to find suitable loans is more difficult when the economy is weaker and there is less activity in the real estate market. For example, in the past the residential and commercial real estate markets in the San Francisco Bay Area experienced a significant downturn in investment and purchase activity in the market and less demand for mortgage loans. From time to time a similar decline in demand for loans may occur, and we may be unable to find a sufficient number of suitable loans, which could leave us with excess cash. In such event, we will make short-term, interim investments in government obligations, certificates of deposit, money market or other liquid-asset accounts, with the offering proceeds pending investment in suitable loans. Interest returns on these investments are usually lower than on mortgage loans, which would reduce our profits and return to members.

If Borrowers Default, and/or Economic Circumstances Increase Defaults, We May Have to Foreclose on the Underlying Property. Foreclosure Proceedings and Other Matters May Slow Our Collection Efforts and Delay Ultimate Satisfaction of the Loan

We are engaged in the business of lending and, as such, we are subject to the risk that borrowers may be unable to repay the loans we have made to them in accordance with the terms of the loan agreement. Our loans are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured by a government agency. Our loans require monthly interest-only payments or monthly payments of interest and principal. This means:

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Some loans are structured to provide for relatively small monthly payments, typically interest-only, with a large “balloon” payment of principal due at the end of the term. These borrowers may be unable to repay such loans at maturity out of their own funds and may be compelled to refinance or sell their property.

•	Defaults and foreclosures may increase if the economy weakens or if interest rates increase, which may make it more difficult for borrowers to refinance their loans at maturity or sell their property.

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If a borrower is unable to repay the loan and defaults, we may be forced to acquire the property at a foreclosure sale. If we cannot quickly sell or refinance such property, and the property does not produce income in excess of expenses, our profitability will be adversely affected.

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Recently enacted consumer protection laws, both Federal and in California, impose additional notice and disclosure requirements on lenders which may slow or limit a lender’s ability to exercise remedies against residential real property collateral (principally 1-4 units), including rights to sell the property in a foreclosure sale and certain rights of tenants residing in the properties. Additional federal and state legislation may be proposed in the future which, if enacted, may further limit a lender’s ability to exercise remedies against residential real property collateral following a borrower’s default in the performance of its loan obligations.

In addition, any litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws may have the effect of delaying enforcement of the lien on a defaulted loan and may in certain circumstances reduce the amount realizable from the sale of a foreclosed property. A “lien” is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien. In the event our right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete.

Our Entry Into Workout Agreements with Delinquent Borrowers Could Lead to a Loss of Revenue

In the event we enter into workout agreements, we may experience a loss of revenue, which could adversely affect our profitability and the returns to our members. For example, we may periodically enter into workout agreements with borrowers who are past maturity or delinquent in their regular payments. Typically, a workout allows the borrower to extend the due date of the balloon payment and/or defer past-due payments, often while continuing to make current monthly payments, which allows the borrower time to seek alternative means of paying the loan in full.

We Rely On Appraisals to Determine the Fair Market Value (FMV) of the Underlying Property Securing Our Loans. These Appraisals May Be Inaccurate Or Not Reflect Subsequent Events Affecting FMV Which Could Increase Our Risk of Loss

We will rely on appraisals prepared by unrelated third parties to determine the fair market value of real property used to secure our loans. We rely on such appraisals for, among other matters, determining our loan-to-value ratio (“LTV”). In the case of a loan made in connection with a pending property purchase, an appraisal may, for various reasons, reflect a higher or lower value than the purchase amount; we may nevertheless base our LTV on the appraised value, rather than on such purchase amount. We cannot guarantee that such appraisals will, in any or all cases, be accurate or that the appraisals will reflect the actual amount buyers will pay for the property. If an appraisal is not accurate, our loan may not be as secure as we anticipated. In the event of foreclosure, we may not be able to recover our entire investment. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of the real property used to secure a loan. For example, if the value of the property declines to a value below the amount of the loan, the loan could become under-collateralized. This would result in a risk of loss for us if the borrower defaults on the loan.

Our Emphasis on the Collateral Value of the Real Estate Securing our Loans May Result in Increased Delinquencies

Our focus on asset-based lending may result in increased borrower delinquencies as compared to other lenders who place greater emphasis on other underwriting factors. For loans secured by real property other than owner-occupied personal residences, our lending decision is based primarily on a determination that the value of the real property is sufficient, in and of itself, as a source of repayment. Other considerations such as the cash flow and the income generated by the real property that is to secure the loan and the general creditworthiness, experience and reputation of the borrower are secondary considerations. Accordingly, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations. There is a greater risk that such borrowers will default under loans we make to them. For any loan, the amount of the loan combined with the outstanding debt and claims secured by a senior deed of trust on the real property generally will not exceed a specified percentage of the appraised value of the property as determined by an independent written appraisal at the time the loan is made. The LTV generally will not exceed 80% for residential properties (including multi-family), 75% for commercial properties, and 50% for land. The excess of the value of the collateral securing the loan over our debt and any senior debt owing on the property is the “protective equity.” Significant declines in real estate values may reduce the protective equity provided by the collateral securing our outstanding loans, and were we to foreclose on loans with respect to properties that have declined in value, we may ultimately recover less than the amount of such loans.

Competition With Other Mortgage Lenders for Loans Could Lead to Lower Yields and Fewer Lending Opportunities

Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities. The mortgage-lending business is highly competitive, and we compete with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than our manager. We encounter significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, real estate investment trusts and other lenders with objectives similar in whole or in part to ours.

Some of Our Loans are Junior in Priority to First and Second Liens that May Make It More Difficult and Costly to Protect Our Junior Security Interest	We anticipate that our loans will eventually be diversified as to priority approximately as follows:

•	first mortgages – 40 to 60%,
•	second mortgages ( junior to first mortgages) – 40-60%, and
•	third mortgages (junior to other two mortgages) – 0-10%.

The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases, a second deed of trust) on the real property which is to be used as security for the loan. In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. To protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lien holders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These expenditures could have an adverse effect on our profitability.

We May Make Construction Loans Which May Subject Us to Greater Risks

Construction loans are those loans made to borrowers constructing entirely new structures or dwellings, whether residential, commercial or multi-family properties. We may make construction loans up to a maximum of 10% of our then gross offering proceeds. Investing in construction loans subjects us to greater risk than loans related to properties with operating histories. If we foreclose on property under construction, construction generally will have to be completed before the property can begin to generate an income stream or be sold. We may not have adequate cash reserves on hand with respect to junior encumbrances and/or construction loans at all times to protect our security. If we have inadequate cash reserves, we could suffer a loss of our investment. Additionally, we may be required to obtain permanent financing of the property in addition to the construction loan which could involve the payment of significant fees and additional cash obligations for us. As of December 31, 2015, we did not have any construction loans.

We May Make Rehabilitation Loans Which May Subject Us to Greater Risks

In addition to construction loans, we may make “rehabilitation loans.” Rehabilitation loans are those loans made to borrowers remodeling, adding to and/or rehabilitating existing structures or dwellings, whether residential, commercial or multi-family properties. Investing in rehabilitation loans subjects us to greater risk than standard acquisition loans for properties. We may make rehabilitation loans up to a maximum of 15% of our total loan portfolio. If we foreclose on a property undergoing remodeling or rehabilitation, such remodeling or rehabilitation generally will have to be completed before the property can realize the anticipated increase in value from such remodeling or rehabilitation. We may not have adequate cash reserves on hand with respect to junior encumbrances and/or rehabilitation loans at all times to protect our security. If we have inadequate cash reserves, we could suffer a loss of our investment. Additionally, we may be required to obtain permanent financing of the property in addition to the rehabilitation loan, which could involve the payment of significant fees and additional cash obligations for us. As of December 31, 2015, we did not have any rehabilitation loans.

Owning Real Estate Following Foreclosure Will Subject Us to Additional Risks

If a borrower is unable to pay our loan or refinance it when it is due, it may be in our best interest to institute foreclosure proceedings against the borrower, and we may sometimes be required to own the property for a period of time. We will be subject to certain economic and liability risks attendant to property ownership which may affect our profitability. The risks of ownership will include the following:

•	The property could generate less income for us than we could have earned from interest on the loan.

•	If the property is a rental property we will be required to find and keep tenants.

•	We will be required to oversee and control operating expenses of the property.

•	We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property.

•	We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards.

•	We will be required to maintain insurance for property and liability exposures such as potential liability for any injury that occurs on or to the property.

•	We will be subject to state and federal laws and local municipal codes and penalties relating to tenant retention and the maintenance and upkeep of lender-owned properties.

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We may be subject to federal and state tax laws and regulations with respect to the tax treatment of items of our income, gain, loss or deductions for real estate held for investment, rental and/or sale, which in turn may result in federal and state tax payment and filing exposure for our members.

If We Decide to Develop Property Acquired by Us, We Will Face Many Additional Risks

If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in our best interest not to immediately sell the property, but to develop it ourselves. Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multi-family) or commercial. Development of any type of real estate involves risks including the following:

•	We will be required to rely on the skill and financial stability of third-party developers and contractors.

•	Any development or construction will involve obtaining local government permits. We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits.

•	Any type of development and construction is subject to delays and cost overruns.

•	There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale.

•	Economic factors and real estate market conditions could adversely affect the value of the property.

Bankruptcy and Legal Limitations on Personal Judgments May Affect Our Ability to Enforce the Loans and Increase Our Costs

Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally have an adverse impact on our profitability. We also may not be able to obtain a personal judgment against a borrower.

If We Make High-Cost Mortgage Loans, We Will Be Required to Comply With Additional Federal and State Regulations and Our Non-Compliance Could Adversely Affect Us

Although we anticipate making relatively few loans that would qualify as “high-cost mortgages,” as defined by regulations, the failure to comply with these regulations could adversely affect us. Section 1026.32 of Regulation Z defines a “high-cost mortgage” as any consumer loan secured by a primary residence where either (i) the annual percentage rate (“APR”), measured as of the date the rate is set, exceeds the average prime offer rate (“APOR”) for a comparable transaction on that date by more than 6.5% on a first mortgage or 8.5% on a junior mortgage; or (ii) the total fees payable by the consumer exceed 5% for a loan of more than or equal to $20,000, or 8.5% or $1,000 (whichever is less) on a loan of less than $20,000. The high-cost mortgage regulations primarily focus on:

•	additional disclosure requirements with respect to the terms of the loan to the borrower;

•	the timing of such disclosures; and

•	the prohibition of certain terms in the loan including balloon payments and negative amortization.

The failure to comply with the regulations, even if the failure was unintended, will render the loan rescindable for up to three years. If the loan is rescinded, interest and fees paid by the borrower must be refunded by the lender. The lender could also be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages.

In addition, under California law consumer loans secured by liens on primary residences in amounts less than the Fannie Mae/Freddie Mac conforming loan limit are considered to be “high-cost loans” if they have (i) an annual percentage rate at least 8% above the interest rate on U.S. Treasury securities of a comparable maturity, or (ii) points and fees in excess of 6% of the loan amount, exclusive of the points and fees. While it is unlikely that we would make many high-cost loans, the failure to comply with California law regarding such loans could have significant adverse effects on us. The law prohibits certain lending practices with respect to high-cost loans, including the making of a loan without regard to the borrower’s income or obligations. When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan. The reckless or willful failure to comply with any provision of this law, including the mandatory disclosure provisions, could result in, among other penalties, the imposition of administrative penalties of $25,000, loss or suspension of the offending broker’s license, as well as exposure to civil liability to the consumer/borrower (including the imposition of actual and punitive damages).

We Operate in a Heavily Regulated Industry and Compliance with Regulations Could Increase Our Costs and Lower Your Return

The mortgage business has traditionally been heavily regulated. The costs of complying with these regulations could adversely affect our profitability, and violations of these regulations could materially adversely affect our business and financial results. For example, the company’s lending activity is subject to regulations promulgated by the Consumer Finance Protection Bureau (“CFPB”), and further, the company may be subject to examination by the CFPB, as well as the California Bureau of Real Estate and the California Department of Business Oversight. Such examinations, as well as regulations that may be issued in the future, could ultimately increase our administrative burdens and our costs and could adversely affect the return to our members

Since We Are Not Regulated As a Bank, Our Members and Borrowers May Have Fewer Protections

Although we are engaged in mortgage lending, we and our affiliates are not banks and, accordingly, are not generally subject to the federal and state banking regulations, policies and oversight applicable to banks. For example, banks are subject to federal regulation and examination by the Federal Deposit Insurance Corporation, which insures bank deposits up to applicable limits. The operations of banks are also subject to the regulation and oversight of the Federal Reserve Board and state banking regulators. Banks are required to maintain a minimum level of regulatory capital in accordance with stringent guidelines established by federal law. Federal and state banking agencies also regulate the lending practices, capital structure, investment practices and dividend policy of banks, among other things.

Because we and our affiliates are generally not subject to the capital requirements and other regulations and oversight applicable to banks, our members and borrowers may not have the same level of protections and safeguards afforded to owners and customers of banks.

Larger Loans or Concentration of Loans in One Borrower May Result in Less Diversity and May Increase Risk

Investing in fewer, larger loans generally decreases diversification of the portfolio and may increase the risk of credit losses and the possible resultant reduction in profits and yield to our members. However, since larger loans generally will carry a somewhat higher interest rate, our manager may determine, from time to time, that a relatively larger loan is advisable for us. Our maximum investment in a loan will not exceed 10% of our then total gross offering proceeds.

We may invest in multiple secured loans that share a common borrower or principal. The aggregate of our loans, however, to any one borrower may not exceed 10% of the then total gross offering proceeds. The more concentrated our portfolio is with one or a few borrowers, the greater the credit risk we face.

Use of Borrowed Money to Fund Loans May Reduce Our Profitability

We are permitted to borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs, or developing or refinancing property that we acquired through foreclosure or for any other proper purpose on any terms commercially available. We may assign all or a portion of our loan portfolio and/or all or a portion of real estate that we own as security for such loans. Our manager may not leverage more than, and our total indebtedness may not at any time exceed, 50% of members’ capital.

If we have borrowed money to fund loans, increases in the prevailing rate may have an adverse effect. If borrowed money bears interest at a variable rate, and we are making fixed rate loans, a rise in the prevailing rate could result in our having to pay more in interest on the borrowed money than we make on loans to our borrowers. This may reduce our profitability, and, should the company default on its debt, may result in additional losses through forced liquidation of loans.

Borrowing money also entails possible adverse tax consequences (see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Investment by Tax-Exempt Investors” and RISK FACTORS – TAX RISKS – We Expect to Generate Unrelated Business Taxable Income”)

Changes in Interest Rates May Affect Your Return on Your Investment

We expect that our loans will typically have fixed rates and the majority of our loans will be for terms of one to five years. Consequently, due to the terms of our loans, if interest rates rapidly increase, such interest rates may exceed the average interest rate earned by our loan portfolio. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units, as our unit redemption program is subject to significant restrictions and limitations, in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible. This is true regardless of the market value of the underlying property at the time such balloon payments are due. In such event, the property may be foreclosed upon.

Moreover, we expect that the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher-interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to members.

Marshaling of Assets Could Delay or Reduce Recovery of Loans

As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing. In the event of a default by the borrower, we may be required to “marshal” the assets of the borrower. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being “squeezed out” by a senior lienholder, such as us, with a security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced us to marshal the borrower’s assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased because we are required to seek recourse in the borrower’s other assets for payment on the loan.

We May Face Potential Liability for Toxic or Hazardous Substances as a Result of Our Lending Activities or as a Result of Foreclosure on Properties That Secure Loans We Make

If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans. Under current federal and state law, the owner of real property contaminated with toxic or hazardous substances (including a mortgage lender that has acquired title through foreclosure) may be liable for all costs associated with any remedial action necessary to bring the property into compliance with applicable environmental laws and regulations. This liability may arise regardless of who caused the contamination or when it was caused. In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred.

In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages that are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business. We would also be exposed to risk of lost revenues during any cleanup and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property becomes known.

If we fail to remove the substances or sources and clean up the property, federal, state, or local environmental agencies could perform such removal and cleanup. Such agencies would impose and subsequently foreclose liens on the property for the cost thereof. We may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if our manager knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower’s inability to repay its loan from us.

TAX RISKS

We Intend to be Treated as a Partnership for Federal Income Tax Purposes but no Assurance Can Be Given That We Would Not Face a Challenge to Such Characterization

We intend to be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes and not as a corporation. Although we have received an opinion from Orrick, Herrington & Sutcliffe LLP to the effect that we will be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes, we will not seek a ruling from the Internal Revenue Service (“IRS”) on the tax treatment of us or our members. Counsel’s opinion represents only its best legal judgment based upon existing law and, among other things, factual representations provided by our manager. The opinion of counsel has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if challenged by the IRS.

Your Ability to Offset Income With Our Losses May be Limited

We are engaged in mortgage lending. We take the position that we are engaged in the active conduct of equity-financed lending. Under the applicable Treasury regulations, each member is required to report separately on his income tax return his distributive share of our income as nonpassive income. Each member’s distributive share of our losses, if any, will be reported as passive losses. Passive losses may be used to offset passive income. To the extent that passive losses do not offset passive income, they may be carried forward to offset passive income in future years. It is possible, however, that the IRS could assert that our income is properly treated as portfolio income for purposes of those limitations. Such treatment is subject to the interpretation of complex Treasury regulations, and is dependent upon a number of factors, such as whether we are engaged in a trade or business, the extent to which we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of income. There can be no assurance that an IRS challenge to our characterization of our income will not succeed. It also is possible that members may be subject to other limitations on the deductibility of our expenses and losses.

Your Tax Liability May Exceed the Cash You Receive

Your tax liabilities associated with an investment in the units for a given year may exceed the amount of cash we distribute to you during such year. As a member, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us. Your taxable income could exceed cash distributions you receive, for example, if you elect to reinvest into additional units the cash distributions you would otherwise have received. Taxable income in excess of cash distributions also could result if we were to generate so-called “phantom income” (taxable income without an associated receipt of cash). Phantom income could be recognized from a number of sources, including, without limitation, any established loan loss reserves or fluctuation thereof, repayment of principal on loans incurred by the company as well as imputed income due to original issue discount, market discount, imputed interest and significant modifications to existing loans. Under very limited circumstances, you could receive a special distribution to enable you to pay taxes on specified types of income (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” and “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT – Distribution”). We take the position that we are engaged in a lending trade or business, as a result of which all or a portion of the income earned by members with respect to their investment in our units will be treated as ordinary income.

We Expect to Generate Unrelated Business Taxable Income

Tax-exempt investors (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the units is treated as unrelated business taxable income, or UBTI. We borrow funds on a limited basis, which can cause a portion of our income to be treated as UBTI. We may also receive income from services rendered in connection with making or securing loans, which is likely to constitute UBTI. In addition, although we do not currently intend to own and lease personal property, it is possible we may do so as a result of a foreclosure upon a default. Although we use reasonable efforts to prevent any borrowings and leases of personal property from causing any significant amount of income from the units to be treated as UBTI, we expect that some portion of our income will be UBTI. Prospective investors that are tax-exempt entities are urged to consult their own tax advisors regarding the suitability of an investment in units. In particular, an investment in units may not be suitable for charitable remainder trusts.

Tax Audits Could Result in Adjustments to Your Tax Returns

The IRS and state tax authorities could challenge certain federal and state income tax positions, respectively, taken by us if we are audited. Any adjustment to our return resulting from an audit by a tax authority would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to your investment in the units or an examination of tax returns for prior or later years. Moreover, we and our members could incur substantial legal and accounting costs in contesting any challenge by a tax authority, regardless of the outcome. Our manager generally will have the authority and power to act for, and bind the company in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

You May be Subject to State and Local Tax Laws

The state in which you reside may impose an income tax upon your share of our taxable income. Furthermore, states such as California, in which we will own property, generally impose income tax upon a member’s share of the company’s taxable income considered allocable to such states, whether or not a member resides in that state. As a result, a nonresident member may be required to file a tax return in California and any other such state. Differences may exist between federal income tax laws and state and local income tax laws. We may be required to withhold state taxes from distributions to members in certain instances. You are urged to consult with your own tax advisers with respect to state and local tax consequences of an investment in our units.

The IRS May Argue that Our Allocations to You May Not Have Substantial Economic Effect

For U.S. federal income tax purposes, allocations to you of our items of income, gain, loss, deduction and credit will be governed by our operating agreement if such allocations have “substantial economic effect.” Because our operating agreement generally allocates profits and losses (and taxable items) in the same manner as cash distributions are made, we believe these allocations should be respected. However, there can be no assurance that the IRS will not challenge the allocations and will not attempt to reallocate profits and losses (and taxable items) among the members. Any successful challenge by the IRS to such allocations could have a material adverse effect on your investment in our units.

Changes in Tax Laws Could Have an Adverse Effect on Your Investment

Changes in federal, state or local tax law could have an adverse effect on the rate of return on your investment in our units or on the market value of our assets. You are urged to consult with your own tax advisor with respect to the impact of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units.

ERISA RISKS

Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors

In considering an investment in the units, if you are a Benefit Plan Investor that is subject to the requirements of ERISA, you should consider, among other things, (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is prudent, since it is not expected that there will be a market created in which you can sell or otherwise dispose of the units. In addition if you are Benefit Plan Investor that is a tax-qualified pension or 401(k) plan, an IRA or a similar plan, you should consider (i) whether a distribution of units in kind from the plan or IRA would be accepted as a rollover by a trustee or custodian of a successor plan or IRA, and if not accepted, whether the automatic 20% income tax withholding would create the need to effectuate the rollover using assets other than the units; and (ii) whether a required distribution from a tax-qualified pension or 401(k) plan or IRA commencing on the April 1 following the calendar year in which the beneficiary attains age 70 1⁄2 (or if later with respect to a tax-qualified plan distribution, the date the beneficiary retires) could cause the beneficiary to become subject to income tax that the beneficiary would need to satisfy out of assets other than the units if such beneficiary were not able to transfer the units for cash. Finally, all Benefit Plan Investors, including tax-qualified pension and 401(k) plans and IRAs, should consider (i) whether the investment will impair the liquidity of your plan, IRA or other entity; and (ii) whether interests in us or the underlying assets owned by us constitute “plan assets” for purposes of Section 406 of ERISA or Section 4975 of the Code which could cause certain transactions with us to constitute non-exempt prohibited transactions. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until we sell or otherwise dispose of our investments. If you are an employee benefit plan subject to federal, state or local law that is substantially similar to ERISA, you should consider whether an investment in the units would satisfy the requirements of such similar law.

TERMS OF THE OFFERING

We are offering a maximum of 120,000,000 units ($120,000,000) under this prospectus on a “best efforts” basis. A best efforts basis means no one is guaranteeing that any minimum number of units will be sold. We are also offering up to 20,000,000 units ($20,000,000) pursuant to our distribution reinvestment plan. We reserve the right to reallocate units between our offering and the distribution reinvestment plan. The units are being sold through selected broker-dealers (“participating broker-dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). None of the broker-dealers participating in the offering will be affiliated with our sponsors or our manager.

You must pay $1 cash for each unit upon subscription. The price of $1 for each unit in the offering is a price we assigned.

The minimum subscription is 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members. We may also accept orders directly from you if you utilize the services of a registered investment advisor. Subscriptions will be accepted or rejected by our manager within 30 days of receipt, and if rejected, all funds will be returned to subscribers within ten business days after such rejection without interest.

This offering is a continuation of the offering of our units which began in 2009. As of March 31, 2016, we had sold 36,028,234 units under our previous registration statements, for gross offering proceeds of $36,028,234 (including units issued under our distribution reinvestment plan). The following summarizes the proceeds from sales of units, from inception (October 5, 2009) through December 31, 2015.

	Proceeds
Gross proceeds admitted from investors	$30,144,013
From electing members under our distribution reinvestment plan	2,879,166
From premiums paid by RMC	148,904	(1)

Total proceeds from unit sales	$33,172,083

Number of investment accounts as of December 31, 2015	720

(1)

If a member acquired units through an unsolicited sale, the member’s capital account is credited with their capital contribution plus a premium paid by RMC equal to the amount of the sales commissions that otherwise would have been paid to a broker-dealer by RMC. This amount is reported in the year paid as taxable income to the member.

The proceeds from the sales of the units will not be segregated but will be commingled with the company’s cash. The ongoing sources of funds for loans are the proceeds from (1) sale of members’ units, including units sold by reinvestment of distributions, (2) loan payoffs, (3) borrowers’ monthly principal and interest payments, and (4) to a lesser degree and, if obtained, a line of credit. Cash generated from loan payoffs and borrower payments of principal and interest is used for operating expenses, income distributions to members, reimbursements to RMC of origination and offering expenses and unit redemptions. The cash flow, if any, in excess of these uses is reinvested in new loans.

The offering pursuant to this prospectus will terminate on June 5, 2019, unless on or prior to such date, we file a new registration statement, in which event the offering will continue until the earlier of the effective date of the new registration statement or 180 days after June 6, 2019 (which is December 3, 2019). The manager, at its discretion, may also terminate the offering earlier.

The units have been registered pursuant to Section 12(g) of the Exchange Act. Such registration of the units, along with the satisfaction of certain other requirements under ERISA, enables the units to qualify as “publicly-offered securities” for purposes of ERISA and regulations issued thereunder. By satisfying those requirements, the underlying assets of the company should not be considered assets of a “benefit plan investor” (as defined under ERISA) by virtue of the investment by such benefit plan investor in the units.

There is no escrow. All proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by our manager. The subscription funds will be invested in short-term certificates of deposit, money market or other liquid asset accounts. You will be admitted as a member of the company not later than the last day of the calendar month following the date your subscription was accepted. During the period prior to your admittance as a member, proceeds of the sale are irrevocable and will be held by our manager for your account in the subscription account. Your funds will be transferred from the subscription account into our operating account on a first-in, first-out basis. Upon your admission as a member of the company, your subscription funds will be released to us and units (which may include fractional units) will be issued to you at the rate of $1 per unit. Interest earned on subscription funds while in the subscription account will be returned to you. Following our receipt of your subscription funds, but prior to your admittance as a member of the company, your rights and benefits will be generally limited to your receipt of the interest earned on the subscription funds. Any funds held pending your admittance as a member will be accounted for as a liability of the company.

Our manager or its affiliates may, in their discretion, purchase units for their own account. Purchases of units by our manager or its affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

Fair market value / unit value

RMC obtained information regarding fair market valuations and unit value as of December 31, 2015, for RMI IX in compliance with Financial Industry Regulatory Authority (or FINRA) Rule 2310 concerning direct-participation-program value per unit estimates. The valuation was performed by a qualified, nationally prominent firm in accordance with the objective, scope, and approach established by RMC, and is the sole responsibility of RMC. Industry standard valuation approaches, including the Income, Discounted Cash Flow, Market and Cost Approach, were utilized in deriving the fair values, as appropriate.

The fair value of a unit of RMI IX was determined to be $0.98, after consideration of the fair values of the net assets held and the restrictions in the unit redemption program and the restrictions on transferability of units.

The fair value of the portfolio of secured loans, per the analysis, is approximately $28.6 million, representing a premium of approximately $1.2 million over the book value.

The assets are valued based on the appropriate application of industry standard valuation approaches including the discounted cash flow, income, market, and cost approaches. Although all four approaches are considered in a comprehensive valuation analysis, the nature of the asset and the availability of data will dictate which approaches are ultimately utilized to derive each asset’s value.

•

Discounted Cash Flow Approach - The discounted cash flow method is comprised of four steps: 1) project future cash flows for a certain discrete projection period; 2) discount these cash flows to present value at a rate of return that considers the relative risk of achieving the cash flows and the time value of money; 3) estimate the residual value of cash flows subsequent to the discrete projection period; and 4) combine the present value of the residual cash flows with the discrete projection period cash flows to indicate the fair market value.

•	Income Approach - The income approach is a valuation technique that provides an estimation of the fair value of an asset, such as RMI IX’s loans, based on the cash flows that an asset can be expected to generate over its estimated remaining economic term. This approach begins with an estimation of the annual cash flows a prudent investor would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a rate of return appropriate for the risk of achieving the asset’s projected cash flows. The present value of the estimated cash flows is then added to the present value equivalent of the residual value of the asset at the end of the discrete projection period to arrive at an estimate of fair value.

•

Market Approach - The market approach measures value based on what other purchasers in the market have paid for assets that can be considered reasonably similar to those being valued. When the market approach is utilized, data are collected on the prices paid for reasonably comparable assets. Adjustments are made to the comparable assets to compensate for differences between those assets and the asset being valued. In the case of real estate for example, adjustments might be made for location, quality or construction, and/or building amenities. The application of the market approach results in an estimate of the price reasonably expected to be realized from the sale of the property.

•

Cost Approach - The cost approach is based on the premise that a prudent investor would pay no more for an asset than its replacement or reproduction costs. The cost to replace the asset would include the cost of constructing a similar asset of equivalent economic utility at prices applicable at the time of the valuation analysis. To arrive at an estimate of the fair value using the cost approach, the replacement cost new is determined and reduced for depreciation of the asset. In this context, depreciation has three components: (i) physical depreciation, (ii) functional obsolescence, and (iii) economic obsolescence. Physical deterioration is impairment to the condition of the asset brought about by wear and tear, disintegration, use in service, and the action of the elements. Functional obsolescence is the impairment in the efficiency of the asset brought about by such factors as overcapacity, inadequacy or a change in technology that affect the asset. Economic obsolescence is the impairment in the desirability of the asset arising from external economic forces, legislative enactment, or changes in supply and demand relationships.

The primary purpose of the valuation was to determine the fair value of a unit of membership interest in RMI IX. There is no assurance that this estimated value is or will remain accurate, and it does not determine the amount that a member is entitled to receive upon redemption of units. RMC makes no representation, express or implied, that a unit of RMI IX could be sold by an investor for the stated fair value.

ESTIMATED USE OF PROCEEDS

The following table sets forth estimates of how we intend to use the proceeds of units offered and sold by this prospectus assuming that we sell (i) the offering midpoint of 60,000,000 units, (ii) the entire offering of 120,000,000 units, and (iii) the entire offering of 120,000,000 units plus the 20,000,000 units that may be sold under our distribution reinvestment plan. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

	Offering Midpoint 60,000,000 Units (1) ($60,000,000) sold		Offering 120,000,000 Units (1) ($120,000,000) sold		Total Offering (includes DRIP units) 140,000,000 Units (1) ($140,000,000) sold
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$60,000,000	100.0%	$120,000,000	100.0%	$140,000,000	100.0%

Less: Organization and Offering Expenses Other Than Sales Commissions(2)	($2,700,000)	(4.5%)	($5,400,000)	(4.5%)	($5,400,000)	(3.9%)

Less: Advances to RMC (Formation Loan) to Pay Sales Commissions(3)	($4,200,000)	(7.0%)	($8,400,000)	(7.0%)	($8,400,000)	(6.0%)

Initial Amount Available for Investment	$53,100,000	88.5%	$106,200,000	88.5%	$126,200,000	90.1%

Add: Cash from Formation Loan Repayment	$4,200,000	7.0%	$8,400,000	7.0%	$8,400,000	6.0%

Cash Available for Loans and Working Capital Reserve After Repayment of Formation Loan(4)(5)	$57,300,000	95.5%	$114,600,000	95.5%	$134,600,000	96.1%

(1)

For purposes of this table, the offering midpoint and offering amounts assume that no purchases are made under our distribution reinvestment plan (“DRIP”), and the total offering amounts assume the sale of all 20,000,000 units being offered under our DRIP.

(2)

Organization and offering expenses is comprised of costs incurred in connection with our formation and all offering expenses, including but not limited to filing fees; legal and accounting fees and expenses; printing, mailing and distribution costs; preparing supplemental sales materials; registration, travel and other costs of participating in broker/dealer conferences and making sales presentations; and reimbursements to broker/dealers for bona fide due diligence expenses – supported by detailed, itemized invoices reflecting the actual due diligence costs incurred by the broker/dealer. Sales commissions are payable by RMC. Organization and offering expenses, other than sales commissions set forth in the table, is based on the maximum of 4.5% of unit gross sales proceeds of the offering that is to be incurred by the company. Any amounts in excess of the 4.5% are borne by RMC.

(3)

The formation loan is a receivable from RMC in an amount equal to the amount of the sales commissions to be paid to broker/dealers in connection with the offering and sale of member units and for amounts payable as a premium to members’ accounts in connection with unsolicited sales. The company does not pay any sales commissions directly. The formation loan will be funded from sale proceeds of this offering. The formation loan is unsecured, non-interest bearing and is not guaranteed. It is included as an offset to members’ capital on the company’s balance sheet in compliance with SEC financial reporting requirements. The formation loan will be repaid over a period of 10 years following the completion of the offering or, if less, over a period until the expiration of the term of the our operating agreement, and will be reduced partially by a portion of early redemption penalties paid to us. The amount of the formation loan set forth in this table is based on the maximum sales commissions to participating broker/dealers of 7% of unit gross sales proceeds.

(4)

We anticipate maintaining an average balance of a working capital reserve equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages, for the purpose of covering our unexpected cash needs, including carrying costs, operating expenses and other obligations. Such reserve will not be used for the purpose of making distribution or redemption payments to members. For purposes of the table, the amount of the working capital reserve is based on 2% of gross proceeds of $60,000,000, $120,000,000 and $140,000,000.

(5)

Cash Available for Loans will be invested in mortgage loans secured by California real estate as described under “INVESTMENT OBJECTIVES/LOAN UNDERWRITING GUIDELINES.” We are permitted in our operating agreement to incur debt to fund loans not to exceed 50% of members’ capital. Cash not deployed in loans, net of a working capital reserve, may be invested in short-term, highly liquid investments including, but not limited to, US government bills and notes, bank certificates of deposits, amounts on deposit in interest bearing accounts.

BUSINESS BACKGROUND AND UPDATE

We are a Delaware limited liability company formed in October 2008 to engage in business as a mortgage lender and investor by making and holding-for-investment mortgage loans secured by California real estate, primarily through first and second deeds of trust. We are qualified to do business in California and commenced active business operations in October 2009.

We are externally managed by RMC. RMC’s wholly-owned subsidiary, Gymno LLC, was a co-manager prior to its merger into RMC effective June 30, 2015. The mortgage loans we fund and/or invest in are arranged and generally are serviced by RMC.

The manager is solely responsible for managing the business and affairs of the company, subject to the voting rights of the members on specified matters. The manager acting alone has the power and authority to act for and bind the company.

The rights, duties and powers of the members and manager of the company are governed by the company’s operating agreement, the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act. Members should refer to the company’s operating agreement for complete disclosure of its provisions. Members representing a majority of the outstanding units may, without the concurrence of the managers, vote to: (i) dissolve the company, (ii) amend the operating agreement, subject to certain limitations, (iii) approve or disapprove the sale of all or substantially all of the assets of the company or (iv) remove or replace one or all of the managers. Where there is only one manager, a majority in interest of the members is required to elect a new manager to continue the company business after a manager ceases to be a manager due to its withdrawal.

The manager is required to contribute to capital one tenth of one percent (0.1%) of the aggregate capital accounts of the members. In December 2015, the manager, at its sole discretion, made a supplemental contribution to members’ capital of $791,965. This contribution offset the cumulative difference, between net income and distributions to members for all periods through December 31, 2014.

Profits and losses are allocated among the members according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the manager. The monthly results are subject to subsequent adjustment as a result of quarterly and year-end accounting and reporting. Investors should not expect the company to provide tax benefits of the type commonly associated with limited liability company tax shelter investments. Federal and state income taxes are the obligation of the members, if and when taxes apply, other than the annual California franchise tax and any California LLC cash receipts taxes paid by the company.

The ongoing sources of funds for loans are the proceeds from (1) sale of members’ units, including units sold by reinvestment of distributions, (2) loan payoffs, (3) borrowers’ monthly principal and interest payments, and, (4) to a lesser degree and, if obtained, a line of credit. Cash generated from loan payoffs and borrower payments of principal and interest is used for operating expenses, income distributions to members, reimbursements to RMC of origination and offering expenses and unit redemptions. The cash flow, if any, in excess of these uses is re-invested in new loans.

Distribution policy

Cash available for distribution at the end of each calendar month is allocated 99% to the members and 1% to the manager. Cash available for distribution means cash funds provided from operations (excluding repayments for loan principal and other capital transaction proceeds), net of cash funds used to pay certain operating expenses and debt payments, less amounts set aside for creation or restoration of reserves. The manager may withhold from cash available for distribution otherwise distributable to the members with respect to any period the respective amounts of organization and offering expenses allocated to the members for the applicable period pursuant to the company’s reimbursement and allocation of organization and offering expenses policy. Therefore, there is no assurance as to the timing or amount of any such distributions.

Per the terms of the company’s operating agreement, cash available for distribution allocated to the members is allocated among the members in proportion to their percentage interests (except with respect to differences in the amounts of organization and offering expenses allocated to the respective members during the applicable period) and in proportion to the number of days during the applicable month that they owned such percentage interests.

Distributions allocable to members, other than those participating in the distribution reinvestment plan (“DRIP”), and the manager are distributed to them in cash at the end of each calendar month. The manager’s allocable share of cash available for distribution is also distributed not more frequently than cash distributions to members. Cash available for distribution allocable to members who participate in our dividend reinvestment plan (“DRIP”) is credited to their respective capital accounts at the end of each calendar month.

To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year and the requirement to maintain a cash reserve.

Distribution reinvestment plan

The DRIP permits members to elect to have all or a portion of their monthly distributions reinvested in additional units. Members may withdraw from the DRIP with written notice. A copy of the DRIP is included in this prospectus as Appendix C.

We reserve the right to prohibit Benefit Plan Investors from participating in the DRIP if such participation would cause our underlying assets to constitute “plan assets” of Benefit Plan Investors. (See “ERISA CONSIDERATIONS”.) We also reserve the right to modify or terminate the DRIP at any time.

Liquidity and unit redemption program

There is no established public trading and/or secondary market for the units and none is expected to develop. There are substantial restrictions on transferability of units. In order to provide a certain degree of liquidity to members, we have adopted a unit redemption program, whereby beginning one year from the date of purchase of the units, a member may redeem all or part of their units, subject to certain limitations.

The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member’s capital account balance as of the date of each redemption payment. Redemption value will be calculated as follows:

•	Beginning after one year: 92% of purchase price or 92% of the capital account balance, whichever is less;

•	Beginning after two years: 94% of purchase price or 94% of the capital account balance, whichever is less;

•	Beginning after three years: 96% of purchase price or 96% of the capital account balance, whichever is less;

•	Beginning after four years: 98% of purchase price or 98% of the capital account balance, whichever is less;

•	Beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

The company redeems units quarterly, subject to certain limitations as provided for in the operating agreement. The number of units that may be redeemed per quarter per individual member is subject to a maximum of the greater of 100,000 units or 25% of the member’s units outstanding. For redemption requests requiring more than one quarter to fully redeem, the percentage discount amount that, if any, applies when the redemption payments begin continues to apply throughout the redemption period and applies to all units covered by such redemption request regardless of when the final redemption payment is made.

The company has not established a cash reserve from which to fund redemptions. The company’s capacity to redeem units upon request is limited by the availability of cash and the company’s cash flow. The company will not, in any calendar year, redeem more than five percent (5%) of the weighted average number of units outstanding during the twelve-month period immediately prior to the date of the redemption.

Unit sales commissions paid to broker-dealers/formation loan

Commissions for units sales to be paid to broker-dealers (“B/D sales commissions”) are paid by RMC and are not paid directly by the company out of offering proceeds. Instead, the company advances to RMC amounts sufficient to pay the B/D sales commissions and premiums to be paid to investors in connection with unsolicited orders up to 7% of offering proceeds. The receivable arising from the advances is unsecured, and non-interest bearing and is referred to as the “formation loan.” As of December 31, 2015 the company had made such advances of $2,198,481, of which $1,741,741 remain outstanding on the formation loan. See “PLAN OF DISTRIBUTION—Sales Commissions.”

Reimbursement and allocation of organization and offering expenses

The manager is reimbursed for, or the company may pay directly, organization and offering expenses (“O&O expenses”) incurred in connection with the organization of the company or offering of the units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than sales commissions) in a total amount not exceeding 4.5% of the original purchase price of all units (other than DRIP units) sold in all offerings (the “maximum O&O expenses”), and the manager pays any O&O expenses in excess of the maximum O&O expenses. For each calendar quarter or portion thereof after December 31, 2015, that a member holds units (other than DRIP units) and for a maximum of 40 such quarters, a portion of the O&O expenses borne by the company is allocated to and debited from that member’s capital account in an annual amount equal to 0.45% of the member’s original purchase price for those units, in equal quarterly installments of 0.1125% each commencing with the later of the first calendar quarter of 2016 or the first full calendar quarter after a member’s purchase of units, and continuing through the quarter in which such units are redeemed. If at any time the aggregate O&O expenses actually paid or reimbursed by the company since inception are less than the maximum O&O expenses, the company shall first reimburse the manager for any O&O expenses previously borne by it so long as it does not result in the company bearing more than the maximum O&O expenses, and any savings thereafter remaining shall be equitably allocated among (and serve to reduce any subsequent such cost allocations to) those members who have not yet received 40 quarterly allocations of O&O expenses, as determined in the good faith judgment of the manager. Any O&O expenses with respect to a member’s units that remain unallocated upon redemption of such units shall be reimbursed to the company by the manager.

Lending and investment guidelines, objectives and criteria

The company’s loans generally have shorter maturity terms than typical mortgages. In the event a borrower is unable to repay in full the principal owing on the loan at maturity, the company may consider extending the term through a loan modification or may foreclose and take back the property for sale.

Generally, interest rates on the company’s mortgage loans are not affected directly by market movements in interest rates. If, as expected, we continue to make and invest in fixed rate loans primarily, and interest rates were to rise, a possible result would be lower prepayments of the company’s loans. This increase in the duration of time loans are on the books may reduce overall liquidity, which itself may reduce the company’s investment into new loans at higher interest rates. Conversely, if interest rates were to decline, we could see a significant increase in borrower prepayments. If we then invest in new loans at lower rates of interest, a lower yield to members may possibly result.

Our primary investment objectives are to:

•	Yield a favorable rate of return from the company’s business of making and/or investing in loans,

•

Preserve and protect the company’s capital by making and/or investing in loans secured by California real estate, preferably income-producing properties geographically situated in the San Francisco Bay Area and the coastal metropolitan regions of Southern California, and

•	Generate and distribute cash flow from our mortgage lending and investment activities.

Loans are arranged and generally are serviced by RMC. The company generally funds loans at fixed interest rates that provide for:

•	monthly payments of either (i) interest only with a balloon payment at maturity or (ii) principal and interest based on a 30-year amortization schedule with a balloon payment at maturity, and

•	maturities of five years or less.

The cash flow and the income generated by the real property securing the loan factor into the credit decisions, as does the general creditworthiness, experience and reputation of the borrower. However, for loans secured by real property, other than owner-occupied personal residences, such considerations are subordinate to a determination that the value of the real property is sufficient, in and of itself, as a source of repayment. The amount of the loan combined with the outstanding debt and claims secured by a senior deed of trust on the real property generally will not exceed a specified percentage of the appraised value of the property (the “loan-to-value ratio”, or LTV) as determined by an independent written appraisal at the time the loan is made. The LTV generally will not exceed 80% for residential properties (including multi-family), 75% for commercial properties, and 50% for land. The excess of the value of the collateral securing the loan over our debt and any senior debt owing on the property is the “protective equity.”

We believe our LTV policy gives us more potential protective equity than competing lenders who fund loans with a higher LTV. However, we may be viewed as an “asset” lender based on our emphasis on LTV in our underwriting process. Being an “asset” lender may increase the likelihood of payment defaults by borrowers. Accordingly, the company may have a higher level of payment delinquency and loans designated as impaired for financial reporting purposes than that of lenders, such as banks and other financial institutions subject to federal and state banking regulations, which are typically viewed as “credit” lenders.

Competition

The San Francisco Bay Area, including the South Bay/Silicon Valley, and the Los Angeles metropolitan area are our most significant locations of lending activity and the economic vitality of these regions – as well as the stability of the national economy and the financial markets – is of primary importance in determining the availability of new lending opportunities and the performance of previously made loans.

The mortgage-lending business is highly competitive, and we compete with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than our manager. We will encounter significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, real estate investment trusts and other lenders with objectives similar in whole or in part to ours.

Regulations

We and RMC, which arranges and generally services our loans, are heavily regulated by laws governing lending practices at the federal, state and local levels. In addition, proposals for further regulation of the financial services industry continually are being introduced. See “HOW WE ARE REGULATED” for a discussion of key federal and state laws, regulation and rules affecting our business.

Performance highlights

Members’ capital at December 31, 2015, was approximately $31,403,000, an increase of $9,682,000 since December 31, 2014. The company is continuing to increase the number of FINRA registered broker-dealer firms and their associated representatives that can sell our units and focusing on increasing the states in which our units can be offered.

In turn, our investment in mortgage loans is increasing steadily as we strive to be fully invested. Mortgage loan balances grew to approximately $27,360,000 at December 31, 2015, an increase of approximately $8,174,000 since December 31, 2014.

Loans generally are funded at a fixed interest rate with a loan term of up to five years. Loans acquired are generally done so within the first six months of origination, and purchased at the current par value, which approximates fair value. As of December 31, 2015, 72 of the company’s 75 loans (representing 99% of the aggregate principal of the company’s loan portfolio) had a loan term of five years or less from loan inception. The remaining loans had terms longer than five years. Substantially all loans are written without a prepayment-penalty provision. As of December 31, 2015, 24 loans outstanding (representing 40% of the aggregate principal balance of the company’s loan portfolio) provide for monthly payments of interest only, with the principal due in full at maturity. The remaining loans require monthly payments of principal and interest, typically calculated on a 30 year amortization, with the remaining principal balance due at maturity.

We have sought to exercise strong discipline in underwriting loan applications and lending against collateral at amounts that create a mortgage portfolio that has substantial protective equity (i.e., safety margins to outstanding debt) as indicated by the overall conservative weighted average loan-to-value ratio (LTV) which at December 31, 2015 was approximately 55%. Thus, per the appraisal-based valuations at the time of loan inception, borrowers have, in the aggregate, equity of 45% in the property, and we as lenders have lent in the aggregate 55% (including other senior liens on the property) against the properties we hold as collateral for the repayment of our loans.

Net income for 2015 and 2014 was $1,757,132 and $1,093,723, an increase of approximately $663,000 over 2014. Revenue from the interest on loans in 2015 increased by approximately $416,000, over 2014, due to the growth of the secured loan portfolio. Operations expense for 2015 decreased by approximately $194,000, over 2014 due primarily to an increase in manager reimbursements and waived fees. In all years presented, the manager, at its sole discretion, provided significant support to the company which affects the net income results.

At times, to enhance the company’s earnings, RMC has taken several actions, including:

1) charging less than the maximum allowable fees,

2) has not requested reimbursement of qualifying expenses, and/or

3) paying company expenses, such as professional fees, that could have been obligations of the company.

Such fee waivers and cost actions were not made for the purpose of providing the company with sufficient funds to satisfy withdrawal requests, nor to meet any required level of distributions, as the company has no such required level of distributions. RMC does not use any specific criteria in determining the exact amount of fees to be waived and/or costs to be absorbed. Any decision to waive fees and/or to absorb costs, and the amount (if any) to be waived or absorbed, is made by RMC in its sole discretion.

Key Performance Indicators

Key performance indicators are presented in the following table for 2015, 2014 and 2013.

	2015	2014	2013
Members’ capital, gross – end of period balance	$31,403,178	21,720,875	17,362,065
Members’ capital, gross – average balance	26,165,355	19,537,000	16,176,148

Secured loans – end of period balance	$27,360,138	19,185,660	14,698,430
Secured loans – average daily balance	21,929,654	16,548,000	12,648,000

Interest on loans, gross	$1,891,358	1,474,887	1,208,186
Portfolio interest rate(1)	8.6%	8.9%	9.5%
Effective yield rate(2)	8.6%	8.9%	9.6%

Amortization of loan administrative fees, net	$59,540	111,370	143,605
Percent of average daily balance(3)	0.3%	0.7%	1.1%

Interest on loans, net	$1,831,818	1,363,517	1,064,581
Percent of average daily balance(3)	8.4%	8.2%	8.4%

Provision for loan losses	$—	—	—
Percent of average daily balance(3)	—%	—%	—%

Total operations expense	$85,932	280,218	187,139
Percent of average daily balance(3)	0.4%	1.7%	1.5%
Percent of average members’ capital(4)	0.3%	1.4%	1.1%

Net Income	$1,757,132	1,093,723	884,623
Percent of average members’ capital(4)(5)	6.6%	5.5%	5.4%

Member Distributions	$1,738,384	1,311,718	1,076,395
Percent	6.5%	6.5%	6.5%

Member Redemptions	$1,077,996	548,317	58,190

(1)	Stated note interest rate, weighted daily average
(2)	Yield rate of interest on loans, annualized
(3)	Percent of secured loans – average daily balance, annualized
(4)	Percent of members’ capital, gross – average balance, annualized
(5)	Percent based on the net income available to members (excluding 1% allocated to manager)

Members’ capital, gross – end of period balance

The end of period gross members’ capital balance at December 31, 2015 was $31,403,178, up 31% or $9.7 million from $21,720,875 at December 31, 2014 which was up 20% or $4.4 million from $17,362,065 at December 31, 2013.

Distributions

Net cash provided by (used in) operating activities, net income, and distributions for 2013, 2014, and 2015 are summarized in the following table.

Year	Net Cash Provided by Operating Activities	Net Income	Distributions To Members(1)	Distributions To Managers	Percent of Distributions Paid From Net Cash Operating Activities	Percent of Net Income Covering Total Distributions
2013	$806,651	$884,623	$1,076,395	$6,266	75%	83%
2014	985,718	1,093,723	1,311,718	8,846	75	83
2015	1,847,169	1,757,132	1,738,384	10,937	106	101

(1) Includes distributions reinvested pursuant to our distribution reinvestment plan.

At December 31, 2015, RMC, the manager, in its sole discretion made a supplemental contribution of $791,965 that was credited to members’ capital and offset the cumulative difference between distributions and net income to members for all periods through December 31, 2014.

Secured loans – end-of-period balance

The secured loan balance at December 31, 2015 of $27,360,138 was an increase of approximately 30% ($8.1 million) over 2014’s $19,185,660, which was up approximately 24% ($4.5 million) from 2013’s $14,698,430. The increased balance of the secured loan portfolio is due to the 1) increased balance of members’ capital which provides additional capital for funding loans, and 2) the favorable economic environment generally and to increased investment in California real estate markets specifically, both of which expands the opportunity for new loans. Secured loans as a percent of member’s capital (based on average balances) was 84%, 85%, and 78% for 2015, 2014, and 2013 respectively.

The effective yield rate of the portfolio decreased 0.3% for 2015 compared to 2014 (decreased 0.7% compared to 2013) as the company funded longer term, lower interest rate loans. The longer term and lower interest rates resulted from exiting a program in which RMC arranged for the purchase of loans from an unaffiliated lender who was the servicer of the loans. These loans generally were secured by first deeds of trust on single-family real property located in California, had short term durations (5-11 months) and carried a note rate of 7.5% to 10.0%.

Revenue – interest on loans

Interest on loans increased due to growth of the secured loan portfolio. The portfolio’s strong payment history to date has resulted in no loans being designated as non-accrual. The Secured loans – average daily balance at December 31, 2015 increased approximately $5.4 million, or approximately 25%, over the average daily balance at December 31, 2014.

Year	Secured Loans End Of period Balance	Secured Loans Average Daily Balance	Gross Interest Income(1)	Effective Yield Rate(2)	Portfolio Interest Rate(3)
2015	$27,360,138	$21,929,654	$1,891,358	8.6%	8.6%
2014	$19,185,660	$16,548,000	$1,474,887	8.9%	8.9%
2013	$14,698,430	$12,648,000	$1,208,186	9.6%	9.5%

(1)	Interest income on income statement before deduction of loan administrative fee
(2)	Yield rate of interest on loans, annualized
(3)	Stated note interest rate, weighted daily average

Analysis and discussion of income from operations 2015 v. 2014

Significant changes to revenue and expenses for 2015 and 2014 are summarized in the following table.

	Interest Income, Loans	Late Fees	Provision/ Allowance For Loan Losses	Operations Expense	Net Income
Year
2015	$1,831,818	$11,246	$—	$85,932	$1,757,132
2014	1,363,517	10,424	—	280,218	1,093,723

Change	$468,301	$822	$—	$(194,286)	$663,409

Change
Loan balance increase	513,864	—	—	12,885	500,979
Effective interest rate	(45,563)	—	—	—	(45,563)
Late fees	—	822	—	—	822
Capital balance increase	—	—	—	76,195	(76,195)
Managers fees waived	—	—	—	(215,079)	215,079
Manager reimbursements	—	—	—	(76,343)	76,343
Cost allocation adjustments			—	34,458	(34,458)
Expense recognition timing	—	—	—	(12,728)	12,728
Expense reductions	—	—	—	(4,118)	4,118
Other	—		—	(9,556)	9,556

	$468,301	$822	$—	$(194,286)	$663,409

Interest income, loans

Between 2014 and 2015, interest on loans, net increased $468,301 (34%) and Net Income increased $663,410 (61%). Operations expense as a percent of interest on loans, net was approximately 5% and 25% for the years ended December 31, 2015, and 2014, respectively, as RMC provided, at its sole discretion, financial support by fee waiver and by not passing on expenses that qualified as reimbursable to RMC. As loan balances continue to increase, operations expense as a percent of interest on loans, net will likewise decline (even with reduced levels of expense support from RMC).

Provision for loan losses/allowance for loan losses

At December 31, 2015 and 2014, the company had not recorded an allowance for loan losses as no loans were designated as impaired, and all loans had protective equity such that at December 31, 2015 and 2014, collection was deemed probable for amounts owing. Total principal amounts past due more than 90 days at December 31, 2015 and 2014 was $0 and $514,791, respectively.

Operations expense

Operations expense as a percent of “Total revenues” on the Statements of Income for 2015 and 2014 was 4.7% and 21%, respectively.

Significant changes to operations expense for 2015 and 2014, are summarized in the following table.

	Mortgage Servicing Fees	Asset Management Fees	Costs Through RMC	Professional Services	Other	Total
Year
2015	$53,647	$—	$—	$18,025	$14,260	$85,932
2014	40,762	37,454	79,403	99,449	23,150	280,218

Change	$12,885	$(37,454)	$(79,403)	$(81,424)	$(8,890)	$(194,286)

Change
Loan Balance Increase	12,885	—	—	—	—	12,885
Capital Balance Increase	—	47,870	28,325	—	—	76,195
Managers Fees Waived	—	(85,324)	(129,775)	—	—	(215,079)
Manager Reimbursements	—	—	(12,431)	(61,518)	(2,394)	(76,343)
Cost Allocation Adjustments	—	—	34,458	—	—	34,458
Professional Service Timing	—	—	—	(9,228)	—	(9,228)
Income Tax Payment Timing	—	—	—	—	(3,500)	(3,500)
Expense Reductions	—	—	—	(4,118)	—	(4,118)
Other	—	—	—	(6,560)	(2,996)	(9,556)

	$12,885	$(37,454)	$(79,403)	$(81,424)	$(8,890)	$(194,286)

•	Mortgage servicing fees

The increase in mortgage servicing fees of $12,885 was consistent with the increase in the average daily secured loan portfolio to $21,929,654, noted above in Revenue – interest on loans, at the annual rate of 0.25%.

•	Asset management fees

The total amount of asset management fees chargeable were $198,439 and $150,569 for 2015 and 2014, respectively. Of the total amount chargeable, RMC, at its sole discretion, waived asset management fees of $198,439 and $113,115, respectively. There is no assurance RMC will waive its right to receive such fees in future periods.

•	Costs through RMC

Costs incurred by RMC, for which reimbursement could have been requested were $167,229 and $104,445, for 2015 and 2014, respectively. Of the total amount chargeable, RMC at its sole discretion, waived reimbursements of $167,229 and $25,402, for 2015 and 2014, respectively. There is no assurance RMC will waive its right to receive such reimbursements in future periods.

•	Professional services

Professional fees consists primarily of legal, audit and tax expenses. The decrease in professional services for 2015 and 2014, was due primarily to expense reimbursements by RMC, at its sole discretion, of $75,565 and $31,605, respectively. In addition, overall Audit & Tax fees decreased due to changes in expense recognition timing and overall cost reductions due to increased efficiency in the reporting process.

The Loan Portfolio

Loans generally are funded or acquired at a fixed interest rate with a loan term of up to five years. Loans acquired are generally done so within the first six months of origination, and purchased at the current par value, which approximates fair value. As of December 31, 2015, 72 of the company’s 75 loans (representing 99% of the aggregate principal of the company’s loan portfolio) have a loan term of five years or less from loan inception. The remaining loans have terms longer than five years. Substantially all loans are written without a prepayment penalty. As of December 31, 2015, 24 loans outstanding (representing 40% of the aggregate principal balance of the company’s loan portfolio) provide for monthly payments of interest only, with the principal due in full at maturity. The remaining loans require monthly payments of principal and interest, typically calculated on a 30-year amortization, with the remaining principal balance due at maturity.

Secured loans unpaid principal balance (principal)

Secured loan transactions are summarized in the following table.

	2015	2014

Principal, January 1	$19,185,660	$14,698,430
Loans acquired from affiliates	22,155,623	13,265,250
Loans acquired from third party	—	736,000
Principal payments received	(13,981,145)	(9,514,020)

Principal, December 31	$27,360,138	$19,185,660

Loan characteristics

Secured loans had the characteristics presented in the following table at December 31.

	2015	2014

Number of secured loans	75	52
Secured loans – principal	$27,360,138	$19,185,660
Secured loans – lowest interest rate (fixed)	7.5%	7.3%
Secured loans – highest interest rate (fixed)	10.0%	10.0%

Average secured loan – principal	$364,801	$368,955
Average principal as percent of total principal	1.3%	1.9%
Average principal as percent of members’ capital	1.3%	1.9%
Average principal as percent of total assets	1.2%	1.7%

Largest secured loan – principal	$1,200,000	$1,600,000
Largest principal as percent of total principal	4.4%	8.3%
Largest principal as percent of members’ capital	4.2%	8.2%
Largest principal as percent of total assets	4.1%	7.7%

Smallest secured loan – principal	$45,906	$66,278
Smallest principal as percent of total principal	0.2%	0.4%
Smallest principal as percent of members’ capital	0.2%	0.3%
Smallest principal as percent of total assets	0.2%	0.3%

Number of counties where security is located (all California)	17	13
Largest percentage of principal in one county	32.3%	25.2%

Number of secured loans in foreclosure	1	1
Secured loans in foreclosure – principal	$191,772	$193,893

Number of secured loans with an interest reserve	—	—
Interest reserves	$—	$—

As of December 31, 2015, the company’s largest loan with principal of $1,200,000 represents 4.4% of outstanding secured loans and 4.1% of company assets. The loan is secured by a single family residence property located in San Francisco County, bears an interest rate of 8.5% and matures on July 1, 2016. The loan listed as in foreclosure is current in terms of loan payments, and is expected to perform in accordance with the note.

Lien position

Secured loans had the lien positions presented in the following table at December 31.

	2015			2014
	Loans	Principal	Percent	Loans	Principal	Percent
First trust deeds	59	$21,204,614	77%	44	$17,114,452	89%
Second trust deeds	16	6,155,524	23	8	2,071,208	11

Total secured loans	75	27,360,138	100%	52	19,185,660	100%

Liens due other lenders at loan closing		9,564,255			4,773,151

Total debt		$36,924,393			$23,958,811

Appraised property value at loan closing		$71,836,840			$44,552,048

Percent of total debt to appraised values (LTV) at loan closing (1)		54.8%			53.8%

(1)

Based on appraised values and liens due other lenders at loan closing. The weighted-average loan-to-value (LTV) computation above does not take into account subsequent increases or decreases in property values following the loan closing nor does it include decreases or increases of the amount owing on senior liens to other lenders.

Property type

Secured loans summarized by property type are presented in the following table at December 31.

	2015			2014
	Loans	Principal	Percent	Loans	Principal	Percent
Single family(2)	58	19,664,462	72%	40	$14,512,116	76%
Multi-family	4	2,266,402	8	3	1,272,724	6
Commercial	13	5,429,274	20	9	3,400,820	18

Total secured loans	75	27,360,138	100%	52	$19,185,660	100%

(2)

Single family property type as of December 31, 2015 consists of six loans with principal of $2,098,628 that are owner occupied and 52 loans with principal of $17,565,834 that are non-owner occupied. At December 31, 2014, single family property consisted of five loans with principal of $1,318,743 that were owner occupied and 35 loans with principal of $13,193,373 that were non-owner occupied.

Delinquency

Secured loans summarized by payment delinquency are presented in the following table at December 31.

	2015		2014
	Loans	Amount	Loans	Amount
Past Due
30-89 days	1	$318,020	1	$448,930
90-179 days	—	—	2	514,791
180 or more days	—	—	—	—

Total past due	1	318,020	3	963,721
Current	74	27,042,118	49	18,221,939

Total secured loan balance	75	$27,360,138	52	$19,185,660

Modifications and troubled debt restructurings

No loan modifications were made during 2015 and 2014, and no modifications were in effect at December 31, 2015 and 2014.

Loans in non-accrual status

At December 31, 2015 and 2014, no loans were designated as in non-accrual status.

Impaired loans/allowance for loan losses

No loans were designated at December 31, 2015 and 2014 as impaired. As all loans were deemed to have protective equity (i.e., low loan-to-value ratio) such that collection is reasonably assured for amounts owing, no allowance for loan losses has been recorded.

Scheduled maturities

Secured loans are scheduled to mature as presented in the following table as of December 31, 2015.

	Loans	Principal	Percent
2016	19	$7,821,483	28%
2017	16	6,826,844	25
2018	13	4,559,673	16
2019	9	2,533,269	9
2020	15	4,080,643	15
Thereafter	3	1,538,226	7

Total future maturities	75	$27,360,138	100%

Loans may be repaid or refinanced before, at or after the contractual maturity date. On matured loans, the company may continue to accept payments while pursuing collection of amounts owed from borrowers. Therefore, the above tabulation for scheduled maturities is not a forecast of future cash receipts.

The company renewed two loans, at then market terms, during both 2015 and 2014, respectively, with aggregate principal balances of $1,375,000 and $1,020,664, respectively.

Distribution by California counties

The distribution of secured loans outstanding by California counties at December 31 is presented in the following table.

	2015		2014
	Principal	Percent	Principal	Percent
San Francisco Bay Area
Alameda	$5,121,849	18.7%	$2,322,907	12.1%
San Francisco	3,885,098	14.2	4,584,854	23.9
San Mateo	3,057,222	11.2	1,554,577	8.1
Santa Clara	1,383,633	4.9	891,674	4.7
Contra Costa	1,303,036	4.7	1,186,371	6.1
Marin	379,758	1.5	—	—
Sonoma	45,906	0.2	67,146	0.4

	15,176,502	55.4	10,607,529	55.3

Other Northern California
Monterey	559,304	2.1	180,897	0.9
Placer	359,118	1.3	—	—
Sacramento	214,607	0.8	—	—
Yolo	174,927	0.6	—	—
San Joaquin	159,533	0.6	—	—
Santa Cruz	—	—	2,320,000	12.0

	1,467,489	5.4	2,500,897	13.0

Northern California Total	16,643,991	60.8	13,108,426	68.3

Los Angeles & Coastal
Los Angeles	8,841,419	32.3	4,840,941	25.2
Orange	747,708	2.7	432,828	2.3
San Diego	593,019	2.2	66,278	0.4

	10,182,146	37.2	5,340,047	27.9
Other Southern California
San Bernardino	136,028	0.5	635,768	3.3
Riverside	397,973	1.5	101,419	0.5

	534,001	2.0	737,187	3.8

Southern California Total	10,716,147	39.2	6,077,234	31.7

Total Secured Loans	$27,360,138	100%	$19,185,660	100.0%

CAPITAL CONTRIBUTION OF THE MANAGER

The manager is required to contribute to capital one-tenth of one percent (0.1%) of the aggregate capital accounts of the members. One percent of our net profits and one percent of our net losses will be allocated to our manager.

Our manager may, but is not obligated to (other than its obligation to make a capital contribution in the amount of one-tenth of one percent (0.1%) of the capital contributed by members, as described above), acquire units and make additional capital contributions to the company.

At December 31, 2015 RMC, the manager, at its sole discretion made a supplemental contribution of $791,965 that was credited to members’ capital and offset the cumulative difference between distributions and net income to members for all periods through December 31, 2014.

COMPENSATION OF OUR MANAGER

Set forth below in tabular form is a description of compensation and cost reimbursements that we may pay our manager in connection with the units offered and sold by this prospectus and the use of proceeds of units offered and sold by this prospectus. With respect to such offer and sale and such use of proceeds, no other compensation will be paid to the manager or any affiliates from us. These compensation arrangements have been established by the manager and are set forth in the operating agreement and are not the result of arm’s-length negotiations. The manager has compared its compensation arrangements to those of unrelated parties providing the same or similar services. The manager has set, in some instances, maximum levels of compensation to be received by it; however, the manager has the discretion to set the actual fee received by the manager at an amount lower than the maximum amount allowable. The ability to set a fee at below the maximum amount permitted to be received under the operating agreement is solely within the discretion of the manager and does not require approval of the members. In order for the manager to receive any fees in excess of the maximum amounts allowable, the manager, under the terms of the operating agreement, would be required to obtain a vote of at least a majority in interest of members. The manager has determined the following compensation levels are fair and reasonable. In its review, the manager has:

•	analyzed the compensation arrangements in other offerings,

•	spoken to other professionals in the industry including issuers, promoters and broker-dealers,

•

examined “rate sheets” from banks, savings & loans, mortgage brokers, mortgage bankers and consumer finance lenders, which set forth the rates being charged by those institutions for the same or similar services, and

•	collected data regarding compensation from trade association meetings, relevant periodicals and/or other sources.

Thus, we believe the amounts are approximately equivalent to those that would customarily be paid to unrelated parties for the same services. The exact amount of future compensation payable to our manager cannot be precisely determined. The compensation to be received by our manager is based primarily upon the length of time we continue to operate, our loan balances, the principal amounts of loans originated or acquired and the amount of capital originally committed to investment in mortgages. Loan balances outstanding and the amount of loans originated or acquired will fluctuate during our term because loans will be continually maturing and “turning over.” Accordingly, the exact amount of fees to be paid to our manager cannot be determined. However, based upon the manager’s prior experience with similar programs and upon certain assumptions made as a result of that experience as set forth below, the manager has provided an estimate, on an annual average basis, assuming the company operates for 12 years, the amount of fees the manager will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the manager.

The manager’s ability to affect the nature of the compensation by undertaking different actions is limited. Because we are only one of many lenders in the industry, the manager’s ability to affect fees charged is limited.

Additionally, to a large extent, the amount of fees paid to the manager is based upon decisions made by the borrower regarding, among other things, the type and amount of loan, prepayment on the loan and possible default on the loan.

In addition to the fees and reimbursements shown in the table, RMC’s obligation to repay the principal amount of the formation loan owed to us will be reduced by a portion of the early redemption penalties received by us. Initially, a portion of the early redemption penalties will be used to reduce the formation loan obligation and a portion will be used to pay our organization and offering expenses determined by the ratio between the amount of the formation loan and the total amount of the organization and offering expenses incurred.

The estimated amounts of fees and reimbursements to be paid to the manager are based on assumptions and conditions, including, prior experience with similar programs, which may not provide an accurate estimation. The general state of the economy, the level of interest rates, the turnover rate and type of loans the company will make, and the election of members to purchase units by participating in our distribution reinvestment plan or receive periodic cash distributions, will cause the actual amount of fees paid to vary from those set forth in the table. We are subject to public reporting requirements and we file quarterly, annual and current reports with the SEC. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our manager.

The table below sets forth both the types and estimated amounts of fees, other compensation and cost reimbursements our manager might receive with respect to the units offered and sold by this prospectus, assuming we sell (1) the offering midpoint of 60,000,000 units, with 50% of new members electing to participate in the distribution reinvestment plan and (2) the entire offering of 120,000,000 with 50% of new members electing to participate in the distribution reinvestment plan, and the use of the proceeds as described under “ESTIMATED USE OF PROCEEDS.” The table assumes that proceeds are fully invested in mortgage loans or held as cash reserves. There can be no assurance that all such units will be sold or that all proceeds from such sales will be fully invested in mortgage loans. The amount of fees to be paid to the manager and its affiliates related to units to be offered and sold hereby is based on certain assumptions made in light of the manager’s experience with similar programs. Our manager may not receive any fees or other compensation from us except as specifically provided for below.

Form and Method of Compensation	Estimated Amount Payable for Offering Midpoint	Estimated Amount Payable for Total Offering

Loan administrative fees in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by RMC for services rendered in the selection and underwriting of potential loans. Such fees are payable by us upon the closing of each loan.

	$247,000 per year	$461,000 per year

Mortgage servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee for the provision of such loan services on that type of loan or 0.25% per year of the outstanding principal amount of the loan.

	$138,000 per year	$260,000 per year

Asset management fee payable monthly up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves. This amount will be recomputed annually by subtracting from the then fair market value of our loans plus the working

	$422,000 per year	$798,000 per year

Form and Method of Compensation	Estimated Amount Payable for Offering Midpoint	Estimated Amount Payable for Total Offering

capital reserves, an amount equal to our outstanding debt. No asset management fee will be payable on amounts held in subscription account or otherwise on capital contributions temporarily held while waiting investment.

Reimbursement of salaries, compensation, travel expenses and fringe benefits of personnel employed by RMC and administration and overhead expenses connected to our business.	$588,000 per year	$809,000 per year

Reimbursement of expenses relating to our administration, subject to certain limitations; see Article 11 of the operating agreement.	$252,000 per year	$346,000 per year

1% of profits and losses.	Not estimable at this time	Not estimable at this time

Loan brokerage commissions in an amount negotiated with prospective borrowers on a case-by-case basis. It is estimated that these commissions will be approximately 2% to 5% of the principal amount of each loan originated by RMC. The loan brokerage commissions will be capped at 4% of our total assets per year. Loan brokerage commissions are payable solely by the borrower (See “TERMS OF THE OFFERING”).

	$680,000 per year	$1,268,000 per year

Processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower.

	$32,560 per year	$60,670 per year

Ancillary Fees, principally reconveyance fees for reconveyance of property upon full payment of loan of approximately $45 per deed of trust or statutory rate (payable by borrower), assumption fees for assumption of loans of between 0.5% and 1.5% of the loan principal balance (payable by borrower) and extension fees for extending the loan period (payable by borrower).

	$15,000 per year	$25,000 per year

The total compensation paid to all persons for the sale of property held by us as a result of foreclosure may not exceed 6% of the contract price for the sale of such property. Neither our manager nor any of its affiliates will receive a real estate commission in connection with such a sale. Foreclosed properties may not be sold to our manager or any of its affiliates at this time (See “CONFLICTS OF INTEREST”).

	Not estimable at this time	Not estimable at this time

(1)

“For Estimated Amount Payable for Offering Midpoint,” the estimates of the average annual fees to be paid to the manager related to the offer and sale of units hereby included the following assumptions:

(i)	the company operates for 12 years and $60,000,000 of units is sold in the first year;
(ii)	50% of the members elect to participate in our distribution reinvestment plan until all 20,000,000 units have been sold;
(iii)	7.00% yield is achieved in all 12 years;
(iv)	withdrawal rates of 2% in year two through five, and 4% in year six through twelve;
(v)	the turnover rate on loans of 40% in year two through twelve;
(vi)	organization and offering expenses, other than sales commissions of $2,700,000 are incurred in year one;
(vii)	working capital reserves are 2% of our capital originally committed to investment in mortgages; and
(viii)	a formation loan of $4,200,000 is incurred upon the sale of units and is repaid according to its terms in equal amortizing payments of principal beginning on December 31 of year two.

For the “Estimated Amount Payable for Total Offering”, the estimates of the average annual fees to be paid to the manager related to the offer and sale of units hereby included the following assumptions:

(i)	the company operates for 12 years and $120,000,000 of units is sold in the first year;
(ii)	50% of the members elect to participate in our distribution reinvestment plan until all 20,000,000 units have been sold;
(iii)	a 7.00% yield is achieved in all 12 years;
(iv)	withdrawal rates of 2% in year two through five, and 4% in year six through twelve;
(v)	the turnover rate on loans of 40% in year two through twelve;
(vi)	organization and offering expenses, other than sales commissions of $5,400,000 are incurred in year one;
(vii)	working capital reserves are 2% of our capital originally committed to investment in mortgages;
(viii)	a formation loan of $8,400,000 is incurred upon the sale of units and is repaid according to its terms in equal amortizing payments of principal beginning on December 31 of year two.

(2)	To estimate the maximum loan brokerage commissions and loan administrative fees, we have assumed that we will receive an average of 2.75 points from the borrower on each loan.

(3)

Our manager is entitled to receive a maximum mortgage-servicing fee, payable monthly, of up to 0.25% per year of the outstanding principal amount of each loan. For “Estimated Amount Payable for Offering Midpoint,” the estimated average annual loan portfolio resulting from unit sales is $55,000,000, which amounts are the basis for the estimated loan servicing fee. For “Estimated Amount Payable for Total Offering,” the estimated average annual loan portfolio resulting from unit sales is $104,000,000,

(4)

Includes reimbursement of salaries, compensation, travel expenses and fringe benefits of persons who may also be employees of our manager or their affiliates, but excludes such items incurred or allocated to any person holding a 5% or greater equity interest in a manager or affiliate, or a person having the power to direct a manager or affiliate.

(5)

The manager or their affiliates are reimbursed for the actual cost of goods and materials used for or by the company and obtained from unaffiliated parties. In addition, the manager or their affiliates are reimbursed for the cost of administrative services necessary for the prudent operation of the company provided that such reimbursement will be the lesser of (i) the actual cost of such services or (ii) the amount that the company would be required to pay independent parties for comparable services.

	Year Ended December 31, 2015				Year Ended December 31, 2014
	Actual Amount Received	Actual Fee %	Maximum Amount Allowable	Maximum Fee %	Actual Amount Received	Actual Fee %	Maximum Amount Allowable	Maximum Fee %
Paid by the Company

Loan Administrative Fee	$108,194	0.49%	$221,556	1.00%	$137,712	1.00%	$137,712	1.00%

Mortgage Servicing Fee	$53,647	0.25%	$53,647	0.25%	$40,762	0.25%	$40,762	0.25%

Asset Management Fee	—	0.00%	$198,439	0.75%	$37,454	0.18%	$150,569	0.75%

Reimbursement of Operating Expenses	—	N/A	$167,299	N/A	$79,403	N/A	$79,403	N/A

1% of Profits and Losses	$17,571	1.00%	$17,571	1.00%	$10,937	1.00%	$10,937	1.00%

Total	$179,412		$658,512		$306,268		$419,383

Paid by the Borrowers

Loan Brokerage Commissions	$368,535	2.22%	$1,178,213	4.00%	$196,564	2.24%	$832,064	4.00%

Ancillary Fees	$56,219	N/A	$56,219	N/A	$36,333	N/A	$36,333	N/A

Total	$424,754		$1,234,432		$232,897		$868,397

Paid by Others

Interest earned on deposit	—	N/A	—	N/A	—	N/A	—	N/A

Early withdrawal penalty	$4,814	N/A	$4,814	N/A	$3,103	N/A	$3,103	N/A

CONFLICTS OF INTEREST

There are various conflicts of interest arising out of our relationship with our manager. These conflicts include conflicts related to the arrangements pursuant to which our manager will be compensated by us. Because we have been organized and are operated by our manager, these conflicts will not be resolved through arm’s-length negotiations but through the exercise of our manager’s judgment consistent with its fiduciary responsibility to you and the other members and our investment objectives and policies.

Our operating agreement imposes upon our manager, an obligation to disclose and keep you apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments that would give rise to a conflict of interest. Your power as a member with respect to any such developments including the power, subject to a majority vote, to amend our operating agreement and to remove any or all of our managers, acts as a check to the actions of our manager (See “FIDUCIARY RESPONSIBILITY OF OUR MANAGER” and “INVESTMENT OBJECTIVES/LOAN UNDERWRITING GUIDELINES”). These conflicts include, but are not limited to, the following:

1. Conflicts of Interest Arising Out of Our Relationship With Our Manager.   We disclose the compensation and cost reimbursements that we may pay to our manager in connection with the units offered and sold by this prospectus (see “COMPENSATION OF OUR MANAGER”). Our compensation arrangements have been established by the manager and are set forth in the operating agreement and are not the result of arm’s-length negotiations. The manager has compared its compensation arrangements to those of unrelated parties providing the same or similar services. The manager has set, in some instances, maximum levels of compensation to be received by it; however, the manager has the discretion to set the actual fee received by the manager at an amount lower than the maximum amount allowable. The ability to set a fee at below the maximum amount permitted to be received under the operating agreement is solely within the discretion of the manager and does not require approval of the members. In order for the manager to receive any fees in excess of the maximum amounts allowable, the manager, under the terms of the operating agreement, would be required to obtain a vote of at least a majority in interest of members. We believe our compensation amounts are approximately equivalent to those that would customarily be paid to unrelated parties for the same services.

2. Conflicts Arising as a Result of Our Manager’s Legal and Financial Obligations to Other Mortgage Programs.   Our manager is currently involved with five mortgage programs with investment objectives similar to ours. It may also organize other mortgage programs in the future with investment objectives similar to ours. Our manager has legal and financial obligations with respect to these other mortgage programs that are similar to its obligations with respect to us. Additionally, it may have contingent liability for the obligations of such other programs.

The level of compensation payable to our manager in connection with the organization and operation of other mortgage programs may exceed that payable in connection with our organization and operation. However, our manager does not intend to offer for sale interests in any other public programs (but not necessarily private programs) with investment objectives similar to ours, before substantially all initial proceeds of the offering are invested or committed.

Our manager believes it has sufficient financial and legal resources to meet and discharge its obligations to us as well as the other mortgage programs with which it is involved over the terms of these programs. In the event that a conflict were to arise, however, our manager will undertake the following steps: (i) it will seek the advice of counsel with respect to the conflict; (ii) in the event of a shortfall of resources, it will seek to allot the programs’ financial and legal resources on a pro rata basis among the programs in a fair and equitable manner; and (iii) in the event such an allotment would materially adversely affect the operations of any program, our manager will use its best efforts to apply available resources to that program so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

3. Conflicts Arising From Our Manager’s Allocation of Time Among Us and Other Activities.   Our manager has conflicts of interest in allocating the time of its personnel between us and other activities in which it is involved. However, our manager believes that it has sufficient personnel to discharge fully its responsibilities to us and to the other mortgage programs and ventures in which it is involved. RMC also provides loan brokerage services to mortgage programs other than us and to investors other than our members. As a result, there will exist conflicts of interest on the part of our manager among us and the other mortgage programs or investors with which it is affiliated at such time. Our manager will decide which loans are appropriate for funding by us or by such other mortgage programs and investors after consideration of all relevant factors, including:

•	the size of the loan,

•	portfolio diversification,

•	amount of uninvested funds, and

•	the length of time that excess funds have remained uninvested.

Our manager believes it will have sufficient time, based upon the organization and personnel it has built and retained over the past 37 years, to fully discharge its obligations to us. In the event that a conflict were to arise, however, our manager will take the following actions: (i) it will seek the advice of counsel with respect to the conflict; (ii) in the event of a shortfall of resources, it will seek to allot our financial and legal resources on a pro rata basis among the programs in a fair and equitable manner; and (iii) in the event such an allotment would materially adversely affect the operations of any particular program, our manager will use its best efforts to apply resources to that program to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

4. The Amount of Loan Brokerage Commissions, Other Compensation of Our Manager and the Quality and Types of Loans Affect the Rate of Return to You.   None of the compensation payable to our manager was determined by arm’s-length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by RMC, our manager, will average approximately 2%-5% of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission will be capped at 4% per annum of our assets (except during the first year of operations), based on the asset amount at the beginning of each year. The ability of RMC to charge higher commissions, however, will be subject to and limited by prevailing competitive rates in the marketplace. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect on the interest rates we charge on loans and thus the overall rate of return to you. Conversely, if our manager reduced the loan brokerage commissions charged by RMC a higher rate of return might be obtained for us and our members. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of our manager to protect your interests. In an effort to partially resolve this conflict, RMC has agreed that loan brokerage commissions will be limited to 4% per annum of our assets (except during the first year of operations). In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, our manager will resolve the conflict in our favor.

Our manager may not receive real estate brokerage commissions upon our sale of a property.

Our manager has reserved the right to retain the services of other firms, in addition to or in lieu of itself, to perform the brokerage services, loan servicing and other activities in connection with our loan portfolio that are described in this prospectus. Any of such other firms may also be affiliated with our manager.

5. Origination and Arrangement of Loans by RMC.   RMC will originate or arrange all loans we will make, including any loans we may acquire. RMC also originates and arranges mortgage loans for its own account, for other mortgage programs and for investors other than our members, including its affiliates. There may be a conflict of interest between us and RMC or other investors for whom it selects mortgage loans for investment. This could arise from the fact that RMC may be choosing among various loans that it may have originated or arranged with different interest rates and other terms and features for placement either in our mortgage loan portfolio or with other mortgage programs or investors. You must rely on RMC to honor its fiduciary duty to protect our interests in making and choosing mortgage loans.

6. Terms Of Formation Loan Are Not A Result Of Arm’s-Length Negotiations.   RMC will borrow from us an amount equal to not more than 7.0% of the gross proceeds of the offering. This loan, referred to as the formation loan, will not bear interest. Accordingly, our rate of return on the formation loan will be below the rate obtainable by us on our loans. The terms of the formation loan were not the result of arm’s-length negotiations. This loan will be an unsecured obligation of RMC (See “PLAN OF DISTRIBUTION – Sales Commissions”). The amount of early redemption penalties received by us from members will reduce the principal balance of the formation loan, thus reducing the amount owed from RMC to us. In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan servicing fee and asset management fee, to RMC. If the manager is removed, no other manager is elected, we are liquidated and RMC is no longer receiving payments for services rendered, the debt on the formation loan will be forgiven by us and RMC will be immediately released from any further obligation under the formation loan. In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to RMC, we, at our expense, will retain independent counsel, who has not previously represented the manager to represent us in connection with such conflict.

7. Potential Conflicts if We Participate in Loans With Other Programs Organized by Our Manager.   In certain limited circumstances and subject to compliance with applicable regulations or guidelines, we may participate in loans with other programs organized by our manager. Our portion of the total loan may be smaller or greater than the portion of the loan made by such other programs. Any such participation would be made after a determination by our manager that the entire loan is in an amount greater than would be suitable for us to make on our own or that we would benefit from broader diversification of our loan portfolio. However, you should be aware that participating in a loan with other programs organized by our manager could result in a conflict of interest between us and our manager, as well as between us and such other programs, in the event that the borrower defaults on the loan. Our manager will seek to protect both our interest and the other program’s interest in the loan and in the underlying security, as will we, but there may be conflicts between our interests and the interests of such other programs. In order to minimize the conflicts of interest that may arise if we participate in loans with other programs, we will participate in the loan on the same terms and conditions as do the other programs and the terms of the loan will conform to the investment criteria we have established for the origination of loans. By participating in a loan on the same terms and conditions as do the other programs, we will be entitled to enforce the same rights as the other programs in such loan and the other programs will not have greater rights in the loan than we do.

8. Potential Conflicts if We Sell Loans to a Manager or Its Affiliates.   We may not sell a loan to a manager unless: (i) we do not have sufficient offering proceeds available to retain the loan; (ii) the manager pays us an amount of cash equal to the cost of the loan (including all related cash payments and carrying costs); (iii) the manager assumes all of our obligations and liabilities incurred in connection with holding the loan; and (iv) the sale occurs not later than 90 days following the termination date of the offering. A manager or its affiliate will purchase all loans that we do not have sufficient proceeds to retain. In the event that the offering proceeds are insufficient to retain all loans, we will sell loans to the manager on a “last-in, first-out” basis. While the above conditions are intended to minimize the conflicts of interest that may arise if we sell loans to a manager or its affiliate, such sale will not be the result of arm’s-length negotiations and could result in a conflict of interest between us and the manager or affiliate that is purchasing the loan.

9. Potential Conflicts if We Purchase Loans From a Manager or Its Affiliates.   We may not purchase a loan in which a manager or its affiliate has an interest unless: (i) the manager or its affiliate acquired the loan temporarily in its name for the purpose of facilitating the acquisition of the loan and provided that the loan is purchased from the manager for a price no greater than the cost of the loan to the manager, except for the compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a program pursuant to the rights of first refusal required by the provisions of the NASAA Mortgage Guidelines and the purchase price does not exceed fair market value as determined by an independent appraisal. A manager or its affiliates will not sell us a loan if the cost of the loan exceeds the funds reasonably anticipated to be available to us to purchase the loan. In addition, existing loans may be purchased from the manager, its affiliates or other third parties, but only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the manager will sell no more than a 90% interest and retain a 10% interest in any loan sold to us that it has held for more than 180 days. In such case, the manager will hold its 10% interest and we will hold our 90% interest in the loan as tenants in common. Our purchase price for any such loan will not exceed the par value of the note or its fair market value, whichever is lower. While the above conditions are intended to minimize the conflicts of interest that may arise if we purchase loans from a manager or its affiliate, such purchase will not be the result of arm’s-length negotiations and could result in a conflict of interest between us and the manager or affiliate that is selling the loan.

10. Our Manager May Represent Both Parties in Sales of Real Estate to Affiliates.   In the event we become the owner of any real property by reason of foreclosure on a loan, our manager’s first priority will be to arrange the sale of the property. Our manager will attempt to obtain a price that will permit us to recover the full amount of our invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. At this time, foreclosed properties may not be sold to our manager, any of their affiliates or to a program in which a manager has an interest. However, if the NASAA Mortgage Guidelines and the Arizona Administrative Code are ever amended to provide for such sales, then foreclosed properties may be sold to our manager, any of its affiliates or to a program in which our manager has an interest to the extent allowed by both such amendments.

11. Lack of Separate Legal Representation.  Lubin Olson & Niewiadomski LLP (“Lubin Olson”) and Orrick, Herrington & Sutcliffe LLP (“Orrick”) act as counsel to us and our manager. It is anticipated that such representation will continue in the future. Lubin Olson and Orrick do not represent you or any other member. Under our operating agreement, you must acknowledge and agree that such law firms represent us and our manager and do not represent, and will not be deemed under the applicable code of professional responsibility to have represented or be representing, any or all of the members in any respect. Such law firms, however, are obligated under the applicable code of professional responsibility not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by Lubin Olson or Orrick, with respect to our manager and/or us and the members, then we, at our expense, will retain independent counsel, who has not previously represented us or our manager to represent the interests of the members solely with respect to the issue of a conflict regarding the services performed by Lubin Olson or Orrick.

RELATED PARTY POLICIES

For a description of our policies and procedures for the review, approval or ratification of related party transactions, see “COMPENSATION OF OUR MANAGER”, “CONFLICTS OF INTEREST”, “INVESTMENT OBJECTIVES/LOAN UNDERWRITING GUIDELINES – Loans to Our Manager (other than the formation loan)” and “INVESTMENT OBJECTIVES/LOAN UNDERWRITING GUIDELINES – Purchase of Loans from Manager, Affiliates and Third Parties” of this prospectus.

FIDUCIARY RESPONSIBILITY OF OUR MANAGER

Our manager is accountable to us as a fiduciary. As such, it is under a fiduciary duty to exercise good faith and integrity in conducting our affairs. It must conduct such affairs in our best interest. As set forth in our operating agreement, our manager has fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not in our manager’s possession or control and our manager will not use, or permit another to use, our funds or assets in any manner except for our exclusive benefit. Members may not contract away the fiduciary duty owed to them by our manager under common law. Our manager will not allow our funds to be commingled with its funds or the funds of any other person or company.

Present State of the Law.   Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that as a member of the limited liability company you have the right, subject to the provisions of applicable procedural rules and statutes, to:

•	bring individual actions on behalf of yourself,

•	bring company class actions to enforce rights of all members similarly situated,

•	remove our manager in its capacity as manager, provided that you act with a majority in interest of the members, and

•	bring company derivative actions to enforce rights of the company if our manager fails to bring suit.

You may bring actions under federal or state securities laws, either individually or as part of a class of members, if the manager has violated these laws in connection with the offer and sale of units.

This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to members for breaches of fiduciary duty by our manager, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the duties of our manager or believe that a breach of fiduciary duty by a manager has occurred, you should consult your own counsel.

Exculpation.   Under our operating agreement and Delaware limited liability company law, our manager will not be liable to us or to you for errors in judgment or other actions or omission, so long as it determined in good faith that the conduct was in our best interests and the loss or liability did not result from the negligence or misconduct of the manager. As a result, you have a more limited right of action than you would have had absent the exculpation in our operating agreement or in states other than Delaware.

Indemnification.   Our operating agreement provides that we will indemnify our manager for liabilities and related expenses (including attorneys’ fees) it may incur for actions or omissions on our behalf, or in connection with our business, except for acts constituting fraud, misconduct or negligence. We may not indemnify a manager for any liability or loss, unless our manager has determined, in good faith, that the conduct causing the liability or loss was in the company’s best interest and the indemnified party was acting on behalf of or performing services for the company.

We will not indemnify a manager, any of its affiliates performing services for us, or any securities broker or dealer for any liabilities incurred by them arising from an alleged violation of federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations,

•	such claims have been dismissed with prejudice on the merits by a court of law as to the particular indemnified party, and

•

the settlement and indemnification is specifically approved by the court of law that has been advised as to the current positions of the Securities and Exchange Commission and the applicable state authority, as to indemnification for violations of securities law.

Any such indemnification will be recoverable only out of our assets and not from the members. A successful claim for such indemnification would deplete our assets by the amount paid.

Our operating agreement provides we may advance funds to a manager or its affiliates for legal expenses and other costs incurred as a result of any legal action only if:

•	it relates to acts or omissions involving the performance of duties or services on our behalf,

•	it is initiated by a third party who is not a member, or the legal action is initiated by a member and a court of law specifically approves the advancement, and

•	the manager or its affiliates undertake to repay the advanced funds if it is not entitled to indemnification.

We may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

OUR MANAGER’S PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by our manager and their affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by other investors’ programs.

Publicly Offered Mortgage Programs. In addition to the company, our manager previously sponsored three publicly offered programs, Redwood Mortgage Investors VIII (“RMI VIII”), Redwood Mortgage

Investors VII (“RMI VII”) and Redwood Mortgage Investors VI (“RMI VI”). RMI VIII, RMI VII, and RMI VI are California limited partnerships for which Michael R. Burwell, an individual, and our manager, RMC, are the general partners. In 2011, RMI VI and RMI VII were deregistered with the SEC as permitted by regulation based on the reduction in total assets and the number of investors. RMI VI and RMI VII continue to operate as on-going enterprises.

RMI VIII has investment objectives similar to us and is treated as a partnership for federal income tax purposes like us. RMI VIII began offering units in 1993 and its offering proceeds have been used to make loans secured by deeds of trust. All loans are arranged and serviced by our manager.

RMI VIII had six offerings, of approved aggregate offerings of $300,000,000, total partnership units sold were $299,813,000. The sixth and final offering closed in November 2008.

A recap of the offerings by the partnership follows.

•	A minimum of $250,000 and a maximum of $15,000,000 in partnership units were initially offered through qualified broker-dealers. This initial offering closed in October 1996.

•	December 1996, commenced offering of $30,000,000 (closed August 2000)

•	August 2000, commenced offering of $30,000,000 (closed April 2002)

•	October 2002, commenced offering of $50,000,000 (closed October 2003)

•	October 2003, commenced offering of $75,000,000 (closed August 2005)

•	August 2005, commenced offering of $100,000,000 (closed November 2008)

As of December 31, 2015, RMI VIII had a total capitalization of $186,610,000 and approximately 5,800 investor accounts. As of December 31, 2015, total assets under management were $207,533,365. RMI VIII has obtained and utilized leverage in an amount ranging from 0% to 33.49% of the gross offering proceeds. As of December 31, 2015, 53 loans (aggregate principal balance of $62,739,897) were still outstanding. RMI VIII financed these loans with a combination of equity raised in the six offerings described above, leverage from a line of credit, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California.

Loans	Principal Balance	Collateral
33	$27,672,868	Single family residences
1	$583,700	Multi-family residences
19	$34,483,329	Commercial properties

In addition to its loan portfolio, RMI VIII had a real estate owned (REO) portfolio consisting of 11 properties, with a recorded value totaling approximately $82,949,000 at December 31, 2015.

RMI VII offered $12,000,000 in units and became effective October 20, 1989. The partnership sold $11,998,359 in units and closed in September 1992. As of December 31, 2015, RMI VII had a total capitalization of $4,343,642 and approximately 300 investor accounts. RMI VII has obtained and utilized leverage in an amount ranging from 0% to 29.17% of the gross offering proceeds. As of December 31, 2015, 12 loans (aggregate principal balance of $2,543,226) were still outstanding. RMI VII financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California:

Loans	Principal Balance	Collateral
9	$1,878,364	Single family residences
1	$115,000	Multi-family residences
2	$549,862	Commercial properties

RMI VII had an REO portfolio of one property – shared with affiliates – in real property, with a recorded value totaling approximately $854,244 at December 31, 2015.

RMI VI offered $12,000,000 in units and became effective September 3, 1987. The partnership sold $9,772,594 in units and closed in September 1989. As of December 31, 2015, RMI VI had a total capitalization of $3,664,153 and approximately 250 investor accounts. RMI VI has obtained and utilized leverage in an amount ranging from 0% to 32.28% of the gross offering proceeds. As of December 31, 2015, 12 loans (aggregate principal balance of $2,683,561) were still outstanding. RMI VI financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California:

Loans	Principal Balance	Collateral
10	$1,779,693	Single family residences
2	$903,868	Commercial properties

RMI VI had no REO at December 31, 2015.

Privately Offered Mortgage Programs.   Our manager has sponsored six privately offered partnerships: Redwood Mortgage Investors V (“RMI V”), Redwood Mortgage Investors IV (“RMI IV”), Redwood Mortgage Investors III (“RMI III”), Redwood Mortgage Investors II (“RMI II”), Redwood Mortgage Investors (“RMI”) and Corporate Mortgage Investors (“CMI”). As of December 31, 2015, only RMI V and RMI IV remained (the others were dissolved in December 2005 by a vote of the limited partners). RMI V and RMI IV are California limited partnerships for which Michael R. Burwell and RMC are the general partners (RMC’s wholly-owned subsidiary Gymno LLC was a general partner prior to its merger into RMC effective June 30, 2015). In the first quarter of 2014, the limited partners of RMI V and RMI IV voted to commence liquidation of those entities in an orderly manner over a period expected to take up to three years.

RMI V offered $5,000,000 in units and became effective September 15, 1986. The partnership sold $4,988,208 in units and closed in October 1987. As of December 31, 2015, RMI V had a total capitalization of $824,506 approximately 100 investor accounts. RMI V has obtained and utilized leverage in an amount ranging from 0% to 42.10% of the gross offering proceeds. As of December 31, 2015, 4 loans (aggregate principal balance of $522,201) were still outstanding. RMI V financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California:

Loans	Principal Balance	Collateral
3	$331,800	Single family residences
1	$190,401	Commercial properties

RMI V had no REO at December 31, 2015.

RMI IV offered $7,500,000 in units and became effective October 1, 1984. The partnership sold $7,494,467 in units and closed in September 1986. As of December 31, 2015, RMI IV had a total capitalization of $716,749 and approximately 200 investor accounts. RMI IV has obtained and utilized leverage in an amount ranging from 0% to 26.69% of the gross offering proceeds. As of December 31, 2015, no loans were outstanding.

RMI IV had an REO portfolio of one property – shared with affiliates – in real property, in which the partnership held a recorded value totaling approximately $346,233 at December 31, 2015.

In December 2005, with substantial assets remaining in each partnership despite available liquidity options for the limited partners, the general partners of RMI III, RMI II, RMI and CMI proposed to the limited partners of each such partnership that the partnership be dissolved and the limited partners then approved such dissolutions. Upon dissolution, remaining limited partners received their capital account balance and unused portion of the allowance for loan losses from the liquidation of assets. RMI III, RMI II and RMI were California limited partnerships for which Michael R. Burwell and Gymno Corporation were the general partners. They were sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. Corporate Mortgage Investors, which was a California limited partnership for which A & B Financial Services, Inc. was the general partner, was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors.

RMI III offered $7,000,000 in units and became effective February 1, 1984. The offering terminated in June 1984; at which time it had a total capitalization of approximately $1,429,624. The partnership was re-offered in July 1992, and received $858,800 in additional contributions. The offering closed in December 1996. Upon dissolution in December 2005, RMI III had a total capitalization of $1,321,075 and approximately 34 investor accounts.

RMI II offered $1,500,000 in units and became effective February 1, 1983. The partnership sold $1,282,802 in units and closed in June 1983. Upon dissolution in December 2005, RMI II had a total capitalization of $147,205 and approximately 23 investor accounts.

RMI offered $1,000,000 in units and became effective April 1, 1978. The partnership sold $977,326 in units and closed in July 1982. Upon dissolution in December 2005, RMI had a total capitalization of $776,569 and approximately 18 investor accounts.

The offering period for Corporate Mortgage Investors commenced August 1, 1978. On January 1, 1984, a segregated portfolio (CMI II) was created within Corporate Mortgage Investors, into which all new subscriptions were placed. Together, the partnerships offered $20,000,000 in units. The partnerships sold $8,844,444 in units and closed in January 1987. Upon dissolution in December 2005, the two portfolios had been merged and had total capitalization of $1,145,070 and approximately 18 investor accounts.

Upon request, our manager will provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs. You may review, read and copy all of our filings at the SEC’s Public Reference Room located at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available on the SEC’s website at www.sec.gov.

Liquidity Events; Major Adverse Developments. The following prior programs sponsored by our manager were not structured to provide liquidity to all investors at a single point in time (other than at the program’s outside termination date of approximately 40 years after inception, or in the case of Corporate Mortgage Investors and Redwood Mortgage Investors, 50 years after inception):

•	Corporate Mortgage Investors;
•	Redwood Mortgage Investors;
•	Redwood Mortgage Investors II;
•	Redwood Mortgage Investors III;
•	Redwood Mortgage Investors IV;
•	Redwood Mortgage Investors V;
•	Redwood Mortgage Investors VI;
•	Redwood Mortgage Investors VII; and
•	Redwood Mortgage Investors VIII.

Instead they provide liquidity by (i) allowing investors to have their investment returned through a redemption request, subject to a 10% withdrawal penalty if they have held the investment but less than five years, and (ii) allowing investors to have their investment returned, without penalty, over a period of time, typically five years, if they have held the investment for more than five years. Accordingly, none of the applicable offering materials for the prior programs sponsored by our manager included any specific or estimated liquidity date targets.

In addition, the following prior programs have wound up their operations before each program’s outside termination date of approximately 40 years (or in the case of Corporate Mortgage Investors and Redwood Mortgage Investors, 50 years) after inception:

•	Corporate Mortgage Investors;
•	Redwood Mortgage Investors;
•	Redwood Mortgage Investors II; and
•	Redwood Mortgage Investors III.

Redwood Mortgage Investors IV and V are currently winding down their operations before their outside termination date. In both programs, investors’ units will be liquidated as part of the wind down process and they are being liquidated prior to the program’s outside termination date of approximately 40 years after inception. Prior to commencing the wind down process, investors in both programs could liquidate their shares pursuant to the redemption feature.

The following prior programs continue to provide liquidity to the investors through the redemption feature:

•	Redwood Mortgage Investors VI;
•	Redwood Mortgage Investors VII; and
•	Redwood Mortgage Investors VIII.

However, in connection with RMI VIII, in March 2009, in response to economic conditions then existing, RMI VIII suspended capital liquidations. In the fourth quarter of 2009 RMI VIII entered into a forbearance agreement with its banks and subsequently entered into an amended and restated loan agreement (dated October 2010) which included additional restrictions on liquidations and distributions of partners’ capital. The bank loan was paid off in September 2012. RMI VIII’s 11 most recently completed quarters have been profitable, and it has recommenced providing capital liquidation payments as of March 31, 2014.

In the quarter ended March 31, 2014, for those limited partners that had a liquidation payment pending but which was suspended as of March 31, 2009, RMI VIII resumed liquidation payments based on their current capital balance at the payment terms of their election existing at March 2009. Limited partners were informed of RMI VIII’s reinstitution of accepting liquidation requests and those that requested liquidation had their liquidation requests added to those previously existing. Each quarter, RMI VIII will allocate a specific amount of cash for liquidation payments. In the event that the cash allocated is insufficient to meet the liquidation requests of all limited partners requesting liquidations, then liquidation requests will be disbursed based upon the priority schedule set forth in RMI VIII’s limited partnership agreement and then on a pro-rata basis.

In summary, the priority order for RMI VIII states liquidation payments will be made first to limited partners withdrawing capital accounts according to the 5-year or longer installment liquidation period, then to benefit plan investors withdrawing capital accounts per the accelerated provision, then to other limited partners withdrawing capital accounts per the accelerated provision, then to executors, heirs or other administrators withdrawing capital accounts upon the death of a limited partner, and finally to all other limited partners withdrawing capital accounts. In 2014, $6,589,000 of liquidations were paid, which fulfilled 94% of the requested $7,257,000 under the 5-year or longer option. In 2015, $16,512,000 of liquidation payments were made and commencing in the second quarter of 2015, one hundred percent (100%) of scheduled redemption payments were made.

Under these prior programs, an investor had to elect whether to receive periodic cash distributions from the units he purchased or have the earnings relating to such units reinvested in his capital account. Due to compounding, those investors who elected to reinvest earnings had higher annualized yields than those who elected to receive cash distributions.

MANAGEMENT

General. Our manager is responsible for the management and investment of the proceeds of the offering. Services performed by our manager include, but are not limited to:

•	implementation of our investment policies,
•	identification, selection, origination and extension of loans,
•	preparation and review of budgets,
•	preparation of cash flow and taxable income or loss projections and working capital requirements,
•	periodic physical inspections and market surveys,
•	supervision of any necessary litigation,
•	preparation and review of our reports and regulatory filings,
•	communications with members,
•	supervision and review of our bookkeeping, accounting and audits,
•	supervision and review of our state and federal tax returns,
•	supervision of professionals we employ in connection with any of the foregoing, including attorneys and accountants, and
•	management of real estate acquired through foreclosure.

Our manager receives various forms of compensation and reimbursement of expenses from the company and compensation from borrowers under mortgage loans held by the company. The manager is not entitled to receive real estate brokerage commissions, property management fees or insurance services fees or any fees or other compensation except as specifically provided for in the operating agreement or as described in this prospectus. The manager may not receive from the company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the manager or any of its affiliates to do so. Neither our manager nor its affiliates shall, directly or indirectly, pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of our units; provided, however, that this limitation does not prohibit the normal sales commission payable to a registered broker dealer or other properly licensed person for selling units. The manager may not receive any fees or other compensation except as provided in our operating agreement or this prospectus. (See “COMPENSATION OF OUR MANAGER”.)

Our manager may be removed by a majority in interest of the members (See “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT – Voting Rights of the Members”).

Our Manager

Redwood Mortgage Corp.   RMC is a licensed real estate broker and holds a California Finance Lenders (CFL) license. RMC was incorporated in 1978 under the laws of the State of California and is engaged primarily in the business of originating, acquiring and servicing mortgage loans. RMC will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other mortgage programs formed by our manager (See “OUR MANAGER’S PRIOR PERFORMANCE SUMMARY”). Michael R. Burwell has a controlling interest in this company through his stock ownership and as trustee of the Burwell Trusts. Audited consolidated balance sheets for RMC and its subsidiaries as of December 31, 2014 are incorporated by reference into this prospectus.

Officers and Directors of Our Manager

Michael R. Burwell. Michael R. Burwell, age 59, President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-2011); President, Director, Chief Financial Officer and Secretary of Gymno Corporation (1986-September 2011) and, the manager of Gymno LLC, the entity into which Gymno Corporation was converted (September

2011-June 30, 2015); President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-September 2011); past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986). Mr. Burwell is licensed as a real estate sales person. Mr. Burwell was a general partner of each of the RMI, RMI II and RMI III limited partnerships. Mr. Burwell is a general partner of each of the RMI IV, RMI V, RMI VI, RMI VII and RMI VIII limited partnerships. Mr. Burwell attended the University of California, at Davis from 1975-1979, playing NCAA soccer for three seasons.

Lorene A. Randich. Lorene A. Randich, age 58, joined Redwood Mortgage Corp. in 1991, and has served as a Director since November 2011. Ms. Randich has held the real estate broker’s license of record for Redwood Mortgage Corp. since November 2011. Since 2001, she has been Vice President of Loan Production and Underwriting. Ms. Randich has been a licensed real estate broker since 1996. She is a member of the National Association of Realtors, the California Mortgage Bankers Association, the California Association of Mortgage Professionals (Board Member–San Francisco/Peninsula Chapter) and the California Mortgage Association (Board Member and Education Committee Chairperson). Ms. Randich received a BA from UC Berkeley in 1980.

Thomas R. Burwell. Thomas R. Burwell, age 48, joined Redwood Mortgage Corp. in 2007 and has served as Marketing and Sales Director since 2012; Loan Officer-Builder Division Wells Fargo Bank, N.A (Westwood, CA 2005-2007); Loan Officer, Wells Fargo Bank, N.A. (Beverly Hills 2004-2005); Loan Officer Wells Fargo Bank, N.A. (New York, NY 2002-2004). Mr. Burwell is a member of the Financial Planning Association, San Francisco, CA. Mr. Burwell received a BA from the University of California at Davis in 1990. Mr. Burwell is a former ATP (Association of Tennis Professionals) world tour professional and was a NCAA Team and Individual Finalist, Team Captain, (Three-time) All-American, #1 Singles and #1 Doubles Player for University of California at Davis.

We do not pay any compensation to the officers and directors of our manager for the services they provide to our manager. Please see “COMPENSATION OF OUR MANAGER” for a discussion of compensation our manager receives from us.

SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity owns beneficially more than five percent of the units. The manager does not own any units, but the manager receives collectively 1% of the net income and losses of the company and members receive collectively the remaining 99% of such items.

ORGANIZATIONAL CHART

(1)	The manager holds a 1% interest in profits, losses, and cash available for distribution in Redwood Mortgage Investors IX, LLC.

The manager of the company is RMC (RMC’s wholly-owned subsidiary Gymno LLC was a co-manager prior to its merger into RMC effective June 30, 2015). Michael Burwell is the president of RMC. Mr. Burwell also is controlling shareholder of RMC through his holdings as an individual and his role as trustee of the Burwell Trusts. Mr. Burwell and the Burwell Trusts together own all of the equity interests in RMC.

Affiliated Partnerships

The general partners of Redwood Mortgage Investors IV, V, VI, VII, and VIII are Michael Burwell and RMC.

INVESTMENT OBJECTIVES/LOAN UNDERWRITING GUIDELINES

Our primary investment objectives are to:

•	yield a favorable rate of return from the company’s business of making and/or investing in loans,

•

preserve and protect the company’s capital by making or investing in loans secured by California real estate, preferably income-producing properties geographically situated in the San Francisco Bay Area and the coastal metropolitan regions of Southern California, and

•	generate and distribute cash flow from mortgage lending and investment activities.

Our investment objectives may be changed by our manager without the affirmative vote or consent of members.

General Standards for Loans.   The loans we make or hold will generally be secured by deeds of trust on the following types of real property, including:

•	single-family residences (including homes, condominiums and townhouses, and 1-4 unit residential buildings),

•	multi-family properties (such as apartment buildings),

•	commercial property (such as stores, shops, offices, warehouses and retail strip centers), including improved land zoned for commercial and/or residential development, and

•	land (undeveloped or raw).

The foregoing objectives will not change. However, our operating agreement provides that our manager has sole and complete charge of our affairs and will operate the business for the benefit of all members.

An investment in our units is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, your investment in us will:

•	be less liquid,

•	not be readily transferable, and

•	not provide a guaranteed return over its investment life.

Our loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the formation loan to RMC, loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

•

Priority of Mortgages.   The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property that is to be used as security for the loan. (See “CERTAIN LEGAL ASPECTS OF LOANS – Special Considerations in Connection with Junior Encumbrances”).

•

Geographic Area of Lending Activity.   All our loans will be directly or indirectly secured by properties located in California, and primarily in the nine San Francisco Bay Area counties and coastal metropolitan regions of Southern California. The San Francisco Bay Area counties, which have an aggregate population of over 7.3 million, are San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, Marin, Napa, Solano and Sonoma. The Coastal Metropolitan Southern California counties, which have an aggregate population of over 16.5 million, are Los Angeles, Orange, Ventura and San Diego. The economy of the area where the security is located is important in protecting market values. Therefore, the largest percentage of our lending activity will be in the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites, and our lending activity will focus secondarily on Coastal Metropolitan Southern California. Our manager believes these factors generally contribute to a stable market for residential property. Although we anticipate that our primary area of lending will be Northern California, we may elect to make loans secured by real property located throughout California. As of December 31, 2015, approximately 55% ($15,176,502) of the total unpaid principal balance was on loans secured by properties located in the San Francisco Bay Area; approximately 37% ($10,182,146) on loans secured by properties located in the coastal metropolitan region of Southern California, which has a broad, diversified economic base, and an expanding population; and the remaining 8% was on loans secured by properties located in other Northern and Southern California areas.

•

Construction Loans.  We may make construction loans up to a maximum of 10% of our loan portfolio. A construction loan is a loan in which the proceeds are used to construct a new structure on a parcel of property on which no dwelling previously existed or on which the existing structure was entirely demolished. As of December 31, 2015, we had no construction loans outstanding.

In addition, in no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. Once a property receives a certificate of occupancy from the local jurisdiction in which it is located, our loan will be reclassified as a permanent loan. We will not make loans secured by properties determined by our manager to be special-use properties. Examples of special use properties are bowling alleys, churches and gas stations.

•

Rehabilitation Loans.  We will also make “rehabilitation loans” to finance remodeling, additions to and/or rehabilitation of an existing structure or dwelling, whether residential, commercial or multi-family. While we will not classify rehabilitation loans as construction loans, rehabilitation loans do carry some of the same risks as construction loans. Rehabilitation loan proceeds are generally used to acquire and remodel single family homes for future sale or rental. We may make rehabilitation loans up to a maximum of 15% of our total loan portfolio. As of December 31, 2015, the company had no rehabilitation loans outstanding.

•

Loan-to-Value Ratios.   The amount of our loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property (which, in the case of a construction loan, means the as-completed value of the property) as determined by an independent written appraisal at the time the loan is made. These loan-to-value ratios are as follows:

Type of Security Property	Loan-to-Value Ratio
Residential (including apartments)	80%

Commercial (including retail stores, office buildings, warehouses facilities, mixed use properties)	75%

Land	50%

Our manager does not anticipate obtaining mortgage insurance. The above loan-to-value ratios may also be exceeded (except for construction loans) if our Manager determines that the increase is substantially justified by the presence of other underwriting criteria. In addition, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default. In such cases, our manager will be free to accept any reasonable financing terms that it deems to be in our best interests, in its sole discretion.

We obtain appraisals prepared by competent, independent appraisers for each of the properties securing our mortgage loan. Appraisers retained by us are licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to our manager. Our manager reviews each appraisal report and visits each property on which an appraisal is made. A visit means our manager drives to the property and assesses the front exterior of the subject property, the adjacent properties and the neighborhood. A visit may include, but not in every circumstance, walking the street, viewing the local neighborhood, observing current property maintenance, neighborhood general maintenance and other matters that can effect value. A visit does not include entering any structures on the property. In many cases our manager will not enter the structures on the property.

•

Terms of Loans.   Most of our loans are for a period of one to five years, but in no event more than 15 years. Most loans provide for monthly payments of interest and/or principal and interest only. Many loans provide for payments of interest only or are partially amortizing with a “balloon” payment of principal payable in full at the end of the term. Some loans provide for the deferral and compounding of all or a portion of accrued interest for various periods of time. We generally do not grant borrowers an option to refinance or extend the loan at the time the loan is made. However, we may agree to extend or refinance a loan at its maturity if deemed appropriate and advisable for business reasons or in light of the then current economic climate or other factors.

•	Escrow Conditions. Loans are funded through an escrow account handled by a title insurance company, an escrow company or by RMC, subject to the following conditions:

•

Satisfactory title insurance coverage is obtained for all loans. The title insurance policy will name us as the insured and provides title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

•	Satisfactory fire and casualty insurance is obtained for all loans, naming us as loss payee in an amount equal to cover the replacement cost of improvements.

•

Our manager does not intend to arrange, and to date has not arranged, for mortgage insurance, which would afford some protection against loss if we foreclose on a loan and there is insufficient equity in the security property to repay all sums owed.

•

All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name us as payee and beneficiary, either individually or as an assignee/endorsee. Loans will not be written in the name of a nominee.

Loans to our Manager (other than the formation loan).  We may not acquire a loan from, or sell a loan to, a program in which our manager has an interest, except as allowed under our operating agreement.

Purchase of Loans from Manager, Affiliates and Third Parties.  We may not purchase a loan in which a manager or its affiliate has an interest unless the loan is not in default and either: (i) the manager or its affiliate acquired the loan temporarily in its name for the purpose of facilitating the funding or acquisition of the loan and provided that the loan is purchased from the manager for a price no greater than the cost of the loan to the manager, except for the compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a program pursuant to the rights of first refusal required by the provisions of the NASAA Mortgage Guidelines and the purchase price does not exceed fair market value as determined by an independent appraisal. The manager or its affiliate will sell no more than a 90% interest and retain a 10% interest in any loan sold to us that it has held for more than 180 days. In such case, we will hold our respective interests in the loan as tenants in common. Our purchase price for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

Sale of Loans.  We may not sell a loan to a manager unless: (i) we do not have sufficient offering proceeds available to retain the loan; (ii) the manager pays us an amount of cash equal to the cost of the loan (including all related cash payments and carrying costs); (iii) the manager assumes all of our obligations and liabilities incurred in connection with holding the loan; and (iv) the sale occurs not later than 90 days following the termination date of the offering. In the event that the offering proceeds are insufficient to retain all loans, we will sell loans to the manager on a “last-in, first-out” basis. Our manager or its affiliates may sell loans to third parties (or fractional interests therein) if and when our manager determines that it appears to be advantageous to do so. We may not give a manager or its affiliate an exclusive right or employment to sell or otherwise dispose of loans or other assets of the company.

Investments in or with Other Programs.  We may invest in partnerships or joint ventures with our affiliates if: (1) the programs have substantially identical investment objectives; (2) there are no duplicate fees; (3) the compensation to the manager or general partners of the programs is substantially identical in each program; (4) each program has a right of first refusal to buy if the other programs wish to sell assets held in the joint venture; and (5) the investment of each program is on substantially the same terms and conditions. Participants in such investments may from time to time reach an impasse on joint venture decisions since no participant controls decisions. In addition, while a joint venture participant may have the right to buy the assets from the general partnership or joint venture, it may not have the resources to do so. We may also invest in general partnership interests of limited partnerships, but only if we, alone or together with our publicly registered affiliate meeting the above requirements, acquire a controlling interest, no duplicate fees are payable and no additional compensation beyond that permitted by the NASAA Mortgage Guidelines, is paid to the manager. We may not invest in interests of other programs.

Loan Participation.  We may participate in loans with other programs organized by our manager, where we will purchase a fractional undivided interest in a loan, meeting the requirements set forth above. Because we will not participate in a loan that would not otherwise meet our requirements, the risk of such participation is minimized. We may also participate in loans with nonaffiliated lenders and investors. Any such participation would only be on the terms and conditions set above. We may also acquire from or sell participation interests in loans to affiliated publicly registered mortgage programs.

Diversification.   We will not invest in or make loans on any one property that would in the aggregate exceed 10% of the then total gross proceeds of the entire offering. We will not invest or make loans to any one borrower that would in the aggregate exceed 10% of the then total gross proceeds of the entire offering.

Other Limitations.   Loans secured by unimproved real property (other than construction loans) will not exceed 10% of the then total gross proceeds of the offering. Properties will not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for this purposes, two years will be deemed to be presumptively reasonable. We may not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

Credit Evaluations.   We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described herein. Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Borrowing.   We anticipate that we may borrow funds for our activities including: (i) making loans; (ii) increasing our liquidity; (iii) preventing defaults under mortgage loans that are senior to our mortgage loans or discharging such senior loans in order to protect our investment; (iv) operating or developing a property that we acquired through foreclosure; and (v) reducing cash reserve needs. We may assign all or a portion of our loan portfolio or real estate that we own as security for such loan(s). We anticipate engaging in this type of transaction when the interest rate at which we can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this “spread.” We may also borrow funds in order to protect our investment and/or to develop or operate a property that we own. The borrowing of funds involves certain elements of risk and also entails possible adverse tax consequences (See “RISK FACTORS –MORTGAGE LENDING AND REAL ESTATE RISKS – Use of Borrowed Money to Fund Loans May Reduce Our Profitability” and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Investment by Tax-Exempt Investors”). Under our operating agreement, our total indebtedness may not at any time exceed 50% of members’ capital (See “RISK FACTORS – TAX RISKS – We Expect to Generate Unrelated Business Taxable Income”). As of December 31, 2015, we did not have any borrowing facility in place. Under our operating agreement, our leverage policy may not be amended without the approval of a majority in interest of the members.

On loans made available to us by a manager or its affiliate, the manager or its affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by a manager or its affiliate on a loan to us secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. None of managers or members or their respective affiliates shall be obligated to make any loan or advance to us.

The managers shall not provide financing to us except as permitted by the foregoing, in which case there shall be independent advisers for each publicly registered party to the transaction.

Reinvestment of Cash Flow.   We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the company up to 36 months prior to final liquidation of the company. Following the seventh anniversary of the effectiveness of our registration statement filed on November 18, 2008, a member may elect to receive his or her pro rata share of any loan principal repayments. Any capital not reinvested will be used first to return members’ capital contributions and then to pay distributions to members.

Except as permitted under our operating agreement, we will not pay, directly or indirectly, a commission or fee to a manager or its affiliate in connection with the reinvestment or distribution of the proceeds from the repayment of principal or prepayment of a loan (to the extent classified as a return of capital for federal income tax purposes), and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a loan or of a property subject to a loan, or the payment of insurance or a guarantee with respect to a loan.

Other Policies.   We will not:

•	issue senior securities,

•	invest in the securities of other public companies for the purpose of exercising control,

•	underwrite securities of other public companies, or

•	offer securities in exchange for property.

If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, our manager may, in its discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

HOW WE ARE REGULATED

We and RMC, which arranges and generally services our loans, are heavily regulated by laws governing lending practices at the federal, state and local levels. In addition, proposals for further regulation of the financial services industry continually are being introduced. The laws and regulations to which we and RMC are subject include rules and restrictions pertaining to:

•	real estate settlement procedures;

•	fair lending;

•	truth in lending;

•	federal and state loan disclosure requirements;

•	the establishment of maximum interest rates, finance charges and other charges;

•	loan-servicing procedures;

•	secured transactions and foreclosure proceedings; and

•	privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

Key federal and state laws, regulations, and rules affecting our business include the following:

•	Real Estate Settlement Procedures Act (“RESPA”).

RESPA is a federal law passed in 1974 with the purpose of establishing settlement procedures for consumer real estate purchase and refinance transactions on residential (1-4 unit) properties. It establishes rules relating to affiliated business relationships, escrow accounts for property taxes and hazard insurance and loan servicing, among other things. It prohibits unearned referral fees from being charged in a covered transaction. RESPA also governs the format of the Loan Estimate (LE) and the Closing Disclosure (CD) forms provided to consumers in real estate transactions.

•	Truth in Lending Act (“TILA”).

TILA is a federal law passed in 1968 for the purpose of regulating consumer financing. For real estate lenders, TILA requires, among other things, advance disclosure of certain loan terms, calculation of the costs of the loan as demonstrated through an annual percentage rate, and the right of a consumer in a refinance transaction on their primary residence to rescind their loan within three days following signing of the loan document.

•	Home Ownership and Equity Protection Act (“HOEPA”) and California Covered Loan Law.

HOEPA is a federal law passed in 1994 to provide additional disclosures for certain closed-end home mortgages. In 1995, the Federal Reserve Board issued final regulations governing “high-cost” closed-end home mortgages with interest rates and fees in excess of certain percentage or amount thresholds. These regulations primarily focus on additional disclosure with respect to the terms of the loan to the borrower, the timing of such disclosures, and the prohibition of certain loan terms, including balloon payments and negative amortization. Failure to comply with the regulations will render the loan rescindable for up to three years. Lenders can be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages. Similarly, in California, Financial Code Section 4970, et. seq., became effective in 2002. It provides for state regulation of “high-cost” consumer residential mortgage loans (also called “covered loans”) secured by liens on real property. Section 4970 defines covered loans as consumer loans in which the original principal balance of the loan does not exceed the most current conforming loan limit for a single-family first mortgage loan established by the Federal National Mortgage Association, with interest rates and/or fees exceeding one of the statutorily defined percentage or amount thresholds. The law prohibits certain lending practices with respect to high-cost loans, including the making of a loan without regard to the borrower’s income or obligations. When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.

•	Mortgage Disclosure Improvement Act.

This federal law enacted in 2008, regulates the timing and delivery of loan disclosures for all mortgage loan transactions governed under RESPA.

•	Home Mortgage Disclosure Act.

This federal law enacted in 1975 provides for public access to information on a lender’s loan activity. It requires lenders to report to their federal regulator certain information about mortgage loan applications it receives, such as the race and gender of its customers, the disposition of the mortgage application, income of the borrowers and interest rate (i.e. APR) information. Amendments to HMDA have recently been issued which will become effective January 1, 2018. Under the amended regulation lenders will be required to report 40 additional data points on their loan applications, including borrower age and credit data, lender fees, debt-to-income ratios and loan-to-value ratios.

•	Red Flags Rule.

This federal rule was issued in 2007 under Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and amended by the Red Flag Program Clarification Act of 2010. It requires lenders and creditors to implement an identity theft prevention program to identify and respond to account activity in which the misuse of a consumer’s personal identification may be suspected.

•	Graham-Leach-Bliley Act (aka Financial Services Modernization Act of 1999).

This federal act passed in 1999 requires all businesses that have access to consumers’ personal identification information to implement a plan providing for security measures to protect that information. As part of this program, we provide applicants and borrowers with a copy of our privacy policy.

•	Dodd-Frank Wall Street Reform and Consumer Protection Act.

This federal law passed in 2010 enhanced regulatory requirements on banking entities and other organizations considered significant to U.S. financial markets. The act also provides for reform of the asset-backed securitization market. We do not expect these particular regulatory changes will have a material direct effect on our business or operations.

The act also imposes significant new regulatory restrictions on the origination of residential mortgage loans, under sections concerning “Mortgage Reform and Anti-Predatory Lending.” For example, when a consumer loan is made, the lender is required to make a reasonable and good faith determination, based on verified and documented information concerning the consumer’s financial situation, whether the consumer has a reasonable ability to repay a residential mortgage loan before extending the loan. The act calls for regulations prohibiting a creditor from extending credit to a consumer secured by a high-cost mortgage without first receiving certification from an independent counselor approved by a government agency. The act also adds new provisions prohibiting balloon payments for defined high-cost mortgages. The act established the Consumer Finance Protection Bureau (CFPB), giving it regulatory authority over most federal consumer-lending laws, including those relating to residential mortgage lending. Many of the federal regulations governing mortgage lending have been significantly amended and expanded through the passage of the Dodd Frank Act.

•	The California Homeowner’s Bill of Rights (“HOBR”).

This series of state laws, which became effective January 1, 2013, is intended to ensure fair lending and borrowing practices for California homeowners by guaranteeing basic fairness and transparency during the foreclosure process. Key provisions include restrictions on dual-track foreclosures, a guaranteed single point of contact, civil penalties for lenders filing unverified documents, and protections for tenants of foreclosed properties. HOBR also provides borrowers with the authority to seek redress of material violations of its rules, such as by an injunction (prior to foreclosure sale) or recovery of damages (after foreclosure sale).

•	California Real Estate Law (the “CA Real Estate Law”)

The CA Real Estate Law, codified in California Business and Professions Code Sections 10000 et seq., together with the Real Estate Commissioner’s rules thereunder, govern the licensing, administration and activities of licensed real estate brokers (including mortgage loans brokers) in the State of California, including rules relating to, among other things, licensing, disclosures, compensation and fees, disciplinary action, and transactions involving trust deeds and real property sale contracts. The company is not a licensed real estate broker but our manager, RMC, is so licensed and will be subject to those laws and regulations.

CERTAIN LEGAL ASPECTS OF LOANS

Each of our loans (except the formation loan to RMC) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust creates a lien on the real property. The parties to a deed of trust are: the debtor called the “trustor,” a third-party grantee called the “trustee,” and the lender-creditor called the “beneficiary.” The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary. We will be a beneficiary under all deeds of trust securing loans.

Foreclosure.   Foreclosure of a deed of trust is accomplished in most cases by a trustee’s sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust. Except as otherwise provided below with respect to a loan made during certain periods and secured by a deed of trust covering residential real property, prior to such sale, the trustee must record a notice of default in real property records of the county in which the real property is located and send a copy of the notice of default to, among other persons, the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due, not including principal due solely as a result of acceleration of the debt, plus certain costs and expenses actually incurred in enforcing the obligation and statutory limited attorney’s and trustee’s fees. Subject to the additional requirements noted below, after the notice of default is recorded and following a three month period and at least 20 days before the trustee’s sale, a notice of sale must be posted in a public place and published once a week over the 20 day period. A copy of the notice of sale must be posted on the property, and sent to each person to receive a copy of the notice of default at least 20 days before the sale. The notice of sale must also be recorded in the real property records at least 20 days prior to the sale. Following a properly conducted sale, title to the property is conveyed by the way of a trustee’s deed to the successful bidder at the trustee’s sale. Following a non-judicial foreclosure under the power-of-sale in the deed of trust, a judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property (the “deficiency”). Recent legislation enacted in California imposes additional due diligence and notice requirements on a lender seeking to foreclose a deed of trust covering residential real property following a default under certain types of loans made during the period of 2003 through 2007. Among other requirements, at least 30 days prior to filing a notice of default, the trustee (or beneficiary) must undertake certain due diligence, including contacting the borrower to discuss (or, if unable to contact the borrower, notifying the borrower of) options to avoid foreclosure and other related information. The borrower may seek additional extensions of time to engage in such discussions with the trustee (or beneficiary). The notice of sale must include a certification that the trustee (or beneficiary) has complied with the statutory due diligence and notice requirements. In addition, the lender is required to satisfy certain notice requirements with respect to tenants or other residents of any subject property. After any such foreclosure, the lender or third party purchaser has a duty to maintain the property and is subject to penalties and fines for failure to perform its maintenance obligations.

A judicial foreclosure (in which the beneficiary’s purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders generally do not have a right to redeem the property after a judicial foreclosure sale. We generally would not expect to pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of our manager, such a remedy is warranted in light of the time and expense involved.

Tax Liens.   Most liens for federal or state taxes filed after a loan is made that is secured by a recorded deed of trust will be junior in priority to the loan. Accordingly, the filing of federal or state tax liens after our loan is made will generally not affect the priority of our deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by our borrowers. Accordingly, even if we are the senior lienholder, if a real property tax lien is filed, our deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see “Special Considerations In Connection With Junior Encumbrances” below.

Anti-Deficiency Legislation.   California has several principal statutory prohibitions that limit the remedies of a beneficiary under a deed of trust. Two of these statutes limit the beneficiary’s right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust. One is based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee’s sale. Most of our loans will be enforced by means of a trustee’s sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a “purchase money” obligation. With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, or any refinancing thereof, will be a purchase money obligation. Thus, under such statutes, we generally will not be able to seek a deficiency judgment.

Another statutory framework, commonly known as the “one form of action” rule, provides that the beneficiary must commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. In addition, another statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the greater of the fair market value of the property at the time of sale or the amount for which the property was sold, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

Special Considerations in Connection with Junior Encumbrances.   In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust (“junior encumbrances”). By its nature, a junior encumbrance is less secure than a senior encumbrance. Only the holder of a first trust deed is permitted to “credit bid” in the amount of its debt at its foreclosure sale; junior lienholders bidding at a senior lienholder’s foreclosure sale must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the successful bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have the right to pursue an action against the borrower to enforce the promissory note. In the case of a single-asset borrower or where the junior lienholder has agreed to limit its recourse to the real property, this remedy may not be adequate.

Accordingly, with respect to those mortgage loans for which we are a junior lienholder, we will in most instances be required to protect our security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price that will recoup the junior lienholder’s interest or (ii) pay off the senior encumbrances so that its encumbrance achieves first priority. Either alternative will require us to make substantial cash expenditures to protect our interest (See “RISK FACTORS – MORTGAGE LENDING AND REAL ESTATE RISKS – Some of Our Loans are Junior in Priority to First and Second Liens that May Make It More Difficult and Costly to Protect Our Junior Security Interest”).

We may also make wrap-around mortgage loans (sometimes called “all-inclusive loans”), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us. The borrower will then make all payments directly to us, and we in turn will pay the holder of the senior encumbrance(s). The actual yield to us under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by us.

As the holder of a junior encumbrance, we will record a request for notice of default at the time the trust deed is recorded. This procedure entitles us to receive notice when a senior lienholder files a notice of default and will provide us more time to make alternate arrangements to protect our security interest.

In the event the borrower defaults solely upon his debt to us while continuing to perform with regard to the senior lienholder, we (as junior lienholder) will foreclose upon our security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were we to purchase the security property at our own foreclosure sale, we would acquire the property subject to all senior encumbrances.

The typical deed of trust used by most institutional lenders, like the one that we use, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings. The typical deed of trust also confers upon the beneficiary the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations, thus limiting the rights afforded to the lender under the deed of trust.

“Due-on-Sale” Clauses.   Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain “due-on-sale” clauses permitting us to accelerate the maturity of a loan if the borrower sells the property. However, acquisition of a property by us by foreclosure on one of our loans, may also constitute a “sale” of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

“Due-on-Encumbrance” Clauses.   Our promissory notes and deeds of trust may contain a “due-on-encumbrance” clause that would restrict the ability of the borrower to further encumber the property by placing a deed of trust junior to our loan. With respect to mortgage loans on residential property containing four or fewer units, both federal and California law prohibit acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property.

With respect to junior loans that we make, although most of these loans will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties where the senior loan documents may contain due on encumbrance provisions. In such cases, absent consent by the senior lender, second mortgage loans made by us may trigger acceleration of senior loans on such properties, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See “CERTAIN LEGAL ASPECTS OF LOANS – Special Considerations in Connection with Junior Encumbrances”).

Prepayment Charges.   Although rare, some loans we originate or acquire will provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan that exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less. If a loan that is secured by residential property is being prepaid because the lender has accelerated the loan upon the sale of the property or following destruction of the residential property by natural disaster, California law does not allow a prepayment penalty to be charged.

Real Property Loans.   California statutory law imposes certain disclosure requirements with respect to loans (including certain loan modifications) originated by a California real estate broker and secured by residential property. However, those requirements do not apply to all of the loans that we anticipate making. Notwithstanding the preceding, we routinely make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans. While it is unlikely that we would make any loans subject to these additional disclosure requests, the failure to comply with the law could have significant adverse effects on us (See “RISK FACTORS – MORTGAGE LENDING AND REAL ESTATE RISKS – If We Make High Cost Mortgages, We Will Be Required to Comply With Additional Federal and State Regulations and Our Non-Compliance Could Adversely Affect Us”).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

CAUTION: THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR UNITS ARE COMPLEX.

The following is a summary of federal income tax considerations material to your investment in our units. This summary is based upon the Code, final and temporary Treasury regulations (the “Regulations”), judicial decisions, published and private rulings and procedural announcements issued by the IRS, all as in effect as of the date of this prospectus. Future legislative or administrative changes or court decisions could significantly change the conclusions expressed herein, and any such changes or decisions could have a retroactive effect. No rulings have been or will be requested from the IRS concerning any of the tax matters described herein.

Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by us for federal income tax purposes.

In considering the tax aspects of the offering, you should note that an investment in our units is not intended to be a so-called “tax shelter” and that, accordingly, many of the tax aspects commonly associated with a “tax shelter” are inapplicable to our units or are of minor importance. We do not expect to generate tax losses that can be used to offset your income from sources other than your investment in our units and, if our investment objectives are met, we will generate taxable income, as opposed to taxable loss, for members.

The tax consequences of an investment in our units will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by our manager as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization of various fees, commissions and other expenses, the reasonableness and timing of fees, whether loans are made for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether we are engaged in a trade or business and other matters of a factual nature which will only be determined based upon our future operations.

If a partnership holds our units, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds our units, you should consult your own tax advisor.

This summary provides a discussion of tax consequences deemed material by our counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the Regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with individual circumstances. This summary assumes that the members intend to hold units as capital assets (in other words, for investment). Except as expressly indicated, this summary does not discuss the federal income tax consequences of an investment in our units peculiar to corporate taxpayers, taxpayers receiving interests in our units pursuant to the exercise of an option or otherwise as compensation for services, taxpayers who are subject to the alternative minimum tax, estates, taxable trusts, dealers, financial institutions, or to taxpayers subject to specialized rules, such as insurance or bank holding companies. This summary also does not generally describe all tax consequences that may be material to a transferee of units from an initial member. Except as expressly indicated below in “State and Local Taxes,” the following discussion is limited to federal income tax matters. THIS SUMMARY DOES NOT CONSTITUTE TAX ADVICE AND IS NOT INTENDED TO BE A SUBSTITUTE FOR TAX PLANNING. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN UNITS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Classification of the Company

We have received an opinion of Orrick, Herrington & Sutcliffe LLP, our counsel, to the effect that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authorities interpreting the Code and the Regulations, and based upon certain representations of our manager, we will be treated as a partnership that is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code for federal income tax purposes.

Our counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented to our counsel by our manager as of the date of the opinion. Our counsel has not independently audited or verified the facts represented to them. Any alteration of the facts or assumptions may adversely affect the opinion rendered. In addition, the opinion of counsel described above is not binding on the IRS or the courts.

A “publicly traded partnership” for federal income tax purposes is any partnership (including a limited liability company treated as a partnership) whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Regulations (the “Section 7704 Regulations”) provide guidance with respect to such classification standards and create certain “safe harbors” which, if satisfied, generally preclude classification as a publicly traded partnership. Failure to satisfy a safe harbor provision under the Section 7704 Regulations will not cause an entity to be treated as a publicly traded partnership if, taking into account all facts and circumstances, the members are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

Our manager does not believe that our units will be traded on an established securities market or a secondary market or the substantial equivalent thereof as defined in the Section 7704 Regulations. In connection with our counsel’s opinion, our manager has represented that it has not taken, and will not take, any affirmative action to intentionally establish a market for our units; that it will use its best efforts to ensure that our units will not be deemed to be traded on an established securities market or a secondary market in the future; that it will limit transfers, including redemptions, of our units to the extent necessary to prevent us from being classified as a publicly traded partnership; and that it and we will strictly adhere to our operating agreement, which contains transfer restrictions designed to prevent us from being classified as a “publicly traded partnership.”

Our counsel’s opinion regarding our non-publicly traded partnership status is necessarily based, in part, upon future facts. For example, although our manager will use its best efforts to make sure that a secondary market or the substantial equivalent thereof does not develop for our units, there can be no assurance that a secondary market for our units will not develop. Thus, our counsel can provide no assurance that the IRS will not successfully assert that we should be classified as a “publicly traded partnership” for this purpose. Subject to the “qualifying income” exception discussed below, our classification as a “publicly traded partnership” would result in our being taxable as a corporation.

If we were treated as a “publicly traded partnership”, we would nonetheless be taxable as a partnership if 90% or more of our gross income for each taxable year in which we were a publicly traded partnership consisted of “qualifying income.” For this purpose, qualifying income generally includes, among other things, interest, real property rents and gain from the sale or other disposition of real property (including real property constituting “dealer” property) or a capital asset held for the production of qualifying income. However, qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property (unless the personal property is leased in connection with a real property lease, provided the amount of rents attributable to the personal property does not exceed 15% of the total rents due). In addition, interest is not treated as “qualifying income” if the interest either (i) is derived in the conduct of a financial business or (ii) subject to certain exceptions, is contingent on the income or profits of any person. Given the nature of our lending activities, no assurance can be given that the IRS would not successfully assert that our interest income or any gain on the sale or other disposition of our assets is not qualifying income, in which case this exception would not be available.

If we were classified as a corporation, we would be subject to federal income tax on any taxable income at regular corporate income tax rates. Our members would not be entitled to take into account their distributive share of our deductions or credits, and would not be subject to tax on their distributive share of our income. Distributions to the members would be treated as dividends to the extent of our accumulated and current earnings and profits. Any excess thereafter would be treated first as a return of capital to the extent of the members’ tax basis in their units, and then as capital gain. If for any reason we become taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred. In the event our liabilities exceed the tax basis of our assets at the time of any constructive incorporation, the members may realize gain equal to their share of the excess of liabilities over tax basis.

The remaining summary of the federal income tax consequences assumes that we will be classified as a partnership that is not a “publicly traded partnership”, and will not be treated as a corporation, for federal income tax purposes.

Taxation of Members

General.   We will be required to file an annual informational income tax return, but will not be subject as an entity to the payment of federal income tax (except possibly under the new 2015 Budget Act described under “Tax Returns; Audits” below). Each member will be required to report on his personal income tax return his share of income or loss without regard to the amount, if any, of cash or other distributions we make to him. Thus, each member will be taxed on his share of income even though the amount of cash we distribute to him may be more or less than the resulting tax liability.

Subject to various limitations discussed below, each member may deduct his share of our losses, if any, to the extent of his tax basis in our units. Any losses in excess of basis may be carried forward indefinitely to offset our future taxable income.

Allocation of Profits and Losses.   Profits and losses and taxable items will be allocated as set forth in our operating agreement. Because our operating agreement generally allocates profits and losses (and corresponding taxable items) in the same manner as cash distributions are made, we believe these allocations are in accordance with the members’ interests in us and should be respected for federal income tax purposes. However, there can be no assurance that the IRS will not challenge the allocations in our operating agreement and attempt to reallocate profits and losses (and corresponding taxable items) among the members.

Distributions; Tax Basis

Current Distributions.   A member generally will not recognize gain on the receipt of a distribution of money from us (including any constructive distribution of money resulting from a reduction in the member’s share of our liabilities), except to the extent such a distribution exceeds his adjusted tax basis in his units. A member also generally will not recognize gain or loss on the receipt of any distribution of property from us. A member’s tax basis in his units initially will be the amount paid for such units, plus his share (as determined for federal income tax purposes) of any of our liabilities, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to his share of our tax items, distributions and liabilities. The rules governing adjustments to the tax basis of interests and the taxation of distributions are quite complex, and you are urged to consult with your own tax advisor concerning these rules.

Payments in Redemption of a Portion of a Member’s Units.   A member generally will not recognize taxable gain on the redemption of a portion (but not all) of his units except to the extent (if any) the redemption payment and the deemed reduction in his share of our liabilities exceeds the member’s adjusted tax basis in his units. Such member’s tax basis in his units will be reduced upon the redemption by the amount of cash and deemed reduction in his share of our liabilities. Notwithstanding the foregoing, a member would recognize ordinary income upon a redemption of a portion of his units to the extent the redemption payment and reduction in the member’s share of our liabilities is attributable to the member’s interest in our “unrealized receivables” or “substantially appreciated inventory” items (as defined in Section 751 of the Code). The rules governing adjustments to the tax basis of interests and the taxation of distributions are quite complex, and you are urged to consult with your own tax advisor concerning these rules.

Distributions Upon Liquidation; Payments in Redemption of All of a Member’s Units.   A member generally will recognize taxable gain on the complete liquidation of his units (including a redemption of all of his remaining units). Gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the member’s share of our liabilities) exceeds the member’s adjusted tax basis in his units. A member will recognize a loss only if the distribution made to the member consists of only cash or of “unrealized receivables” or “inventory” (both as defined in Section 751 of the Code), and then only if (and to the extent that) the member’s adjusted tax basis in his units exceeds the sum of the cash distributed and our adjusted basis for the unrealized receivables and inventory distributed to such member. Any gain or loss recognized by a member upon a complete liquidation of his units will generally be treated as capital gain or loss. However, a member will recognize ordinary income to the extent the payments received in liquidation and deemed reduction in the member’s share of our liabilities are attributable to the member’s interest in our “unrealized receivables” or “substantially appreciated inventory” items (as defined in Section 751 of the Code).

Tax Consequences of Reinvestment Election.   Members may avail themselves of our dividend reinvestment plan pursuant to which members may have all or a portion of their distributions from us reinvested in additional units. We will treat members who avail themselves of this reinvestment option as having received the forgone cash distribution from us and then having applied such cash to the purchase of additional units. Such members will nevertheless incur a tax liability on their allocable share of our taxable income, if any, even though they do not receive the corresponding cash with which to pay such tax liability. However, members that are tax-exempt investors should not incur any such tax liability, to the extent such income is not “unrelated business taxable income”.

Sale of Units.   Members may be unable to sell their units as there will be no public market for our units. In the event that a member sells units, however, that member will recognize gain or loss equal to the difference between the amount realized on the sale (including the fair market value of any property received, the amount of any cash and the member’s share of any of our liabilities) and the member’s adjusted tax basis in his units. Assuming the selling member has held the units for more than 12 months, his gain or loss generally will be long-term capital gain or loss, except that any portion of any gain attributable to such member’s share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Code, will be taxable as ordinary income.

Among other things, “unrealized receivables” include any recapture of cost recovery allowances taken previously by us with respect to certain property, and also includes accrued but untaxed market discount, if any, on securities held by us. We do not expect that a material portion of our assets will be treated as unrealized receivables and inventory items under these rules. However, the application of these rules will depend on the facts at the time of the sale. Investors should note in this regard that Section 6050K of the Code requires us to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the seller’s share of our “Section 751 property.”

Tax Rates.   Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Long-term capital gains are currently taxed at a maximum rate of 20%. Capital losses for individuals may generally be used to offset capital gains or, to the extent in excess of capital gains, may be deducted against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

In addition, certain individuals, trusts and estates are subject to a 3.8% Medicare tax on the lesser of (i) “net investment income” (e.g., interest, dividends, capital gains, annuities and rents that are not derived in the ordinary course of a trade or business (other than a trade or business that consists of certain passive or trading activities)) or (ii) the excess of modified adjusted gross income over a threshold amount. You are urged to consult your own tax advisor with respect to the implications of the Medicare tax on an investment in our units in light of your particular circumstances.

Taxable Year.   Our taxable year will close on the date of sale with respect to a member (but not the remaining members) who sells all his units. In such a case, our income, gains, losses, deductions and credits are prorated between the transferor and transferee members pursuant to Section 706 of the Code. In the event of a sale of less than all of the units of a member, the taxable year will not terminate with respect to the selling member, but his proportionate share of items of our income, gains, losses, deductions and credits will also be determined pursuant to Section 706 of the Code. Because our income will generally flow through to the member for the period prior to any sale of the member’s units or our liquidation, a member may recognize taxable income substantially in excess of the cash, if any, he receives, in such a sale or liquidation

Taxation of Company Investments

Repayment or Sale of Loans.   No gain or loss will generally be recognized by us upon the repayment of principal of a loan except to the extent of certain amounts received with respect to a loan issued with original issue discount and/or purchased by us at a discount. Gain or loss may be recognized on the sale or exchange of a loan. Unless we were held to be a “dealer” in respect of a loan, gain or loss on the sale, exchange or other disposition of a loan would generally be capital gain or loss. (See “Property Held Primarily for Sale; Potential Dealer Status.”) However, gain will be treated as ordinary income to the extent the amount received upon the sale, exchange or other disposition of the loan is attributable to any accrued but unpaid interest or any original issue discount or accrued market discount that has not previously been included in our income.

Property Held Primarily for Sale; Potential Dealer Status.   We have been organized to act as a mortgage lender and to make or invest in loans secured by real estate. However, if we were deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business or to be a securities dealer under Section 475 of the Code, any gain or loss realized upon the disposition of those loans (“dealer” income or loss) would be taxable as ordinary income or loss rather than as capital gain or loss. Furthermore, such income would also constitute “unrelated business taxable income” to any investors that are tax-exempt entities. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of our manager are consistent with our investment objectives. Accordingly, we do not anticipate that we will be treated as a “dealer” with respect to any of our assets and will take the position that we are not a “dealer”. However, there is no assurance that the IRS will not take a contrary position.

Original Issue Discount; Imputed Income.   We may be subject to the original issue discount rules with respect to interest or other amounts to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases. If we hold loans with “original issue discount,” we will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year. Original issue discount would therefore increase the amount of income taxable to the members without a corresponding increase in cash distributable to such members. (However, to the extent such original issue discount constitutes “interest,” tax-exempt investors may be able to exclude such original issue discount in computing their unrelated business taxable income liability.) Original issue discount is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income in increasing amounts each taxable year. The amount of original issue discount recognized by us with respect to a loan will increase our basis in that loan, and will to that extent reduce the amount of income we might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

We also must recognize imputed interest income or original issue discount for tax purposes as a result of the formation loan, even though we do not receive corresponding cash payments of interest. We may also claim a deduction equal to the amount of the interest such that, provided that none of the deductibility limitations described below applies, no net taxable income results to the members from the imputed interest.

Market Discount.   We may purchase loans at a discount. In such cases, payments of principal may be recharacterized as ordinary income to the extent of any accrued market discount (generally the difference between the amount paid for the loan and the principal amount of the loan (or the loan’s adjusted issue price if it was issued with original issue discount)). Similarly, gain on the sale of such loans may be treated as ordinary income to the extent of any accrued market discount that has not previously been included in our income. In the alternative, taxpayers are permitted in some circumstances to include market discount in income as it accrues.

Loan Modifications.   We may purchase existing loans as part of our activities and, in some cases, negotiate changes in the terms of the loans. For tax purposes, a modification of the loan may be treated as an exchange of the original loan for a new loan if the modification constitutes a “significant modification” as defined in the Regulations. Gain or loss may be recognized as a result of a significant modification. In addition, the deemed exchange of the old loan for a new loan may have collateral income consequences such as the creation of original issue discount.

Other Aspects of Taxation of Members

At-Risk Limitations.   Individuals and certain closely-held corporations are subject to the at-risk limitations contained in Section 465 of the Code. Under these rules, a member would not be permitted to deduct any losses allocated by us to him to the extent such losses exceed the amount for which such member is considered to be “at risk.” For this purpose, the member’s at-risk amount would initially equal the amount of such member’s cash contributions and the adjusted tax basis of such member’s contributions of property (if any). However, the at-risk amount generally does not include contributions by a member to the extent the contributions are funded through nonrecourse financing or if the related lender owns an interest in us or is related to you. The at-risk amount would be increased by any taxable income allocated to such member and would be decreased by any losses allocated to the member and by any distributions to the member. A member’s share, if any, of our liabilities would not increase the member’s at-risk amount. A member subject to these rules must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Any losses disallowed or recaptured by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Passive Activity Loss Limitations.   Section 469 of the Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. A passive activity generally includes any trade or business activity in which the taxpayer does not materially participate. In general, losses generated by a passive activity are only allowed to offset income from a passive activity, as distinguished from “portfolio” income and active income. For this purpose, portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets (for example, property held for investment). However, interest does not generally constitute portfolio income if it is generated in the ordinary course of a lending business. Instead, any such interest income is ordinarily treated as passive income to a member who does not materially participate in that lending business.

Under a special rule applicable to “equity financed lending activities,” however, all or a portion of the net income, but not losses, from such lending activities is recharacterized as nonpassive income. An equity-financed lending activity is an activity that involves a trade or business of lending money if the average outstanding balance of liabilities incurred in the activity for the taxable year (including outstanding liabilities from prior years) does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year. The amount treated as nonpassive under this rule is the lesser of the net passive income from the lending activity or the “equity financed interest income” from the activity (generally, the net interest income from the activity that is attributable to the equity financed portion of the activity’s interest-generating assets). Our manager does not expect that the average outstanding balance of our liabilities that are allocable to our mortgage investment activities will exceed 80% of the average outstanding balance of our loans. Accordingly, our manager expects that our members will be subject to this “equity financed lending activities” rule.

The application of the passive loss limitation rules to an investment in our units depends upon whether we are considered to be engaged in a lending trade or business. If we are deemed to be engaged in the trade or business of lending money, all or a portion of our net income allocable to that business will, as discussed above, be recharacterized as nonpassive income, even though our net losses allocable to that business or that portion of a member’s loss on the sale of a unit that is allocable to that business will be treated as passive activity losses. If instead we are not considered engaged in a trade or business of lending money, then income and loss from our lending activities will be considered portfolio income and loss, and members will not be permitted to offset passive losses from other activities against members’ share of that income. Our manager expects to take the position that we are engaged in a lending trade or business for purpose of these rules, as a result of which all or a portion of the income earned by members with respect to their investment in our units will be treated as nonpassive income, even though any losses from such investment will be treated as passive.

Investment Interest Limitations.   Section 163(d) of the Code provides that an individual may take a deduction for “investment interest” only to the extent of such individual’s “net investment income” for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income, but does not include any interest that is taken into account in determining a taxpayer’s income or loss from a passive activity.

Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income generally does not include net capital gain attributable to the disposition of property held for investment, unless the member elects to pay tax on such gain at ordinary income rates, or income taken into account in computing gain or loss from a passive activity. However, the amount of any net passive income that is treated as nonpassive income for purposes of the passive loss limitations under the “equity-financed lending activities” rule described above is treated as portfolio income for purposes of the investment interest limitation. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income.

We do not expect to incur any material amount of “investment interest” that will be significantly limited by these rules. However, this limitation also could apply to limit the deductibility of interest paid by a member on any indebtedness incurred to finance his investment in our units. Investment interest that cannot be deducted for any year because of the investment interest limitation may be carried over and deducted in succeeding taxable years, subject to certain limitations.

Deductibility of Company Investment Expenditures.   We expect to report the asset management fee payable to our manager as a deductible expense. However, it is possible that the IRS may disallow a deduction for all or a portion of such fee or other expenses on the ground that the expenditure is capital in nature.

Certain investment expenses of an individual, trust or estate are subject to limitations on the deductability applicable to “miscellaneous itemized deductions.” These limitations should not apply to a member’s share of our expenses to the extent that we are engaged in a trade or business. Although our manager intends to treat our expenses as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS will not treat such expenses, including the asset management fees, as investment expenses that are subject to these limitations. In addition, it is possible the IRS may assert that all or a portion of the incentive allocation to our manager (that is, its allocable share of our profits and losses in excess of the amount attributable to its contributed capital) should be characterized as an expense potentially subject to the foregoing limitation. If you are a non-corporate member, you should consult your tax advisor with respect to the application of these limitations.

Organization, Syndication Fees and Acquisition Fees.   Under Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Although organization fees and expenses may, at the taxpayer’s election, be amortized for tax purposes, syndication expenses paid by us cannot be amortized. Syndication expenses include commissions, professional fees and printing costs in marketing sales of our units, brokerage fees and legal and accounting fees regarding disclosure matters. We believe that our expenses associated with the offering of our units by this prospectus are not amortizable for tax purposes.

Section 754 Election.   Pursuant to Section 754 of the Code, we may make an election to adjust the basis of our assets in the event of a sale by a member of his units or certain other events, although we have not made such an election to date. Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the units to the transferee, because the election would increase or decrease the basis of our assets for the purpose of computing the transferee’s distributive share of our income, gains, deductions and losses. Our operating agreement authorizes our manager to make such an election. However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, our manager does not presently intend to make this election. The absence of such an election may make it more difficult for a member to sell such member’s units.

We will generally be required to adjust the basis of our assets in connection with a distribution on, or transfer of, units if there is a substantial basis reduction in connection with the distribution or if we have a substantial built-in loss immediately after the transfer, respectively. A substantial basis reduction exists if a downward adjustment of more than $250,000 would be made to the basis in our property if a Section 754 election were in effect at the time of the distribution. A substantial built-in loss exists if our adjusted basis in our property exceeds the fair market value of the property by more than $250,000. If such basis adjustments are required in connection with distributions on, or transfer of, units they could impose significant accounting costs and complexities on us.

Tax Returns; Audits.   Our tax returns will be prepared by accountants to be selected by our manager. We will furnish annually to you (but not to assignees of members unless they become substituted members) sufficient information from our tax return for you to prepare your own federal, state and local tax returns.

Although we were not formed so as to allow investors to avail themselves of our losses or deductions, the IRS still may choose to audit our information returns. An audit of our information returns may precipitate an audit of the income tax returns of members. Any expense involved in an audit of a member’s returns must be borne by such member. Prospective investors should also be aware that if the IRS successfully asserts a position to adjust any item of income, gain, deduction or loss reported on our information returns, corresponding adjustments would be made to the income tax returns of members. Further, any such audit might result in IRS adjustments to items of income or loss derived by a member that are not attributable to such member’s investment in our units.

The tax treatment of items of our income, gain, loss, deductions or credit would be determined in a unified proceeding at the entity level, rather than in separate proceedings at the level of the members. However, any member has the right to participate in any unified proceeding. Generally, the “tax matters partner,” currently RMC, would represent us before the IRS and may enter into a settlement with the IRS as to tax issues which generally will be binding on all of the members, unless a member timely files a statement with the IRS providing that the tax matters partner will not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting an IRS determination may be filed on behalf of us and all members. However, if the tax matters partner fails to file such an action, then any member (unless such member owns less than a one percent (1%) profits interest in us) or a group of members owning 5% or more of the profits interest in us may file such an action. The tax matters partner may consent to an extension of the statute of limitation period for all members.

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities that are treated as partnerships, their partners and the persons that are authorized to represent such in IRS audits and related procedures. These new audit rules, which will apply to us, are scheduled to become effective for taxable years beginning in 2018. However, partnerships may elect to have the new rules apply to any returns filed for taxable years beginning after November 2, 2015. In addition to other changes, under the 2015 Budget Act, (1) unless a partnership elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the partnership rather than by its partners, (2) a partnership appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to the partnership’s taxable income, will be binding on all partners to a greater degree than a tax matters partner’s actions under the current rules and (3) if the IRS makes an adjustment in respect of a taxable year of a partnership and the partnership elects for the partners, rather than the partnership itself, to take the audit adjustments into account, the partners for the audited taxable year will have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules. Our manager will have the authority to utilize any exceptions available under the new provisions (including any changes) and Regulations so that members, to the fullest extent possible, rather than us, will be liable for any taxes arising from audit adjustments to our taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. The new rules are complex and likely will be clarified and possibly revised before going into effect. You are urged to consult with your own tax advisor regarding the possible effect of the new rules on you.

Reportable Transaction Rules.   The Treasury Department has issued Regulations establishing rules for certain “reportable transactions.” A transaction may be reportable for any of several alternative reasons, including, among others, that the transaction results in losses exceeding specified thresholds. The language of the Regulations is broad, and if applicable to any transactions undertaken by us (or by a member with respect to such member’s units), may require members that are required to file federal income tax returns (and in some cases, investors in a member) to disclose to the IRS information relating to such transactions, and to retain certain documents and other records related thereto. Substantial penalties may be imposed for a failure to comply with these rules. There can be no assurance that a member will not be treated as participating in one or more reportable transactions in the future as a result of his investment in our units. In addition, certain persons who may be considered to be organizers, sellers or material advisors with respect to the offering of units may be required to maintain and, in some cases, furnish to the IRS certain identifying information concerning the members and their investment in our units. You should consult your own tax advisor regarding the potential impact of these reportable transaction rules on an investment in our units.

Investment by Tax-Exempt Investors

General.   Special tax considerations apply to potential investors that are exempt organizations, including, for example, Benefit Plan Investors, including tax-qualified pension or 401(k) plans or IRAs. Although such organizations are generally exempt from federal income taxation, they are taxable on their “unrelated business taxable income,” as defined in Section 512 of the Code (“UBTI”). UBTI generally is defined as gross income from any trade or business unrelated to the tax-exempt function of the organization. However, UBTI does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from “debt-financed property.” In general, debt-financed property includes any property acquired in whole or in part with “acquisition indebtedness” as defined in Section 514 of the Code.

Although we anticipate that substantially all of our income will consist of interest income that is not taxable to an exempt organization, we expect to generate some amounts that are likely to be treated as UBTI to such organizations. For example, we expect to borrow money from time to time. Any borrowing for the purpose of investing in loans may result in “debt-financed property,” and therefore UBTI, under these rules. Also, certain types of fees we may receive in connection with a loan may generate UBTI; the amount of UBTI resulting from the receipt of such fees would depend on the nature and amount of the fees paid in connection with a particular loan. Additionally, in the event of a loan default, we may be forced to foreclose and hold real or other property (which secures the loan). We are permitted to borrow funds to assist in the operation of any property on the security of which we have previously made a loan and the operations of which we have subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be “debt-financed property.” In such event, a portion of the net income and gain from any such property may constitute UBTI. Any borrowings by a member for the purpose of financing its investment in our units similarly may also result in “debt-financed property” and, therefore, UBTI under these rules. In addition, we may receive payments in the nature of points or loan servicing or origination fees at the time funds are advanced under a loan. The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute UBTI.

We generally intend to hold our loans for investment. Therefore, subject to the “debt financed property” rules discussed above, no UBTI should result from our disposition of these assets. However, if it were determined that we are a “dealer” in the business of buying and selling loans and a particular loan is deemed to be “dealer property,” UBTI could result in respect of a disposition of such loan. (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Taxation of Company Investments – Property Held Primarily For Sale; Potential Dealer Status”).

In computing UBTI, a tax-exempt investor, including a Benefit Plan Investor, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the “debt-financed property,” as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to UBTI. We will be required to report to each member that is an exempt organization information as to the portion of our income and gains for each year which will be treated as UBTI. The calculation of such amounts is complex, and there is no assurance that our calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a Benefit Plan Investor, the portion of our income and gains which is not treated as UBTI should continue to be exempt from tax, as should the organization’s income and gains from other investments which are not treated as UBTI.

Any person who is a fiduciary of a Benefit Plan Investor considering an investment in units should also consider the impact of minimum distribution requirements under the Code. Section 401(a)(9) of the Code provides generally that certain minimum distributions from tax-qualified pension plans and IRAs must be made commencing not later than April 1 following the calendar year during which the recipient attains age 70 1/2 or, with respect to tax-qualified pension plan distributions, retires, if later. Accordingly, if units are held by tax-qualified pension plans or IRAs and mandatory distributions are required to be made to a qualified plan participant or an IRA beneficiary before we liquidate our loans, it is likely that a distribution of the units in kind will be required to be made. No corresponding cash distribution will be made by us to enable said IRA beneficiary or qualified plan participant to pay the income tax liability arising out of any such in-kind distribution of units. You are urged to consult with and rely upon your own tax advisor with regard to all matters concerning the tax effects of distributions from tax-qualified pension plans and IRAs. It is unlikely that our loans will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any tax-qualified pension plan or IRA holding units for the tax-qualified pension plan or IRA to be able to avoid making mandatory distribution of units in kind.

Investment by Charitable Remainder Trusts.   In addition to the general tax treatment of UBTI received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. A charitable remainder trust must pay an excise tax equal to 100% of its UBTI. If you are a charitable remainder trust, you are urged to consult your own tax advisor to determine the effect of the receipt of UBTI on the trust and the suitability of an investment in our units.

If you are a Benefit Plan Investor or other tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing UBTI aspects of an investment in our units. Furthermore, with regard to certain non-tax aspects of an investment in our units, you should consider “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” and “ERISA CONSIDERATIONS” of this prospectus.

Foreign Investors

Units may be purchased by foreign investors, that is, persons who are not U.S. citizens or residents for U.S. federal income tax purposes, as determined under the Code and the Regulations. We may be engaged in a U.S. trade or business for U.S. federal income tax purposes as a result of our loan origination or other activities. As a result, a foreign investor who purchases units may be required to file a U.S. federal income tax return on which he must report his distributive share of our items of income, gain, loss, deduction and credit, as well as certain income from U.S. sources not related to us. A foreign investor may be required to pay U.S. federal income tax at regular U.S. federal income tax rates on his share of our net income, whether ordinary or capital gains, as well as certain income from U.S. sources not related to us. We may be required to withhold U.S. federal income tax at regular U.S. federal income tax rates on a foreign investor’s share of net income, whether ordinary or capital gains, in which case the foreign investor may be entitled to claim a credit for some or all of the amount withheld against his U.S. federal income tax liability for such share. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s units may be reduced by U.S. tax withholdings that we are required to make pursuant to applicable provisions of the Code. A foreign investor may also be subject to U.S. withholding tax on allocations of our income that are fixed or determinable annual or periodic income under the Code, unless an exemption from or a reduced rate of such withholding applies and certain tax status information is provided. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. Foreign investors should consult their own tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in our units and the possibility that we will be required to withhold U.S. federal income taxes from amounts otherwise payable to foreign investors. Special rules may apply in the case of a foreign investor that: (1) has an office or fixed place of business in the United States; (2) is present in the United States for 183 days or more in a taxable year; or (3) is a former citizen of the United States. Prospective foreign investors are urged to consult their own tax advisors regarding the application of the foregoing rules.

Under the “Foreign Account Tax Compliance Act” (“FATCA”) and related administrative guidance, a 30% U.S. withholding tax will be imposed on (i) any dividends, interest, rents and other fixed or determinable annual or periodical gains, profits and income from sources within the United States paid by us and (ii) certain gross proceeds from the disposition of our units paid after December 31, 2018 to (a) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) (an “FFI”) unless the FFI has in effect a valid agreement with the U.S. Secretary of Treasury that obligates the FFI to obtain certain information from investors, to comply with certain information and due diligence requirements and to provide annual reports with respect to certain direct or indirect U.S. investors or certain exemptions are met and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Prospective foreign investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in our units.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to distributions made by us to members who fail to provide us with certain identifying information (such as a member’s taxpayer identification number (i.e., the social security number in the case of individuals)) and certifications, or who are otherwise subject to backup withholding. U.S. members may comply with these identification procedures by providing us a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Foreign members may comply with these identification procedures by providing us with the relevant IRS Form W-8, duly completed and executed. Backup withholding is not an additional tax. Any amounts withheld from payments made to a member may be refunded or credited against such member’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

State and Local Taxes

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in our units. State and local tax laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A member’s distributive share of our taxable income or loss generally will be required to be included in determining such member’s reportable income for state or local income tax purposes in the jurisdiction in such member is a resident. Furthermore, certain states in which we hold assets or otherwise conduct activities, particularly the State of California, may impose tax on a member’s share of our net income from sources within the state even if such member is not a resident of such state. As a result of an investment in our units, a member may be required to file a tax return with that jurisdiction to report such member’s share of our income from sources within the state.

Many states also require companies to withhold and pay state income taxes owed by non-resident members relating to income-producing properties located in their states. For example, California currently requires withholding with respect to California source income of nonresident members in certain circumstances. In the event that we are required to withhold state taxes in respect of members, the amount of the net cash from operations otherwise payable to such members would be reduced. Furthermore, we are subject to certain state taxes and fees at the entity level. For example, we are required under Delaware law and California law to pay an annual franchise tax. We are also required under California law to report and pay a franchise fee that is imposed on a graduated basis to gross revenues in excess of a threshold amount. The above collection, filing and payment requirements at the state level may increase our administrative expenses which would likely have the effect of reducing returns to our members.

Tax-exempt investors should be aware that a separate application for recognition of exemption may be required in order for such an investor to avoid taxation by any state in which we are treated as conducting a business. The requirements for exemption differ among the states as to the classes of income and types of entities that are eligible for exemption.

You are urged to consult your own tax advisor regarding the impact of state and local taxes upon an investment in our units.

Possible Changes in Federal Tax Laws

The Code is also subject to further change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Regulations and by the IRS through its audit policy, announcements and published and private rulings. Such changes may affect the tax consequences of an investment in our units. No assurance can be given that any changes made in the tax law affecting an investment in our units would be limited to prospective effect. Accordingly, the ultimate effect on a member’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

THE DISCUSSION ABOVE DOES NOT ADDRESS ALL TAX CONSEQUENCES APPLICABLE TO POTENTIAL INVESTORS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES IN THEIR PARTICULAR SITUATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS, AS WELL AS ANY CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA, including tax-qualified retirement plans (each, an “ERISA Plan”). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on “plans” (as defined in Section 4975(e)(1) of the Code) and on Individual Retirement Accounts (each an “IRA”) described in Section 408 of the Code (such a plan or account subject to Section 4975, a “Tax Favored Plan”). In addition, the requirements of ERISA and Section 4975 of the Code apply to an entity whose underlying assets are considered to be “plan assets”

of ERISA Plans and/or Tax-Favored Plans by reason of the investment in such entity by ERISA Plans and/or Tax-Favored Plans (each ERISA Plan, Tax-Favored Plan and entity whose underlying assets are considered to include “plan assets” of an ERISA Plan or Tax-Favored Plan is referred to herein as a “Benefit Plan Investor”). Certain employee benefit plans, such as “governmental plans” (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, “church plans” (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements or the requirements of Section 4975. However, such governmental and non-electing church plans may be subject to law that is substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

The description in this ERISA Considerations section provides a summary of certain material considerations that may arise under ERISA, Section 4975 and Similar Law with respect to the purchase, holding or disposition of units by a Benefit Plan Investor. The discussion in this section is general in nature, is not intended to be all-inclusive, and is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of consequences under ERISA, the Code and Similar Law to any potential purchaser of the units, each potential investor that is a Benefit Plan Investor or that is a plan subject to Similar Law is advised to consult its own legal advisor before making a decision to invest in the units with respect to the specific consequences under ERISA, the Code and Similar Law of investing in the units and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

General.   Generally, persons or organizations that exercise discretion or control relating to assets of an ERISA Plan, including pension or profit-sharing plans qualified under Code Section 401(a) and exempt from tax under Code Section 501(a) (a “tax-qualified plan”), are deemed pursuant to Section 404 of ERISA to be fiduciaries of such ERISA Plan. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and is required to manage plan assets “solely in the interest of plan participants” and must act in accordance with the ERISA Plan’s governing documents. Section 404 of ERISA further generally requires that plan fiduciaries discharge their duty with the care, skill, prudence and diligence of a prudent man acting in a like capacity (the so called “prudent man rule”) and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor (the “DOL”) under these statutory provisions require that in making investments, the fiduciary consider numerous factors, including current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. Consequently, an ERISA Plan, and any Benefit Plan Investor whose underlying assets include plan assets of an ERISA Plan, should purchase units only if those prudence, liquidity and diversification requirements under ERISA and other applicable requirements of ERISA are satisfied.

Fiduciaries Under ERISA.   Fiduciaries with respect to an ERISA Plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the tax-qualified plan. For example, any person who is responsible for choosing a tax-qualified plan’s investments, or who is a member of a committee that is responsible for choosing a tax-qualified plan’s investments, is a fiduciary of the tax-qualified plan. Also, an investment professional whose advice will serve as one of the primary bases for a tax-qualified plan’s investment decisions may be a fiduciary of the tax-qualified plan, as may any other person with special knowledge or influence with respect to a tax-qualified plan’s investment or administrative activities.

While the beneficiary “owner” or “account holder” of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules, as explained below.

Where a participant in a tax-qualified plan exercises control over such participant’s individual account in the tax-qualified plan in a “self-directed investment” arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such tax-qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the DOL. Certain tax-qualified plans of sole proprietorships, companies and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules, explained below.

Prohibited Transactions Under ERISA and the Code.  Section 4975 of the Code (which applies to all Benefit Plan Investors) and Section 406 of ERISA (which does not apply to IRAs or to certain tax-qualified plans that, under the rules summarized above, are not subject to ERISA’s fiduciary rules) prohibit tax-qualified plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code or “parties in interest” under ERISA (“disqualified persons” and “parties in interest” are hereafter referred to as “disqualified persons”). Disqualified persons include fiduciaries of the tax-qualified plan or IRA, officers, directors, certain shareholders and certain other owners of the company sponsoring the tax-qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

“Prohibited transactions” include any direct or indirect transfer or use of an ERISA Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of an ERISA Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with an ERISA Plan or IRA in connection with a transaction involving the assets of the ERISA Plan or the IRA. ERISA and the Code contain statutory and regulatory prohibited transaction exemptions and the DOL has granted certain administrative exemptions applicable to prohibited transactions. Under ERISA, a disqualified person that engages in a non-exempt prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be liable for any losses sustained by the ERISA Plan. ERISA also authorizes additional penalties and further relief relating to such transaction. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a non-exempt prohibited transaction with a Tax-Favored Plan, including an IRA. Further, if the owner or account holder of an IRA engages in a non-exempt prohibited transaction with the IRA, the IRA may be disqualified.

In order to avoid the occurrence of a non-exempt prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a Benefit Plan Investor (including an ERISA Plan or IRA) from assets as to which our manager or any of its affiliates are fiduciaries. Additionally, prior to making the decision to purchase units, fiduciaries of, and other disqualified persons with respect to, Benefit Plan Investors should consider the potential for prohibited transactions that may occur in the context of a particular Benefit Plan Investor’s purchase, holding or disposition of units.

Plan Assets.  If our assets were determined under ERISA or the Code to be “plan assets” of a Benefit Plan Investor (including a tax-qualified plan and/or IRA holding units), fiduciaries and other disqualified persons of such Benefit Plan Investors might under certain circumstances be subject to liability for actions taken by our manager or its affiliates. In addition, certain of the transactions described in the prospectus and certain other transactions in which the company might engage, including certain transactions with affiliates, might constitute non-exempt prohibited transactions under the Code or ERISA with respect to such Benefit Plan Investor, even if their acquisition of units did not originally constitute a non-exempt prohibited transaction. Moreover, persons with fiduciary responsibility to an ERISA Plan might be deemed to have improperly delegated their fiduciary responsibilities to the manager in violation of ERISA.

Although under certain circumstances ERISA and the Code, as interpreted by the DOL in currently effective regulations, apply a “look-through” rule under which the assets of an entity in which an ERISA Plan or Tax-Favored Plan has made an equity investment may generally constitute “plan assets” of such ERISA Plan or Tax-Favored Plan, the applicable regulations except investments in certain publicly registered securities from the application of the “look-through” principle.

In order to qualify for the exception described above, the securities in question must be “publicly-offered securities.” Publicly-offered securities are defined as freely transferable, part of a class of securities that is

“widely held”, and registered either (i) under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer’s fiscal year during which the offering occurred.

Our units should constitute “publicly-offered securities” because (i) our manager has represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the company, and the regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (ii) our manager has represented that our offering of the units is registered under the Securities Act and that our manager intends to timely register the units in the company under the Exchange Act; and (iii) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of members contained in our operating agreement, with the possible exception for transfer restrictions related to the company’s desire to avoid being a publicly-traded partnership as discussed below, fall within the scope of certain restrictions enumerated in DOL regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. Our operating agreement prohibits the assignment or other transfer of units without our manager’s written consent if our manager determines in good faith that such transfer might result in a change in the status of the company to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the IRS in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the members or their assignees. In order to prevent the company from being classified as a publicly-traded partnership, our manager has represented that it intends to prohibit transfers of units only to the extent necessary to avoid publicly traded partnership status (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Tax Classification of the Company”). DOL regulations permit restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A, dated August 2, 1989, the DOL expressed its opinion that a restriction against transfer of company interests that is drafted to avoid reclassification of a company as a publicly-traded partnership would qualify as the type of restriction contemplated by the applicable DOL regulation. Therefore, the restriction in our operating agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of such regulation.

Potential Consequences of Treatment as Plan Assets.  In the event that the units do not constitute “publicly-offered securities,” an investment in any units by a Benefit Plan Investor may cause an undivided interest in each of the underlying assets of the company to be considered “plan assets” subject to the fiduciary provisions of ERISA and to the prohibited transaction provisions of ERISA and Section 4975 of the Code. If our underlying assets are deemed to be plan assets, the company may be required to take steps which could affect members who are subject to income tax, as well as Benefit Plan Investors which may invest in the company. In such event, ERISA’s fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to management of the company. Each person who has authority or control with respect to the management or disposition of the assets of the company, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the company could be treated as a fiduciary under ERISA and therefore could be personally liable for any losses to a tax-qualified plan which invests in the company resulting from a breach of ERISA fiduciary duty.

In addition, if the underlying assets of the company were to be considered “plan assets,” the prohibited transaction restrictions under ERISA and the Code would apply to any transactions in which the company engages involving the assets of the company and a disqualified person. Such restrictions could, for example, require that the company and our manager avoid transactions with entities that are affiliated with the company or our manager or that Benefit Plan Investors be given the opportunity to redeem their units. Also, participation by our manager in a non-exempt prohibited transaction may subject the manager to an excise tax. Finally, entering into a non-exempt prohibited transaction with the owner or account holder of an IRA may result in the disqualification of the IRA under the Code.

The sale of units to a Benefit Plan Investor, or to plans subject to Similar Law, is in no respect a representation by the company or any other person that the investment meets all of the relevant legal requirements with respect to an investment by Benefit Plan Investors or plans generally or by any particular Benefit Plan Investor or plan, or that this investment is appropriate for Benefit Plan Investors or plans generally or for any particular Benefit Plan Investor or plan.

Annual Valuation.   Fiduciaries of Benefit Plan Investors are required to determine annually the fair market value of the assets of such Benefit Plan Investors, typically, as of the close of a plan’s fiscal year. To enable the fiduciaries of Benefit Plan Investors subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the company, our manager is required to furnish an annual statement of estimated unit value to the members. The annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all company assets were sold as of the close of our fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the company, were distributed in liquidation of the company.

Such estimated values will be based upon annual valuations of company properties performed by our manager, but no independent appraisals will be obtained. While our manager is required under our operating agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such valuations may not satisfy the requirements imposed under ERISA upon fiduciaries of Benefit Plan Investors. The estimated value per unit will be reported to members in our next annual or quarterly report on Form 10-K or 10-Q sent to the members for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by us or by the members upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold. Members may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

The following is a summary of our limited liability company operating agreement, and is qualified in its entirety by the terms of the agreement itself. You are urged to carefully read the entire agreement, which is set forth as Appendix A to this prospectus.

Limited Liability of Members.  You as a member will not be responsible for the obligations of the company beyond the amount of the capital contributions you have made.

Voting Rights of the Members.  As a member you will have no control over the management of the company, except that members representing a majority of the outstanding units may, without the concurrence of the manager, take any of following actions:

•	dissolve and terminate the company,
•	amend our operating agreement, subject to certain limitations described in Section 12.4 of the operating agreement,
•	approve or disapprove the sale of all or substantially all of the assets of the company, and
•	remove or replace one or all of our managers or elect additional or new managers.

The approval of a majority in interest of the members is required to continue the business of the company and appoint a successor manager where there is no remaining manager after a manager ceases to be a manager other than by removal. The manager will have the right to increase the size of the offering or conduct an additional offering of securities without obtaining the consent of the members.

Without the approval of a majority in interest of the members, our manager may not take any of following actions:

•	sell all or substantially all of our assets,
•	cause the merger or other reorganization of the company,
•	dissolve the company, or
•

appoint a new manager, unless the appointment of an additional manager is necessary to preserve our tax status, such person has no authority to manage or control the company, there is no change in the identity of the persons who have authority to manage or control the company, and the admission of such additional manager does not materially adversely affect the members.

Units owned by our manager may not be voted on matters submitted to the members regarding the removal of the manager or regarding any transaction between the company and the manager. In addition, such units will not be included in determining the existence of the requisite percentage of units necessary to approve a matter on which the manager may not vote or consent.

Capital Contributions.  Interests in the company will be sold in units of $1, and no person may acquire fewer than 1,000 units ($1,000) for additional investments for existing members. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan (see “BUSINESS BACKGROUND AND UPDATE – Distribution reinvestment plan”). The manager has the discretion to accept subscriptions for fractional units in excess of the minimum subscription. The manager, collectively, will contribute the sum of 1/10th of 1% of the aggregate capital contribution of the members. The manager may, but is not obligated to, acquire additional units.

Capital Account.  A capital account will be established and maintained for each member. If a member utilized the services of a participating broker-dealer, his capital account will be credited with his capital contribution. If the member acquired his units through an unsolicited sale, his capital account will be credited with his capital contribution plus a special allocation in an amount equal to the sales commissions that would otherwise be payable by RMC. This is intended to ensure that all members, regardless of the means through which they invest in the units, receive relatively equal treatment with respect to their capital accounts. It also takes into account the fact that the member, rather than the company, is responsible for directly paying fees to his registered investment advisor in an unsolicited sale.

Each member’s capital account will be adjusted to reflect allocations of our net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions, allocations of organization and offering costs, and other items in the nature of income or gain, or expenses and losses.

Rights, Powers and Duties of Manager.  Subject to the right of the members to vote on specified matters, the manager will have complete charge of the business of the company. The manager and its personnel are not required to devote full time to company affairs but only such time as they deem reasonably necessary for the conduct of company business. The manager and its affiliates may engage in any other businesses or activities, including businesses related to or competitive with us. The manager acting alone has the power and authority to act for and bind the company. The manager is granted the special power of attorney of each member for the purpose of executing any document that may be required to effect the continuation of the company, the admission of an additional manager or substitute manager or the dissolution or termination of the company.

Distributions.     The company intends to make monthly distributions from cash available for distribution (but not any distributions of amounts representing a return of the company’s invested capital). Cash available for distribution will be distributed 99% to the members and 1% to the manager. Amounts distributed to the members will be allocated among the members in proportion to their units. Members may also elect to reinvest the amounts that otherwise would be distributed to them in exchange for additional units (see “BUSINESS BACKGROUND AND UPDATE – Distribution reinvestment plan”).

Leverage.  We may use “leverage” in our business operations, i.e., we may borrow funds for the purposes of making loans, increased liquidity, reducing cash reserve needs, refinancing or developing a property that we acquire through foreclosure or for any other proper purpose, on any terms commercially available, so long as our total indebtedness does not exceed 50% of members’ capital. We may pledge as security for such indebtedness all or any portion of our loan portfolio and/or any real estate that we own. We will use leverage when the manager determines that the income to be earned from deploying or investing the borrowed funds is likely to be greater than the associated financing costs. We may also borrow funds in order to protect our investment and/or to develop or operate a property that we own. The use of leverage entails various risks (see “RISK FACTORS – Use of Borrowed Money to Fund Loans May Reduce Our Profitability”) and possible adverse tax consequences (see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Investment by Tax-Exempt Investors” and “RISK FACTORS – TAX RISKS – We Expect to Generate Unrelated Business Taxable Income”).

On loans made available to us by a manager or its affiliate, the manager or its affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by a manager or its affiliate on a loan to us secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. None of managers or members or their respective affiliates shall be obligated to make any loan or advance to us.

The managers shall not provide financing to us except as permitted by the foregoing, in which case there shall be independent advisers for each publicly registered party to the transaction.

Meetings of Members.  There are no regularly scheduled meetings of our members. However, the manager may call meetings of the members at any time and will call a meeting upon written request to the manager by members holding at least 10% of the units. Upon receipt of a proper written request for a meeting, the manager will fix a date for such meeting and will, within ten days after receipt of such request, notify all of the members of the meeting’s date and purpose. Meetings duly requested by members will be held not less than fifteen and not more than 60 days following the receipt of the members’ written request for the meeting. Unless otherwise specified in the notice for such meeting, meetings will be held at 2:00 p.m. at our offices. As a member, you may vote in person or by proxy at the meeting. A majority of the members will constitute a quorum at meetings.

Organization and Offering Expenses.  We will reimburse our manager for, or we may pay directly, all expenses incurred in connection with the organization or offering of the units, including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than sales commissions), up to a maximum of 4.5% of the gross offering proceeds from the sale of units (other than DRIP units). These costs will be allocated to members over a 10 year period (see “BUSINESS BACKGROUND AND UPDATE – Reimbursement and allocation of organization and offering expenses”).

Administrative Expenses.  We will reimburse our manager or its affiliates for the actual cost incurred by them (or we may pay directly), the cost of goods and materials used for or by us and obtained from entities unaffiliated with our manager or its affiliates. We will also pay or reimburse our manager or its affiliates for the cost of administrative services necessary to the prudent operation of the company, provided that such reimbursement will be at the lower of (A) the actual cost to our manager or its affiliates of providing such services, or (B) 90% of the amount we would be required to pay to non-affiliated persons rendering comparable administrative services in the same geographical location. We may not reimburse our manager or its affiliates for services for which they are entitled to receive a separate fee or compensation.

The cost of administrative services means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to our independent certified public accountant.

The annual report to members shall include a breakdown of the costs reimbursed to the manager. Within the scope of the annual audit of the manager’s financial statements, the independent certified public accountant must verify the allocation of such costs to us. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the managers’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a Program-by-Program basis and may be reimbursed to the manager by us in accordance with this the operating agreement only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as described above.

Our manager will pay, and will not be reimbursed for, any general or administrative overhead incurred by them in connection with our administration which is not directly attributable to services authorized by our operating agreement.

Operating Expenses.   Our operating expenses may be billed directly to and paid by us or may be advanced by and reimbursed to our manager. Operating expenses include, but are not limited to:

•

salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business, including persons who may also be employees of our manager or its affiliates, but excluding such items incurred or allocated to any person holding a 5% or greater equity interest in a manager or affiliate, or a person having the power to direct a manager or affiliate,

•	cost of borrowed money, taxes and assessments on foreclosed properties and other taxes applicable to us,
•	costs of professional services, including legal, audit, accounting and brokerage fees and expenses,

•	printing and other expenses and taxes incurred in connection with the issuance, transfer, registration and recording of documents evidencing ownership of units or in connection with our business,
•	fees and expenses paid to appraisers, leasing agents, consultants, real estate brokers, insurance brokers, and other agents,
•

costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of a property, provided that the total compensation paid to all persons for the sale of a property held by us as the result of foreclosure will be limited to a competitive real estate commission, not to exceed 6% of the contract price for the sale of the property,

•	cost of insurance required in connection with our business,
•	expenses relating to our organization and corporate maintenance,
•	expenses in connection with making distributions to our members,
•	expenses of preparing and mailing reports and other communications to our members and outside parties for investor, tax reporting or other purposes,
•	costs of accounting, bookkeeping and computer equipment and services,
•	cost of preparing and disseminating information relating to potential sale, refinancing or other disposition of company property, and
•	legal, accounting and other costs incurred in connection with any litigation, investigation or other proceedings.

Accounting and Reports.  The manager will cause to be prepared and furnished or made available to you, a financial statement of the company which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies). You will also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 75 days after the end of the year.

The manager presently maintains the company’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The manager reserves the right to change such methods of accounting, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members. You may inspect the books and records of the company at all reasonable times. You may also request a list of the members of the company, which will be updated at least quarterly.

Regulatory and Administrative Reports.  The manager, at our expense, will cause our income tax returns to be prepared and timely filed with the appropriate authorities. The manager, at our expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under the then current applicable laws, rules and regulations. Any member will be provided with a copy of any of the reports upon request without expense to him. The manager, at our expense, will file, with the securities administrators for the various states in which we are registered, as required by such states, a copy of each of the above reports.

Restrictions on Transfer.  The operating agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in the offering. If a person holds fewer than 2,000 units, the manager shall have sole discretion to redeem that person’s units. No unit may be transferred if, in the judgment of the manager, and/or their counsel a transfer would jeopardize our status as a “partnership” for federal income tax purposes. The written consent of the California Commissioner of Business Oversight is also required prior to any sale or transfer of units except as permitted in the Commissioner’s rules. In addition, you will not be permitted to make any transfer or assignment of your units if the manager determines such transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

Manager’s Interest. The managers shall be allocated a total of one percent (1%) of all items of Company income, gains, losses, deductions and credits, which shall be shared among them in such proportion as mutually agreed by the managers in their sole discretion.

Withdrawal by a Manager.  A manager may not voluntarily withdraw as a manager from the company without the approval of a majority in interest of the members, unless such withdrawal would not affect the tax status of the company and would not materially adversely affect the members. Subject to the foregoing, a manager may withdraw by providing at least 90 days’ written notice to members. During this 90 day period, the majority in interest of the members (excluding any interest of the withdrawing manager), may agree to continue the business and elect a new manager who agrees to continue the existence of the company.

A manager may also sell and transfer its manager interest in the company (including all associated powers and authorities) for such price as the manager determines in its sole discretion, and neither the company nor the members will have any interest in the proceeds of such sale. However, the successor manager must be approved by a majority in interest of the members.

Removal of a Manager.  A manager may be removed by a majority in interest of the members (excluding any interests held by the manager being removed). Members may exercise such right by presenting to the manager a notice of removal which, among other things, describes the grounds for removal. Within 30 days following the notice of removal, a majority in interest of the members may agree to designate a successor manager to continue the business of the company. Any manager shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on real property. At a minimum, the managers shall collectively have an aggregate net worth of at least $1 million.

If an additional manager is elected by the affirmative vote or consent of the majority of the members without the concurrence of the managers, or if all or any one of the initial managers is removed as a manager and a successor or additional manager(s) begins using any other loan brokerage firm for the placement of Loans or the servicing of Loans, RMC will be immediately released from any further obligation under the formation loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the managers are removed, no other managers are elected, the Company is liquidated and RMC is no longer receiving payments for services rendered, the debt on the formation loans shall be forgiven by the Company and RMC will be immediately released from any further obligation under the formation loans.

Payment to Withdrawing or Removed Manager.  If a manager retires, withdraws or is removed, we will pay to the manager all amounts then accrued and owing to the manager (including, without limitation, the asset management fee through the date of such termination). Additionally, we will terminate the manager’s interest in company income, losses, distributions, and capital by payment of an amount in cash equal to the then present fair value of such interest. The then present fair value of such interest will be determined by agreement between the manager and us or, if we cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expenses of arbitration will be borne equally by the manager and us. When the termination is involuntary, payments to the manager will be made pursuant to the terms of a promissory note executed by us bearing interest at 10% per annum and payable in sixty (60) equal monthly installments of principal and interest, subject to our solvency and liquidity requirements. When the termination is voluntary, payments made to the manager will be made pursuant to the terms of a non-interest bearing, unsecured promissory note executed by us with principal payable, if at all, from distributions which the terminated manager otherwise would have received under the operating agreement had the manager not been terminated, subject to our solvency and liquidity requirements.

Term of Company.  The term of the company commenced on the day the certificate of formation was filed with the Delaware Secretary of State, in October 2008, and will continue until October 8, 2028, unless our term is extended by the vote of a majority in interest of the members or earlier terminated pursuant to the provisions of the operating agreement or by operation of law. The company will dissolve and terminate if any one of the following occurs, all as more particularly described in our operating agreement:

• upon the affirmative vote or consent of a majority in interest of the members,
• upon the sale of all or substantially all (i.e., at least 70% of the total fair market value) of the company’s assets as of the time of the sale,

•    upon the withdrawal, dissolution, bankruptcy, retirement, death, insanity or removal of a manager, unless within 90 days after any such event, the remaining managers, if any, elect to continue the business of the company, or if there are no remaining managers, a majority in interest of the members agree to continue the business of the company and to the appointment of a successor manager,

• otherwise by operation of law.

We anticipate that we would solicit the vote of the members to approve the dissolution of the company only in the event our manager determines it would be in the best interests of our members to discontinue our operations and to dissolve, due to insufficient capital, adverse changes in economic or business conditions or similar factors.

Winding Up.  Upon the occurrence of an event of dissolution, the company will immediately be dissolved, but will continue until its affairs have been wound up. Upon dissolution of the company, the manager will wind up the company’s affairs by liquidating the company’s assets as promptly as is consistent with obtaining current fair market value of such assets, either by sale to third parties or by collecting loan payments under the terms of the loan; provided that our manager will liquidate all company assets for the best price reasonably obtainable in order to completely wind up the company’s affairs within five years after the date of dissolution. All funds we receive will be applied to satisfy or provide for company debts and the balance will be distributed to the manager and the members in accordance with the terms of the operating agreement.

Restrictions on Roll-up Transactions.  A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include: (i) a transaction involving our units of membership interests that have been listed on a national securities exchange for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in member voting rights, the term of our existence, compensation to our manager or its affiliates or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets will be obtained from a competent independent expert. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for the benefit of us and our members. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to the members in connection with a proposed roll-up.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to members who vote “no” on the proposal the choice of:

1.	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

2.	one of the following:

(a)	remaining as members in the company and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the member’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction:

•

that would result in the members having voting rights in a roll-up entity that are less than those provided in our operating agreement and described elsewhere in this prospectus, including rights with respect to the election and removal of managers, member meetings, amendment of our operating agreement, and our dissolution,

•

that includes provisions that would materially impede or frustrate the accumulation of securities by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of securities held by that investor,

•	in which our investors’ rights to access of records of the roll-up entity will be less than those provided in our operating agreement and described elsewhere in this prospectus, or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the members.

Mergers, Consolidations and Conversions.  If we participate in any transaction requiring the approval of the members in which we are acquired by another entity, we are merged or consolidated with another entity or we are converted into another form of business entity, in which our units would be exchanged for securities of another entity, then each member who does not approve such reorganization, commonly referred to as the dissenting member, may require us to purchase for cash, at its fair value, his or her units. The fair value of a dissenting member’s units is equal to the dissenting member’s pro rata share of the appraised value of the net assets of the company, as determined by a competent independent expert.

We may, however, without the consent of the members, convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in:

•	the voting rights of the members,
•	the termination date of the company (currently, October 8, 2028, unless terminated earlier in accordance with the operating agreement),
•	the compensation payable to the manager or its affiliates, or
•	our investment objectives.

Our manager will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the above provisions based on various factors relevant at the time of the proposed conversion, including an analysis of our historic and projected operations; the tax consequences (from the standpoint of the members) of our conversion to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which we would be converted; the historic and projected operating results of our loans, and the then current value and marketability of our loans. In general, our manager would consider any material limitation on the voting rights of the members or any substantial increase in the compensation payable to the manager or its affiliates to be a significant adverse change.

Amendment.    Our operating agreement may be amended by the vote or consent of a majority in interest of the members. However, if an amendment increases the duties or liabilities of any manager or member or materially diminishes the rights or benefits to which any manager or member is entitled, then the amendment requires the affirmative vote or consent of a majority in interest of the members who would be adversely affected (or the consent of a manager if it will be adversely affected). In any event, the operating agreement may not be amended to change the limited liability of the members without the affirmative vote or consent of all of the members. In addition to requiring member approval as is generally required to amend our operating agreement, any amendment to our operating agreement modifying the compensation or distributions to which our manager is entitled or that affects the duties of the manager will require the consent of the manager. In addition, our manager may amend the operating agreement, without the vote or consent of any of the members:

•	to reflect a change in the name of the company or the amount of the contribution of any member,
•	to reflect the substitution of a person as a member,
•	to reflect the admission of an additional member,
•	to reflect the admission of a successor or additional manager in accordance with the terms of the operating agreement,
•	to reflect a change in the time as stated in the Agreement for the dissolution of the Company or the redemption of Units by the Company,
•

to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the operating agreement that will not be inconsistent with the provisions of the operating agreement,

•

to delete or add any provision required to be so deleted or added by the Securities and Exchange Commission or by a state securities administrator or similar official, which addition or deletion is deemed by the administrator or official to be for the benefit or protection of the members,

•	to elect for the company to be governed by any successor Delaware statute governing limited liability companies,
•	to modify provisions to comply with Treasury Regulation Section 1.704-1(b), or
•	to amend the unit redemption provision of the operating agreement.

The manager will notify the members within a reasonable time of the adoption of any such amendment, provided that such notice will be deemed to have been given if the adopted amendment is disclosed in a report that we publicly file with the Securities and Exchange Commission.

Arbitration.  Other than in connection with determining the fair value of a manager’s interest in the company upon the manager’s retirement, removal or withdrawal from the company, nothing in the operating agreement or the subscription agreement will be deemed to require the mandatory arbitration of disputes between a member and the company or any manager.

Distribution Reinvestment Plan.  We currently have a distribution reinvestment plan that is designed to enable members to have their cash distributions from us invested in additional units (See “DISTRIBUTION REINVESTMENT PLAN” included in this prospectus as Appendix C).

DESCRIPTION OF UNITS

The units represent an interest in the company. For a description of the rights and limitations of membership interests in the Company, see “SUMMARY OF NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT”.

Restrictions on Transfer.  There is no public or secondary market for the units and none is expected to develop. Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become members only with the consent of our manager. Transfers of units will generally require the consent of the California Commissioner of Business Oversight, except as permitted in the Commissioner’s Rules. In addition, the assignment or other transfer of units must comply with the minimum investment and suitability standards imposed by us (See “INVESTOR SUITABILITY STANDARDS”). Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units must generally satisfy minimum investment and investor suitability standards similar to those applicable to the original offering of units. Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units. In the case of a transfer in which a member firm of FINRA is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section (b)(2) of FINRA Rule 2310. The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

Our operating agreement provides that an assignee of a unit may not be substituted as a member if our manager determines that:

•	the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person),
•	the assignment is not permitted under applicable law, including, in particular but without limitation, applicable federal and state securities laws, or
•

such assignment would jeopardize our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which the company is then conducting business.

Restrictions Related to Tax Status.   In addition to the transfer restrictions described above, Section 7.4 of our operating agreement provides that any proposed sale, assignment or other transfer of a unit will be void if either:

•

the transfer or assignment, when considered together with other transfers during the same applicable twelve month period, would, in the opinion of our counsel, result in the termination of our status as a partnership for federal or state income tax purposes, or

•

our manager determines that the transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

Our operating agreement also provides that a transferee or assignee of an interest may not be substituted as a member if our manager determines that the sale or transfer of the interest may jeopardize the continued ability of the company to qualify as a “partnership” for federal income tax purposes.

Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons. In addition, units may not be readily accepted as collateral for loans.

The foregoing discussion is only a summary of the transfer restrictions applicable to units. For a full description, see Sections 7.2-7.4 of our operating agreement, which is controlling in all respects.

Unit Redemption Program.    In order to provide our members with a certain degree of liquidity, we have adopted a unit redemption program. Please refer to Exhibit A to our operating agreement, a copy of which is included as Appendix A to this prospectus, for information on the forms to be used to redeem your units. Generally, one year after purchasing your units, you may present for redemption all or part of your units, in accordance with the procedures set forth below. At that time, we may, subject to the significant restrictions and limitations described below, redeem the units presented for redemption to the extent that we have sufficient cash flow available to us to fund such redemption.

We will attempt to redeem units on a quarterly basis. Redemptions (or partial redemptions), if any, will be paid at the end of the calendar quarter following the quarter in which the redemption request is received. The amount that a redeeming member will receive is based on the member’s units outstanding. The fair market value of your units will be irrelevant in determining amounts to be paid upon redemption.

Members’ individual capital accounts will be allocated their pro rata share of GAAP profits and losses. For periods beginning January 1, 2016, our organization and offering costs will be allocated to each member’s individual account over a period of 10 years from the later of such date or the first full calendar quarter after a member’s purchase of units, in a total amount equal to the lesser of 4.5% of their original purchase price for units

(excluding DRIP units) or their pro-rata share of actual unreimbursed cumulative offering costs incurred by RMC (i.e., 0.1125% per quarter). If a member redeems units before being allocated his or her full share of organization and offering costs, our manager will reimburse the company for the unallocated portion.

The price we will pay for units redeemed will be based on the lesser of the purchase price paid by the redeeming member or such member’s capital account balance as of the date of each redemption payment. Redemption value will be calculated as follows:

•	For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less.
•	For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less.
•	For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less.
•	For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less.
•	For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

Notwithstanding the foregoing, with respect to any redemption, the number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding.

For redemption requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter. The percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request, provided that, if redemption payments are delayed because the company suspends all redemptions, then when such delayed payments recommence, the percentage discount amount applied to the remaining payments will be determined as of the recommencement date. Units purchased through our distribution reinvestment plan, or DRIP Units, have the same holding period and redemption values that apply to the member’s units used to purchase those DRIP Units.

A portion of the early redemption penalty payments (i.e., the difference between 100% and the redemption payment paid to the redeeming member) will be applied toward the next installments of principal payable under the formation loan owed to us by RMC, thereby reducing the amount owed to us from RMC. Such portion will be determined by the ratio between the amount of the formation loan and the total amount of offering costs incurred by us in the offering. Once offering expenses are repaid, early redemption penalties will be applied to the formation loan, and then our own account (See “PLAN OF DISTRIBUTION – Sales Commissions”).

Our manager will have the right, at its discretion, to redeem the units of any investor who holds less than 2,000 units. No penalties will be assessed in connection with such a redemption. Our manager may, in its sole discretion, waive any applicable holding periods or penalties in the event of the death of a member or other exigent circumstances or if the manager believes such waiver is in the best interests of the company.

We will not establish a reserve from which to fund redemptions. Our capacity to redeem your units upon request is restricted to the availability of company cash flow. For this purpose, cash flow is considered to be available only after all current company expenses have been paid (including compensation to our manager and its affiliates), adequate provision has been made for payment of our current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to members who do not reinvest distributions pursuant to our distribution reinvestment plan. Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

In any event, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption. In addition, our manager may, in its sole discretion, further limit the percentage of the total members’ units that may be redeemed, or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any regulations promulgated thereunder.

Our manager reserves the right, in its sole discretion, at any time and from time to time (1) to reject any request for redemption or to suspend or terminate the acceptance of new redemption requests without prior notice, or (2) to terminate, suspend or amend the unit redemption program. Our manager may choose to terminate or suspend our unit redemption program if it determines, in its sole discretion, that there is insufficient cash flow, as described above; or if such termination or suspension would otherwise be in the best interests of the company. In addition, our manager may, at any time, and without prior notice, reduce the number of units purchased under our unit redemption program if it determines, in its sole discretion, that the funds otherwise available to fund the unit redemption program are needed for other company purposes. These limitations apply to all redemptions, including redemptions upon the death of a member. In the event we terminate, suspend or amend our unit redemption program, we will send our members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment. However, we may suspend or terminate the acceptance of new redemption requests at any time without prior notice.

If redemption requests in excess of limitations under our unit redemption program are received by our manager, the priority of redemptions among members will be determined as follows: (i) redemptions upon the death of an investor; and (ii) all other redemption requests. All redemptions will be honored on a pro rata basis, based on the amount of redemption requests received in the preceding quarter plus unfulfilled redemption requests that we were unable to honor in prior quarter(s). Unfulfilled redemption requests carried over from a prior quarter will not receive priority over redemption requests received by our manager in the current quarter.

In the event that a member has an unfulfilled redemption request, the member may withdraw the redemption request at any time by sending a written notice of withdrawal to us. If we receive the notice less than 30 days prior to the next scheduled redemption payment, then that payment will be made but all subsequent payments to the member will cease. If we receive the notice more than 30 days prior to the next scheduled redemption payment, then all redemption payments to the member will cease.

After withdrawing a pending redemption request, the member may thereafter submit another redemption request to us at a later date. This later redemption request may well have a lower penalty than what was applied to the initial redemption request as the penalty is determined at the time the redemption payments for a specific request commence. For example, if the redemption payments for a member’s initial redemption request commence after one year (but before two years), the payments would be at the 92% level. If the member’s redemption request thereafter remained unfulfilled, the member could withdraw the request. If, after such withdrawal, the member submits another request at a later date and the payments for that request commence after three years (but before four years), the payments would be at the 96% level. Thus, when a member’s redemption request is not being fulfilled, it may be advantageous for the member to withdraw the request and then submit another redemption request later.

Upon dissolution and termination of the company, a five-year winding-up period is provided for liquidating our loan portfolio and distributing cash to members. Due to high prevailing interest rates or other factors, we could suffer reduced earnings (or losses) if a substantial portion of our loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Members who complete a redemption of their units prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those members who remained in the company until its termination.

While we do not believe that redemption of a member’s units will have collateral tax consequences for other members, it is possible that the IRS would take the position that redemptions do have collateral tax consequences for other members.

Tax Treatment of Redemption Payments.   A member generally will not recognize taxable gain or loss on the redemption of a portion (but not all) of his units except that gain will be recognized to the extent (if any) the redemption payment and the deemed reduction of the member’s share of our liabilities exceeds the member’s adjusted tax basis in his units. Such member’s tax basis in his units will be reduced upon the redemption by the amount of cash and deemed reduction in his share of our liabilities. Notwithstanding the foregoing, a member would recognize ordinary income upon a redemption of a portion of his units to the extent the redemption payment (and the deemed reduction in the member’s share of our liabilities) is attributable to the member’s interest in our “unrealized receivables” or “substantially appreciated inventory” items (as defined in Section 751 of the Code).

A member will recognize taxable gain or loss on the redemption of all of his remaining units. Gain or loss will be based on the difference between the redemption payments received (and the deemed reduction in the member’s share of our liabilities) and the member’s adjusted tax basis in his units. Any gain or loss recognized by a member upon a redemption of all of his remaining units will generally be treated as capital gain or loss. However, a member will recognize ordinary income to the extent the redemption payments received and the deemed reduction of the member’s share of our liabilities are attributable to the member’s interest in our “unrealized receivables” or “substantially appreciated inventory” items (as defined in Section 751 of the Code).

In 2015, 1,077,997 units were redeemed per the limitations set forth above. In 2014, 548,316 units were redeemed per the limitations set forth above. Any unfulfilled redemption requests will be made in subsequent quarters.

Redemption Upon Death.  In the event of your death during your investment with us, including in the event of your death during the first year of your ownership of units, your heirs will be provided with the option to redeem all or a portion of your units. Such redemptions will not be subject to any penalties but in any given quarter, will be limited in amount to the greater of 100,000 units or 25% of your outstanding units. Your heirs will be required to notify us of their intent to redeem your units within six months from the date of death or the units will become subject to our standard redemption provisions. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. Due to the complex nature of administering a decedent’s estate, our manager reserves the right and discretion to request any and all information it deems necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters it may deem relevant.

REPORTS TO MEMBERS

Within 75 days after the end of each fiscal year of the company, our manager will deliver to you such information as is necessary for the preparation of your federal income tax return and state income tax returns or other returns. Within 120 days after the end of each fiscal year, our manager will furnish or make available to you (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies) an annual report that includes financial statements audited by our independent registered public accounting firm prepared in accordance with accounting principles generally accepted in the United States, and that contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements will include a balance sheet of the company, and statements of income, changes in members’ capital and cash flow. The annual report for each year reports on our activities for that year, identifies the source of distributions to members, sets forth the compensation paid to our manager and its affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by our manager to advise you of the affairs of the company. The annual report for each fiscal year shall (i) include a report on our activities for such fiscal year, (ii) identify the sources of distributions to members, including (as applicable) from (A) cash flow from operations during the fiscal year; (B) cash flow from operations during a prior period which had been held as reserves; (C) proceeds from capital transactions; and (D) reserves from the gross proceeds of the offering of units; (iii) set forth the compensation paid to the managers and their affiliates and a statement of the services performed in consideration therefor; and (iv) contain such other information as deemed reasonably necessary by the managers to advise members of the affairs of the company.

For as long as we are required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the SEC, the information contained in each such report will be furnished to members (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), after such report is filed with the SEC, but no later than 60 days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, you will be furnished (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), within 60 days of the end of each of the first three quarters of each fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income and a cash flow statement. The foregoing reports for any period in which fees are paid to our manager or its affiliates for services will set forth the fees paid and the services rendered and will include such other information as it deemed reasonably necessary by our manager to advise the members of our activities during the quarter covered by the report.

PRIVACY POLICY

Collection of Investor Information

We collect nonpublic personal information about you from the following sources:

•	Subscription Agreements and other forms, which may include your name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information,
•	Account History, including information about the transactions and balances in your account, and
•	Correspondence, including written, telephonic or electronic between you or service providers to us.

Disclosure of Investor Information

Your privacy will be protected at all times.

We will only disclose information about you to outside companies that we have either retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

Security of Member Information

We will continue to maintain security standards and procedures designed to protect your account information. In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection.

We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our members.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

PLAN OF DISTRIBUTION

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the operating agreement, we are offering a maximum of 120,000,000 units ($120,000,000) to the public through a selling group of participating broker-dealers registered with the SEC, who are also members of FINRA. The units are being offered at a price of $1 per unit on a “best efforts” basis, which means generally that our selling group members will be required to use only their best efforts to sell the units, and they have no firm commitment or obligation to purchase any of the units. We are also offering 20,000,000 units for sale pursuant to our distribution reinvestment plan at a price of $1 per unit. Therefore, a total of 140,000,000 units are being registered in this offering. We reserve the right to reallocate the units being offered between the offering of 120,000,000 units and the offering of 20,000,000 units under our distribution reinvestment plan. The minimum subscription is 5,000 units ($5,000) for initial investments and 1,000 units ($1,000) for additional investments from existing members.

The offering pursuant to this prospectus will terminate on June 5, 2019, unless on or prior to such date, we file a new registration statement, in which event the offering will continue until the earlier of the effective date of the new registration statement or 180 days after June 6, 2019 (which is December 3, 2019). The manager, at its discretion, may also terminate the offering earlier. This offering must be registered, or exempt from registration, in every state in which we offer or sell units. Generally, such registrations and certain of such exemptions are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration.

Sales Commissions.  With respect to each investor, participating broker-dealers will receive sales commissions of up to 7% of gross offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan), which will be paid by RMC and funded by the formation loan. As of December 31, 2015, total commissions were equal to 7% of gross offering proceeds. No sales commissions will be payable with respect to sales under our distribution reinvestment plan. Up to an additional 1.8% of gross offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan) may be paid as underwriting compensation, a portion of which may be used to reimburse participating broker-dealers for sales seminar expenses and to reimburse associated persons of participating broker-dealers for attending training and education meetings, and, of which, up to 1% of gross offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan) may be used for marketing reallowances to participating broker-dealers, except that no such reallowances may be paid with respect to sales pursuant to our distribution reinvestment plan. We will also reimburse participating broker-dealers for bona fide due diligence expenses supported by a detailed, itemized invoice reflecting the actual due diligence expenses incurred by the broker-dealer, which we estimate will not exceed approximately $600,000 or 0.5% of gross offering proceeds (assuming the maximum offering amount of $120,000,000 (excluding units under our distribution reinvestment plan) is sold). The offering will be made in compliance with FINRA Rule 2310, which regulates the amount of underwriting compensation that FINRA members may receive for the underwriting services they provide us. Assuming the maximum offering amount of $120,000,000 is sold in this offering, the total of all underwriting compensation and expenses, including sales commissions, marketing reallowances and expense reimbursements for sales seminars, and training and educational meetings for associated persons of a FINRA member, will not exceed 10% of the offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan). Total organization and offering expenses, including reimbursement for bona fide due diligence expenses and issuer expenses, which collectively with the 1.8% underwriting compensation are referred to as organization and offering expenses, will not exceed 4.5% of offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan). Organization and offering expenses do not include sales commissions funded by the formation loan. In any event, state “blue sky” laws and regulations limit our total organization and offering expenses, including underwriting compensation, to 15% of the gross offering proceeds and the total underwriting compensation to be paid to FINRA members in connection with the offering to 10% of the gross offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan). No sales to discretionary accounts will be made without the specific written approval of the investor.

All sales commissions incurred in connection with the offer and sale of units will be paid by RMC from advances under the formation loan which we fund using a portion of the sale proceeds of units offered by this prospectus. RMC pays all such sales commissions (and offering costs in excess of the 4.5% maximum to be reimbursed to RMC by the company) in return for its exclusive right to provide brokerage services in connection with the mortgage loans made by us. RMC funds such sales commissions, as well as a premium paid to members who acquire units through an unsolicited sale. As additional sales of units were made, the principal balance of the formation loan increased, and as additional units are offered and sold, additional advances will be made on the formation loan. Therefore, we will not know the total principal balance of the formation loan until the offering closes and all sales commissions and premiums are paid.

The formation loan is unsecured, does not bear interest, and is being repaid in annual installments. It is included as part of members’ capital on the company’s balance sheets. RMC makes annual installment payments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payments are due and payable by December 31 of the following year. The balance of the formation loan is further reduced by a portion of early redemption penalties. Upon the termination of the offering, the principal balance outstanding will be amortized over 10 years or , if less, the period until the expiration of our operating agreement, with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date of the offering, reduced by a portion of the early redemption penalties.

RMC, at its option, may prepay all or any part of the formation loan. RMC intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early redemption penalties paid by members and other fees paid by us. Since RMC will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial managers is removed as a manager by the vote of a majority in interest of the members and a successor or additional manager is thereafter designated without the concurrence of the Managers, and if such successor or additional manager begins using any other loan brokerage firm other than RMC for the placement of loans or the servicing of loans, RMC will be immediately released from any further obligation under the formation loans (except for a proportionate share of the principal installment due at the end of that year, pro-rated according to the days elapsed). In addition, if all of the managers are removed, no successor manager is elected, the company is liquidated and RMC is no longer receiving any payments for services rendered, the formation loan will be forgiven and RMC will be immediately released from any further obligation under the formation loan.

Sales by Registered Investment Advisors.  In addition to purchasing units though participating broker-dealers, we may accept orders for units directly from you if you utilize the services of a registered investment advisor. A registered investment advisor generally means an investment professional retained by you to advise you regarding your overall investment strategy, not just your investment in our units. Generally, registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

If you utilize the services of a registered investment advisor in acquiring units, RMC will pay to us an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker-dealer. We in turn may specially allocate the amount so paid by RMC to the account of the investor who placed the order.

In no event will the total of all underwriting compensation, including sales commissions, marketing reallowances and expense reimbursements, including reimbursements for training and educational meetings for associated persons of a FINRA member, but excluding reimbursement for bona fide due diligence expenses, exceed 10% of the gross offering proceeds as set forth in FINRA Rule 2310. State “blue sky” laws and regulations and many states also limit our total organization and offering expenses to 15% of gross offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan).

All registered investment advisors must represent and warrant to us that, among other things, the investment in the units is suitable for you, that he or she has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he or she is affiliated with a FINRA registered broker or dealer, that the transaction will be recorded on the books and records of the FINRA member.

Payment of Other Fees to Participating Broker-Dealers.  We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Participating broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

The participating broker-dealers may not directly or indirectly finance, or arrange for the financing of, the purchase of any units, nor will the proceeds of the offering be used either directly or indirectly to finance the purchase of any units.

We will enter into a selling agreement with each participating broker-dealer. The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, the manager will indemnify the participating broker-dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the SEC is contrary to public policy and is, therefore, unenforceable.

Investor Suitability Standards.  You will be required to comply with (i) our investor suitability standards and minimum purchase requirement and (ii) the additional suitability standards and minimum purchase requirements, if any, imposed by the state in which you reside (See “INVESTOR SUITABILITY STANDARDS”).

In order to purchase any units, you must complete and execute the signature page for the subscription agreement. Any subscription for units must be accompanied by tender of the sum of $1 per unit. The signature page is set forth at the end of this prospectus at APPENDIX B. By executing the signature page for the subscription agreement, you agree to all of the terms of the operating agreement including the grant of a power of attorney under certain circumstances.

Your subscription agreement will be accepted or rejected by the manager within 30 days after its receipt. Subscriptions will be effective only on acceptance by the manager and the right is reserved to reject any subscription “in whole or in part” for any reason. If rejected, funds will be returned to subscribers within 10 business days after such rejection without interest.

The manager and its affiliates may, in its discretion, purchase units for its own account. Purchases of such units by the manager or its affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the manager or its affiliates will regularly purchase units for their own accounts.

SUPPLEMENTAL SALES MATERIALS

Sales material in addition to this prospectus may be used in connection with the offer and sale of units hereby, although only when accompanied or preceded by the delivery of this prospectus. If additional sales material is prepared for use in connection with the offer and sale of units hereby, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with the offer and sale of units hereby:

1.	A handout titled Investor Summary,
2.	A handout titled Performance Summary,
3.	A handout titled Sample Loans,
4.	A trifold brochure (6 pages),
5.	A trifold brochure/PowerPoint (18 pages),
6.	A fact sheet for participating broker-dealers,
7.	A fact sheet for registered investment advisers,
8.	A sample distributing statement,
9.	A sample distributing statement for registered investment advisers,
10.	A sample DRIP statement,
11.	A sample DRIP statement for registered investment advisers, and
12.	A postcard.

Our manager may also respond to specific questions from participating broker-dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to participating broker-dealers for customer use, and other information relating to the offering of units hereby may be made available to participating broker-dealers for their internal use. However, units offered hereby are offered only by means of this prospectus and any supplements to this prospectus. Except as described herein or in supplements hereto, we have not authorized the use of other sales material in connection with the offering of units by this prospectus. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated into this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in supplements hereto or in supplemental sales material issued by the company and referred to in this prospectus or in supplements thereto. If you receive such information or representations, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

LEGAL PROCEEDINGS

In the normal course of business, the company may become involved in various legal proceedings such as assignment of rents, bankruptcy proceedings, appointment of receivers, unlawful detainers, judicial foreclosure and the like, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes, or to protect or recoup its investment from the real property secured by the deeds of trust and to resolve disputes between borrowers, lenders, lien holders and mechanics. None of these actions typically would be of any material importance. As of the date hereof, the company is not involved in any legal proceedings other than those that would be considered part of the normal course of business.

LEGAL MATTERS

Legal matters, including certain U.S. federal income tax and ERISA matters, in connection with the units offered hereby has been passed upon for the company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The following financial statements have been audited by Armanino LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated into this prospectus by reference:

•

The audited financial statements of Redwood Mortgage Investors IX, LLC as of and for the year ended December 31, 2014, appearing in Redwood Mortgage Investors IX, LLC’s Annual Report on Form 10-K for the year ended December 31, 2014.

Such financial statements are incorporated into this prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Redwood Mortgage Investors IX, LLC as of December 31, 2015 and for the year in the period ended December 31, 2015, appearing in the Redwood Mortgage Investors IX, LLC’s Annual Report on Form 10-K for the year ended December 31, 2015 and the audited balance sheet of Redwood Mortgage Corp. as of December 31, 2015, both of which are incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports thereon of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the units to be offered by this prospectus. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports and other information with the SEC. We intend to furnish our members with annual reports containing financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that are incorporated by reference into this prospectus at our web site at www.redwoodmortgageinvestors.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed by Redwood Mortgage Investors IX, LLC with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016,
•	Quarterly Report on Form 10-Q for the three months ended March 31, 2016 filed with the SEC on May 16, 2016, and
•	Current Reports on Form 8-K filed with the SEC on December 23, 2015, April 28, 2016 and April 29, 2016.

We will provide, upon request, to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write us at 1825 S. Grant Street, Suite 250, San Mateo, California 94402, (650) 365-5341. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

TABULAR INFORMATION CONCERNING PRIOR PERFORMANCE OF THE COMPANY

Appendix I contains prior performance and investment information for the company. Table I of Appendix I contains unaudited information relating to our manager’s experience in raising and investing funds with respect to the company as of December 31, 2015. Table II of Appendix I contains unaudited information relating to compensation of our manager (including Gymno prior to its merger into RMC on June 30, 2015) with respect to our public offering for the three years ended December 31, 2015. Table III of Appendix I contains unaudited information relating to our operating results for the three years ended December 31, 2015.

Purchasers of the units should not assume that past operating results or of our ongoing public offering will be indicative of our future results.

GLOSSARY

The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

Benefit Plan Investor.  The term “Benefit Plan Investor” means an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA or a plan subject to the prohibited transaction provisions of Section 4975 of the Code or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity, including tax-qualified pension and 401(k) plans and IRAs.

Distributions.  The term “distributions” means any cash or other property distributed to our members and our manager arising from their interests in the company in accordance with the operating agreement, but will not include any payments to our manager under the provisions of Article 11 of our operating agreement.

“GAAP” means accounting principles generally accepted in the United States of America.

Interest.  The term “interest” means an interest in Redwood Mortgage Investors IX, LLC, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any member in the company determined at any time by dividing a member’s current capital account by the total outstanding capital accounts of all members.

Subscription Agreement.  The term “subscription agreement” means the agreement, attached to this prospectus as Appendix B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors IX, LLC.

Tax-Exempt Investor.  The term “tax-exempt investor” means Benefit Plan Investors and any other investor that qualifies for an exemption from federal income tax.

Working Capital Reserve.  The terms “working capital reserve” means a portion of the invested capital that our manager, in its discretion, determines is prudent to be maintained by the company to pay for operating and other costs and expenses the company may incur with respect to its activities.

APPENDIX I – PRIOR PERFORMANCE TABLES

The prior performance tables as referenced in the Prior Performance Summary of the prospectus present information on our offering. The purpose of the tables is to provide information on the performance of our public offering to assist prospective investors in evaluating the experience of the manager as sponsor on such an offering. The inclusion of these tables does not imply that the investors in the offering will experience results comparable to those previously experienced in our public offering.

The tables consist of:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds received through December 31, 2015, for the ongoing public offering of Redwood Mortgage Investors IX, LLC.

TABLE II - COMPENSATION TO MANAGER AND AFFILIATES

Table II summarizes the compensation paid to the manager (including Gymno prior to its merger into RMC on June 30, 2015) for the three years ended December 31, 2015 in connection with the public offering of units of limited liability company interests in Redwood Mortgage Investors IX, LLC on a combined basis.

TABLE III - OPERATING RESULTS OF THE COMPANY

Table III summarizes the annual operating results for the three years ended December 31, 2015 for Redwood Mortgage Investors IX, LLC.

TABLE IV- RESULTS OF COMPLETED PROGRAMS

Table IV has been omitted as no real estate program sponsored by our manager has completed operations in the most recent five years.

TABLE V - PAYMENT OF MORTGAGE LOANS

Table V has been omitted as Redwood Mortgage Investors IX, LLC never has owned or disposed of real property nor does it presently own any real property. Any real property ownership, operation, and/or disposal by programs with similar investment objectives are the result of loan foreclosures and are incidental to the core business of mortgage lending.

The inclusion of the following tables in the prospectus does not imply that the company will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the company will continue to experience returns, if any, comparable to those previously experienced in our public offering.

APP. I-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table I presents in tabular form on a percentage basis, all proceeds received through December 31, 2015 by Redwood Mortgage Investors IX, LLC (“RMI IX”) in its ongoing public offering commencing in 2009 under two registration statements filed in 2009 and 2012. Table I also sets forth on a percentage basis how the proceeds were used by RMI IX. In addition, Table I sets forth information with respect to the date the offering commenced, the length of the offering and how long it took to commit 90% of the amount available for investment, if applicable. As of December 31, 2015, the manager did not have any prior programs with offerings that had closed in the past three years; therefore only information relating to the offering of RMI IX is included.

	RMI IX
Dollar Amount Offered	$140,000,000	(1)
Dollar Amount Raised (100%)	$33,023,179
Less Offering Expenses:
Organization and Offering Expenses(2)	4.50	%(1)
Selling Commissions Paid to Non Affiliates(3)	—
Selling Commissions Paid to Affiliates	—
Percentage Available for Investment Net of Organization and Offering Expenses	95.50%
Loans Funded from Offering Proceeds Secured by Deeds of Trust	86.50%
Formation Loan	7.00%
Loan Commitments	—
Loan Application or Mortgage Processing Fees	—
Funds Available for Future Commitments	—
Reserve	2.00%

Total	95.50%

Date Offering Commenced	06/08/09
Length of Offering	78 months
Months to Commit 90% of Amount
Available for Investment (Measured from Beginning of Offering)	N/A
Percent of Leverage Used	0.00%

(1)	The amount registered under the two previous registration statements was $187,500,000.

(2)

Organizational and Offering Expenses (other than sales commissions) are incurred by RMI IX, up to a maximum of 4.5% of gross proceeds, excluding units acquired through the distribution reinvestment plan.

(3)

Commissions for member unit sales are paid to broker-dealers by RMC, not by RMI IX. RMI IX advances funds to RMC that are collectively referred to as the formation loan. The formation loan will be repaid over a period of 10 years following the completion of the offering, or, if less, the over the period remaining until the expiration of the term of our operating agreement, and will be reduced partially by a portion of applicable early redemption penalties paid to RMI IX. Participating broker-dealers receive selling commissions of up to 7% of gross offering proceeds (excluding proceeds from the sale of units under our distribution reinvestment plan) from member investors.

APP. I-2

TABLE II

COMPENSATION TO THE MANAGER

(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table II sets forth the compensation received by our manager and affiliates (including Gymno prior to its merger into the manager on June 30, 2015) in the most recent three years in connection with the ongoing offering of RMI IX as of December 31, 2015.

RMI IX
Date Offering Commenced (1)	06/08/09
Dollar Amount Raised (2)	$33,023,179
Amount Paid to Manager and Affiliates from:
Offering Proceeds	—
Selling Commissions	—
Loan Application or Loan Processing Fees	—
Reimbursement of Expenses, at Cost	1,356,481
Acquisition Fees	—
Advisory Fees	—
Other	—
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates
Points (3)	716,496
Processing Fees (3)	117,759
Reconveyance Fees (3)	3,017
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Manager and Affiliates	4,688,208

Amount Paid to Manager and Affiliates from
Operations
LLC Management Fees	37,454
Mortgage Servicing Fee	125,999
Reimbursement of Expenses, at Cost	198,539
Early Withdrawal	11,061
Administrative Fees	403,904
Manager’ 1% Interest in Profits (Loss)	37,354

(1)

Indicates the date the public offering of the company commenced. The company has filed multiple registration statements including this registration statement, all of which register sales of units under a single offering.

(2)	Indicates the aggregate dollar amount raised through December 31, 2015.

(3)	These sums were paid by borrowers of company funds, and were not expenses of the company.

APP. I-3

TABLE III

OPERATING RESULTS

(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of Redwood Mortgage Investors IX, LLC for the fiscal years ended December 31, 2015, 2014 and 2013.

	2015	2014	2013
Gross Revenues	$1,876,210	$1,399,899	$1,097,334
Profit on sale of properties	—	—	—
Less: Operating expenses	85,932	280,218	187,139
Interest expense	33,146	25,958	25,572
Depreciation	—	—	—

Net Income – GAAP Basis	1,757,132	1,093,723	884,623
Taxable Income
– from operations	1,769,823	1,099,716	888,603
– from gain on sale	—	—	—
Cash generated from operations	1,847,169	985,718	807,628
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—

Cash generated from operations, sales and refinancing	1,847,169	985,718	807,628
Less: Cash distributions to investors
– from operating cash flow	1,738,384	985,718	807,628
– from sales and refinancing	—	—	—
– from other	—	326,000	268,767

Cash generated (deficiency) after cash distributions	108,785	(326,000)	(268,767)
Less: Special items (not including sales and refinancing)
(identify and quantify)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$ 108,785	$(326,000)	$(268,767)

Table III continued on following page

APP. I-4

TABLE III (continued)

OPERATING RESULTS

(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	2015	2014	2013
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	$70	$70	$53
– from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash Distributions to Investors by Source (on GAAP basis)
– Investment income	70	67	53
– Return of capital	—	—	16
Source (on cash basis) (1)
– Sales	—	—	—
– Refinancing	—	—	—
– Operations	70	50	52
– Other	—	17	17
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)(2)	37%	36%	38%

(1)

The company, in accordance with its operating agreement, allocates profits and losses monthly. Members who have not elected to participate in the company’s distribution reinvestment plan receive monthly cash distributions based on profits.

In years when cash flow generated from operating activities was not sufficient to fully fund distributions, the distributions in excess of the company’s cash flow from operating activities was funded from cash on hand, which can include proceeds from offerings, loan repayments from borrowers, and borrowings, if any.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

APP. I-5

APPENDIX A

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

REDWOOD MORTGAGE INVESTORS IX, LLC

a Delaware Limited Liability Company

THIS NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of REDWOOD MORTGAGE INVESTORS IX, LLC (the “Company”) is made and entered into as of the 25th day of March, 2016, by REDWOOD MORTGAGE CORP., a California corporation, and the Persons listed on Schedule A attached hereto, as may be amended, modified or supplemented from time to time (the “Members”). This Agreement amends and restates in its entirety the prior limited liability company operating agreement of the Company.

RECITALS

A. The Company was organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on October 8, 2008, pursuant to and in accordance with the Act.

B. On October 8, 2008, the Redwood Mortgage Corp. and Gymno LLC, a California limited liability company (collectively, the “Initial Managers”), and the Initial Member entered into the Limited Liability Company Operating Agreement of the Company (as previously amended from time to time, the “Original Agreement.”)

C. On April 28, 2009, the Initial Managers and the Initial Member entered into the Amended and Restated Limited Liability Company Operating Agreement of the Company (the “First Amended Agreement”), which amended and restated the Original Agreement in its entirety.

D. In June 2009, the Company commenced its initial public offering of Units (hereinafter defined), pursuant to a Registration Statement filed in connection therewith.

E. On January 29, 2010, the Initial Managers and the Initial Member entered into the Second Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Second Amended Agreement”), which amended and restated the First Amended Agreement in its entirety.

F. On August 1, 2011, the Initial Managers entered into the Third Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Third Amended Agreement”), which amended and restated the Second Amended Agreement in its entirety.

G. On April 27, 2012, the Initial Managers entered into the Fourth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Fourth Amended Agreement”), which amended and restated the Third Amended Agreement in its entirety.

H. On November 27, 2012, the Initial Managers entered into the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Fifth Amended Agreement”), which amended and restated the Fourth Amended Agreement in its entirety.

I. On January 23, 2014, the Initial Managers entered into the Sixth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Sixth Amended Agreement”), which amended and restated the Fifth Amended Agreement in its entirety.

J. On April 21, 2014, the Initial Managers entered into the Seventh Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Seventh Amended Agreement”), which amended and restated the Sixth Amended Agreement in its entirety.

K. Effective June 30, 2015, Gymno LLC was merged with and into Redwood Mortgage Corp.

L. On December 2, 2015, the Managers entered into the Eighth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Eighth Amended Agreement”), which amended and restated the Seventh Amended Agreement in its entirety.

M. In order to cure some ambiguities, to correct or supplement provisions that may be inconsistent with other provisions, or to make other provisions with respect to matters or questions arising under the Eighth Amended Agreement which will not be inconsistent with the provisions of the Eighth Amended Agreement or any Registration Statement, the Managers desire to amend and restate the Eighth Amended Agreement in its entirety.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1 “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

1.2 “Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired.

1.3 “Acquisition and Origination Fees” means the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers to the Managers, or any fee of a similar nature, however designated.

1.4 “Adjusted Capital Account” shall mean, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain; and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

1.5 “Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

1.6 “Affiliate” means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, manager or partner of such Person, or (d) if such other Person is an officer, director, manager or partner, any company for which such Person acts in any such capacity.

1.7 “Agreement” means this Ninth Amended and Restated Limited Liability Company Operating Agreement, as amended, modified, supplemented or restated from time to time.

1.8 “Asset Management Fee” means the compensation payable to the Managers described in (and computed in accordance with) Section 11.5 of this Agreement.

1.9 “Audited Financial Statements” means financial statements (balance sheet, statement of income, statement of members’ equity and statement of cash flows) prepared in accordance with accounting principles generally accepted in the United States and accompanied by an independent auditor’s report containing: (a) an unqualified opinion; (b) an opinion containing no material qualification; or (c) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

1.10 “Base Amount” means that portion of the capital originally committed to investment in Loans, not including leverage, and including up to 2% of working capital reserves. The Base Amount shall be recomputed annually after the second full year of Company operations by subtracting from the then fair market value of the Company’s Loans plus the working capital reserves, an amount equal to the Company’s outstanding debt.

1.11 “Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.12 “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be credited, in the event such Member utilized the services of a participating broker-dealer, such Member’s Capital Contribution, or if such Member acquired his Units through an unsolicited sale, such Member’s Capital Contribution plus the amount of the Sales Commissions, if any, paid by Redwood Mortgage Corp. that are specially allocated to such Member, such Member’s share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

In the event any interest in the Company is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of the Company assets are adjusted pursuant to Section 1.37, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 10 hereof upon the dissolution of the Company. The Managers shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b).

1.13 “Capital Contribution” means the gross amount of investment in the Company by a Member, or all Members, as the case may be.

1.14 “Capital Transaction” means the repayment or prepayment of the principal amount of a Loan, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Loan or of a property subject to a Loan to the extent classified as a return of capital for federal income tax purposes, or the payment of insurance or a guarantee with respect to a Loan.

1.15 “Carried Interest” means an equity interest in a Program which participates in all allocations and distributions for which full consideration is not paid or to be paid.

1.16 “Cash Available for Distribution” means Cash Flow less amounts set aside for creation or restoration of reserves.

1.17 “Cash Flow” means Company cash funds provided from operations (including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments but excluding repayment of Loan principal), and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month (but excluding Capital Transaction proceeds), after deducting cash funds used to pay operating expenses and debt payments of the Company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as the Managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses shall not include any general overhead expenses of the Managers not specifically related to, billed to or reimbursable by the Company as specified in Sections 11.20 through 11.22.

1.18 “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

1.19 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of subsequent revenue laws.

1.20 “Company” means Redwood Mortgage Investors IX, LLC, a Delaware limited liability company.

1.21 “Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Sections 1.704-2(d).

1.22 “Competent Independent Expert” means a Person with no material current or prior business or personal relationship with the Managers who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work.

1.23 “Competitive Real Estate Commission” means that real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

1.24 “Deed(s) of Trust” means the lien or liens created on the Real Property or properties of the borrower with respect to a Loan securing the borrower’s obligation to the Company to repay the Loan, whether in the form of a deed of trust, mortgage or otherwise.

1.25 “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross

Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

1.26 “Dissenting Member” means any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

1.27 “Distribution Reinvestment Plan” means the plan established pursuant to Article 9 hereof, and “DRIP Units” means Units purchased through the Distribution Reinvestment Plan.

1.28 “Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

1.29 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.30 “Excess Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-3(a)(3).

1.31 “Financing” means all indebtedness incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bona fide pre-payment provision in the financing agreement.

1.32 [Reserved.]

1.33 [Reserved.]

1.34 “Fiscal Year” means a year ending December 31.

1.35 “Formation Loans” means one or more advances/loans to Redwood Mortgage Corp. in connection with an Offering the proceeds of which Redwood Mortgage Corp. will use solely to pay Sales Commissions in connection with the Units sold in such Offering and all premiums payable in connection with any unsolicited sales of Units in such Offering (excluding Units issued under the Distribution Reinvestment Plan).

1.36 “Front-End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Managers.

1.37 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company (other than pursuant to Section 4.4) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Company; (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) the grant of an interest in the Company other than a de minimis interest as consideration for the provision of services to, or for the benefit of, the Company by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); and upon any other event on which it is necessary or appropriate in order to comply with the Treasury Regulations under Code Section 704(b).

(c) The Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the gross fair market value of the asset (taking into account Code Section 7701(g)) on the date of distribution;

(d) The Gross Asset Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of these assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing profits and losses for U.S. federal income tax purposes.

1.38 “Initial Member” means Gymno Corporation, a California corporation that was converted to a California limited liability company named Gymno LLC on September 30, 2011 and that was merged into Redwood Mortgage Corp. on June 30, 2015.

1.39 “Investment in Mortgages” means the amount of Capital Contributions used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

1.40 “Loans” means mortgage loans made or acquired by the Company.

1.41 “Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

1.42 “Manager Provider” has the meaning as set forth in Section 3.17.

1.43 “Managers” mean Redwood Mortgage Corp., a California corporation, or any Person added as a Manager pursuant to Section 3.11 or, in each case, substituted in place thereof pursuant to this Agreement. “Manager” means any one of the Managers.

1.44 “Manager’s Interest” has the meaning as set forth in Section 3.10.

1.45 “Member List” has the meaning as set forth in Section 6.2.

1.46 “Members” means the Initial Member until it shall withdraw as such, and the purchasers of Units in the Company, who are admitted thereto and whose names are included on Schedule A of this Agreement. Reference to a “Member” shall be to any one of them.

1.47 “Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

1.48 “Member Minimum Gain” shall mean “partner non-recourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).

1.49 “Member Non-Recourse Debt” shall mean “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

1.50 “Member Non-Recourse Deductions” shall mean “partner non-recourse deductions,” and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

1.51 “NASAA Mortgage Guidelines” means the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.

1.52 “Net Asset Value” means the Company’s total assets less its total liabilities.

1.53 “Net Worth” means the excess of total assets over total liabilities, as determined by accounting principles generally accepted in the United States, except that if any of such assets have been depreciated, then the amount of Depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of Depreciation may be added only to the extent that the amount resulting after adding such Depreciation does not exceed the fair market value of such asset.

1.54 “Non-Recourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

1.55 “Non-Recourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

1.56 “Non-Specified Mortgage Programs” means Programs other than Specified Mortgage Programs.

1.57 “Offering” means the offer and sale of Units to the public as described in and pursuant to the terms and conditions set forth in a Prospectus.

1.58 “Organization and Offering Expenses” means those expenses incurred in connection with the formation of the Company and in preparing the Company’s securities for registration and subsequently offering and distributing them to the public, including Sales Commissions paid to broker-dealers in connection with the distribution of the Company’s securities and all advertising and marketing expenses.

1.59 “Person” means any natural person, partnership, corporation, limited liability company, trust, estate, unincorporated association or other legal entity.

1.60 “Percentage Interest” means the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members.

1.61 “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Company’s income or loss for such Fiscal Year or other given period, determined in accordance with accounting principles generally accepted in the United States.

1.62 “Program” means a limited liability company, limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of making or investing in mortgage loans or for investment in and the operation of or gain from an interest in Real Property.

1.63 “Program Interest” means the membership unit, limited partnership unit or other indicia of ownership in a Program.

1.64 “Property Management Fee” means a fee paid to the Managers or other Persons for professional property management services.

1.65 “Prospectus” means a prospectus that forms a part of a Registration Statement on Form S-11 filed or to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement or amendment to such Registration Statement filed by the Company, unless the context should indicate to the contrary.

1.66 “Purchase Price” means the price paid upon or in connection with the purchase of a particular mortgage, but excluding points and prepaid interest, Acquisition and Origination Fees and Acquisition and Origination Expenses.

1.67 “Real Property” means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

1.68 “Redemption Request” has the meaning as set forth in Section 8.1.

1.69 “Registered Investment Advisor” means an investment professional retained by an investor to provide advice regarding the investor’s overall investment strategy (not just an investment in the Units) and who is compensated by the investor based upon the total amount of the investor’s assets being managed by the investment professional.

1.70 “Registration Statement” means one or more registration statements filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

1.71 “Retirement Plans” means Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

1.72 “Roll-Up” means any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the Sponsor of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

1.73 “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

1.74 “Safe Harbor” means the election described in the Safe Harbor Regulation, pursuant to which the Company and all of its Members may elect to treat the fair market value of any Membership Interest that is transferred in connection with the performance of services as being equal to the liquidation value of that Membership Interest.

1.75 “Safe Harbor Election” means the election by the Company and its Members to apply the safe harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.

1.76 “Safe Harbor Regulation” means Proposed Regulation Section 1.83-3(1) or any successor authority.

1.77 “Sales Commissions” means the amount of compensation that may be paid to participating broker-dealers in connection with the sale of Units.

1.78 [Reserved.]

1.79 “Securities Act” means the Securities Act of 1933, as amended.

1.80 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.81 “Specified Mortgage Program” means a Program where, at the time a securities registration is ordered effective, more than 75% of the net proceeds from the sale of Program Interests is allocable to the origination or purpose of specific mortgage loans. Reserves shall be included in the nonspecified portion.

1.82 “Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests. A Person may also be a Sponsor of the Program by:

(a) taking the initiative, directly and indirectly, in founding or organizing the business or enterprise of the Program either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Program in connection with the founding or organizing of the business of the Program, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Program;

(d) possessing significant rights to control Program properties;

(e) receiving fees for providing services to the Program which are paid on a basis that is not customary in the industry; or

(f) providing goods or services to the Program on a basis which was not negotiated at arm’s-length with the Program.

Based on the foregoing criteria, the Managers are the Sponsors of the Company.

1.83 “Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

1.84 “Subscription Account” has the meaning set forth in Section 4.8.

1.85 “Treasury Regulations” means the Treasury Regulations promulgated under the Code.

1.86 “Units” means the units of equity in the Company evidencing the Membership Interests that are (i) issued to Members upon their admission to the Company or (ii) otherwise issued pursuant to the terms of this Agreement.

ARTICLE 2

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

2.1 Formation. The parties hereto hereby acknowledge that the Company was formed as a limited liability company pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. An authorized person has previously filed the Certificate.

2.2 Name. The name of the Company is REDWOOD MORTGAGE INVESTORS IX, LLC. The business of the Company will be conducted under such name, as well as any other name or names as the Managers may from time to time determine.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at 1825 S. Grant Street, Suite 250, San Mateo, California 94402, until changed by designation of the Managers, with notice to all Members. The Company may have such other offices as the Managers may designate from time to time.

2.4 Registered Agent and Registered Office. The initial registered agent and the initial registered office of the Company in the State of Delaware shall be as provided in the Certificate. The Managers may from time to time designate in the manner provided by law another registered agent or agents or another location or locations for the registered office of the Company.

2.5 Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business, including without limitation, California. The Managers of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including without limitation, California.

2.6 Purpose. The principal business activity and purposes of the Company shall be to engage in business as a mortgage lender for the primary purpose of making or investing in Loans secured by Deeds of Trust on Real Property primarily located in California and to distribute to the Members the Company’s Cash Available for Distribution arising from its operations. The Company may engage in all activities and transactions as may be related, incidental, necessary, advisable, or desirable to carry out the foregoing. The Company shall have all of the powers necessary or convenient to achieve its purposes and to further its business.

2.7 Objectives. The business of the Company shall be conducted with the following primary objectives:

(a) To yield a favorable rate of return from the Company’s business of making and/or investing in loans;

(b) To preserve and protect the Company’s capital by making or investing in loans secured by California real estate, preferably income-producing properties geographically situated in the San Francisco Bay Area and the coastal metropolitan regions of Southern California; and

(c) To generate and distribute Cash Flow from the foregoing mortgage lending and investment activities.

2.8 Substitution of Member. A Member may assign all or a portion of its Membership Interest and substitute another person in his place as a Member only in compliance with the terms and conditions of Sections 7.2, 7.3 and 7.4.

2.9 Term. The term of the Company commenced on the date the Certificate was filed and shall continue until October 8, 2028, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law or unless such term is extended by the affirmative vote or consent of the Majority of the Members.

2.10 No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.11 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Managers, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a) This Agreement, the Certificate and any amendments thereof required under the laws of the State of Delaware and of any other state, or which the Managers deem advisable to prepare, execute and file;

(b) Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

2.12 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Membership Interest; provided, that where the assignee thereof has been approved by the Managers for admission to the Company as a substituted Member, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 3

MANAGEMENT OF THE COMPANY

3.1 Authority of the Managers. The Managers shall have all of the rights and powers of a manager in a Delaware limited liability company, except as otherwise provided herein.

3.2 General Management Authority of the Managers. Except as expressly provided herein or required by non-waivable provisions of applicable law, the Managers shall have sole and complete authority, power and discretion to manage, operate and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Each of the Managers, acting alone or together, shall have the authority to act on behalf of the Company as to any matter for which the action or consent of the Managers is required or permitted. Without limitation upon the generality of the foregoing, the Managers shall have the specific authority:

(a) To expend Company funds in furtherance of the business of the Company and to acquire and deal with assets upon such terms as they deem advisable, from Affiliates and other persons;

(b) To determine the terms of the Offering of Units, including the right to increase the size of the Offering or offer additional Units or other securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

(c) To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary, and to enter into agreements and contracts with such persons on terms and for compensation that the Managers determine to be reasonable;

(d) To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Managers and their employees, agents or Affiliates;

(e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Company;

(f) To bind the Company in all transactions involving the Company’s property or business affairs, including the execution of all loan documents, the sale of notes or real estate, and to change the Company’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the Managers may not, without the affirmative vote or consent of the Majority of the Members, sell or exchange all or substantially all of the Company’s assets;

(g) To amend this Agreement with respect to the matters described in Section 12.4 (a) through (j) of this Agreement;

(h) To determine the accounting method or methods to be used by the Company, which methods may be changed by the Managers from to time, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members;

(i) To open accounts in the name of the Company in one or more banks, savings and loan associations or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Managers or any person authorized by them;

(j) To borrow funds for the purpose of making Loans on such terms as the Managers deem appropriate (provided that the Company may not at any time incur any indebtedness in excess of 50% of the Members’ capital) and in connection with such borrowings, to pledge, encumber, hypothecate all or a portion of the assets of the Company as security for such Loans; provided further, that the Company shall not incur indebtedness at its commencement;

(k) To invest the reserve funds of the Company in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets;

(l) To execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements and limited liability company agreements of other limited liability companies, and any other instruments or documents necessary, desirable or conducive in the opinion of Managers to the business of the Company;

(m) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

(n) To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(o) To refinance, recast, modify, consolidate, extend or permit the assumption of any Loan or other investment owned by the Company;

(p) To file tax returns on behalf of the Company and to make any and all elections available under the Code;

(q) To sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle and consent to, or accept judgment with respect to, claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(r) To determine and pay all expenses of the Company, and to make all accounting and financial determinations and decisions with respect to the Company;

(s) To enter into, make and perform all contracts, agreements and other undertakings as may be determined by the Managers, in their discretion, to be necessary or advisable or incident to the carrying out of the foregoing purposes and powers, the execution thereof by a Manager to be conclusive evidence of such determination;

(t) To execute and file with the appropriate governmental authorities all certificates, documents or other instruments of any kind or character which the Managers, in their discretion, determine to be necessary or appropriate in connection with the business of the Company, the execution thereof by a Manager to be conclusive evidence of such determination; and

(u) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business in the Managers’ discretion.

3.3 Limitations on Powers of the Managers. Without the affirmative vote, written consent or written ratification by all Members, the Managers shall have no authority to do any act prohibited by law or to admit a person as a Member other than in accordance with the terms of this Agreement. The Managers shall observe the following policies in connection with Company operations:

(a) The Company may not invest in or make Loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross Offering proceeds. The Company may not invest in or make Loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross Offering proceeds. The Company shall not invest in or make a Loan secured by unimproved Real Property (other than construction Loans as described below), except in amounts and upon terms which can be financed by the Offering proceeds or from cash flow and provided investment in Loans secured by such unimproved Real Property shall not exceed 10% of the then total gross Offering proceeds. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable. The Company shall not invest in or make a construction Loan if it would cause the aggregate outstanding principal balance of all of the Company’s construction Loans to exceed 10% of the Company’s total loan portfolio. The Company shall not invest in or make a rehabilitation Loan if it would cause the aggregate outstanding principal balance of all of the Company’s rehabilitation Loans to exceed 15% of the Company’s total loan portfolio. The Company ordinarily shall not make or invest in a Loan secured by a property if, at the time of the acquisition of the Loan, the sum of the Company’s investment in the Loan plus the outstanding principal balance of all loans that are secured by mortgages senior to the Company’s Deed of Trust would exceed the following applicable percentage of the appraised value of the property, as determined by an independent appraisal: for residential property – 80%; for commercial property – 75%; and for unimproved land – 50%; provided however, except in the case of construction loans, the foregoing loan-to-value ratios may be exceeded if the Manager determines that substantial justification exists because of the presence of other underwriting criteria. For purposes of the foregoing, in the case of construction and rehabilitation loans, the appraised value shall mean the projected completed value of the subject property upon completion of the improvements. The Company is permitted to borrow money when it has taken over the operation of a property in order to prevent defaults under existing loans, or there otherwise is a need for additional capital with respect to such a property.

(b) Each Loan must be supported by an appraisal of the property that secures the Loan, which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Member. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a Loan made by the Company or in which the Company holds a participation interest; in addition, Company Loans may be supported by a pledge of all ownership interests of the borrower.

(c) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

(d) The Manager shall not have the authority to incur indebtedness which is secured by properties or assets of the Company, except as specifically authorized in this Agreement.

(e) The Company may not at any time incur any indebtedness in excess of 50% of Members’ capital.

(f) The Company shall not reinvest Cash Flow (other than (i) any proceeds from the repayment or prepayment of a Loan or sale of Company property after foreclosure or other disposition of the Loan and (ii) proceeds from the sale of Units pursuant to Articles 4 or 9 hereof, all of which may be reinvested up to 36 months prior to final liquidation of the Company, provided that the Company is in compliance with Section 5.6 of this Agreement). At any time, any Member may elect to receive its pro rata share of any Loan principal repayments received by the Company after the seven year anniversary of the date that the Registration Statement filed on November 18, 2008 (File No. 333-155428) is declared effective by the Securities and Exchange Commission by providing written notice to the Company of such election, and that Member’s Percentage Interest of any Loan principal repayments received by the Company after its receipt of such notice shall be distributed to such electing Member in redemption of Units held by that Member but only so long as there are no unfulfilled Redemption Requests from other Members under Article 8 hereof.

(g) The Company shall maintain reasonable reserves for Company properties, in such amounts as the Manager in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Company, subject to compliance with applicable regulations and guidelines. Normally, not less than 1.0% of the offering proceeds will be considered adequate.

(h) The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Managers from establishing a master fiduciary or trust account for the benefit of affiliated Programs and other Persons for purposes of loan funding and loan servicing in accordance with applicable law, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 11.17.

(i) The Managers shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i) An appraisal of all assets of the Company shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Company shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Company’s assets over a twelve (12) month period. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with the proposed Roll-Up.

(ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide to Dissenting Members the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following: (I) remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

(iii) The Company may not participate in any proposed Roll-Up which would result in the Members having democracy rights in the Roll-Up Entity which are less than those provided for under Section VII.A. and B. of the NASAA Mortgage Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Mortgage Guidelines to the greatest extent possible.

(iv) The Company may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Company may not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the membership or partnership interests or other indicia of ownership held by that Member.

(v) The Company may not participate in any proposed Roll-Up in which the Members’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Mortgage Guidelines.

(j) The Company may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Company if the proposed Roll-Up is not approved by a Majority of the Members.

(k) The Company shall not give a Manager an exclusive right or employment to sell or otherwise dispose of Loans or other assets of the Company.

(l) The Company shall not make or acquire Loans to Programs formed by or affiliated with the Company.

3.4 Requirements for Managers.

(a) Any Manager, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on Real Property, and any of the foregoing or any Affiliate providing services to the Company shall have had not less than five years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(b) The financial condition of any Manager liable for the debts of the Company must be commensurate with any financial obligations assumed in any public offering of limited liability interests in the Company and in the operation of the Company. At a minimum, the Managers shall collectively have an aggregate Net Worth of at least $1 million. In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

3.5 No Personal Liability. The Managers shall have no personal liability for the original invested capital of any Member or to repay the Company any portion or all of any negative balance in their Capital Accounts, except as otherwise provided in Article 4.

3.6 Compensation to Managers. The Managers shall be entitled to be compensated and reimbursed for expenses incurred in performing their management functions in accordance with the provisions of Article 11 thereof, and may receive compensation from parties other than the Company.

3.7 Extent of Managers’ Fiduciary Duty. The Managers have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Managers’ possession or control, and the Managers will not employ, or permit another to employ the Company’s funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Managers under common law.

3.8 Allocation of Time to Company Business. The Managers and their officers and employees shall not be required to devote full time to the affairs of the Company, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Company’s business. The Managers and their Affiliates may engage in any other businesses or activities, including businesses related to or competitive with the Company. Each Member acknowledges and agrees that the Managers have existing commitments to other entities and that such commitments will continue during the term of the Company and that new commitments will be entered into by the Managers during the term of the Company. The Managers and their shareholders, officers, employees and Affiliates currently and may in the future participate in the management of other funds or investments and are involved, and in the future may be involved, in other business ventures, which may give rise to potential conflicts of interests, all of which are hereby waived by the Members. The Company and the Members will have no claim to any income or profit derived from or any interest in such other business ventures or other activities.

3.9 Assignment by a Manager. A Manager’s Interest (as defined in Section 3.10) in income, losses and distributions of the Company shall be assignable at the discretion of a Manager, which, if made, may be converted, at a Manager’s option, into a Membership Interest to the extent of the assignment.

3.10 Manager’s Interest. The Managers shall be allocated a total of one percent (1%) of all items of Company income, gains, losses, deductions and credits, which shall be shared among them in such proportion as mutually agreed by the Managers in their sole discretion. The Company and each Member hereby acknowledge and agree that a Manager’s right to receive distributions pursuant to Section 5.5 (“Manager’s Interest”) is intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Regulation or other pronouncement applicable, and a “Carried Interest” within the meaning of the NASAA Mortgage Guidelines. The Managers shall have the right to make a timely election under Code Section 83(b) with respect to such Managers’ Interest. The Members agree that, in the event the Safe Harbor Regulation is finalized, the Company is authorized and directed to elect the Safe Harbor Election and the Company and each Member (including any person to whom a Membership Interest in the Company is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Membership Interests in the Company if transferred in connection with the performance of services (including the Managers’ Interest) while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election. Any transferee of a Membership Interest in the Company shall agree to be bound by this Section 3.10.

3.11 Removal of Manager. A Manager may be removed upon the following conditions:

(a) By affirmative vote or written consent of the Majority of the Members (excluding any Units or Percentage Interest of the Manager being removed). Members may exercise such right by presenting to the Manager a notice, with due verification of such vote or consent, to the effect that the Manager is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Members may also designate a successor as Manager;

(c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager and subject to the provisions of Section 7.1. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager.

If an additional Manager is elected by the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers, or if all or any one of the Initial Managers is removed as a Manager by the affirmative vote or consent of the Majority of the Members, and a successor or additional Manager(s) is thereafter designated, and if such successor or additional Manager(s) begins using any other loan brokerage firm for the placement of Loans or the servicing of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the Managers are removed, no other Managers are elected, the Company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Company and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

3.12 Withdrawal by a Manager. Without the affirmative vote or consent of the Majority of the Members, a Manager may not voluntarily withdraw as a manager of the Company unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Members. Subject to the foregoing, a Manager may withdraw as manager of the Company upon not less than 90 days written notice of the same to all Members. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal. During the 90 day period described in this section, the Majority of the Members (excluding any Units or Percentage Interest of the withdrawing Manager), shall have the right, by affirmative vote or consent, to continue the business and, by the end of the 90 day period described in this section, elect and admit a new Manager who agrees to continue the existence of the Company.

3.13 Payment to Withdrawn or Removed Manager. Upon the retirement, removal or withdrawal of a Manager, the Company shall be required to pay the Manager in cash all amounts then accrued and owing to the Manager under this Agreement (including, without limitation, the Asset Management Fee pursuant to Section 11.5 through the date of such termination). In addition, the Company shall terminate the Manager’s Interest of such Manager in Company income, losses, distributions, and capital by payment of an amount equal to the then-present fair value of such interest, as determined by agreement of the Manager and the Company or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the Manager and the Company. When the termination is involuntary, payments made to the Manager pursuant to this Section 3.13 shall be made pursuant to the terms of a promissory note executed by the Company bearing interest at 10% per annum and payable in sixty (60) equal monthly installments of principal and interest, subject to the solvency and liquidity requirements of the Company. When the termination is voluntary, payments made to the Manager pursuant to this Section 3.13 shall be made pursuant to the terms of a non-interest bearing, unsecured promissory note executed by the Company with principal payable, if at all, from distributions that the terminated Manager otherwise would have received under this Agreement had the Manager not been terminated, subject to the solvency and liquidity requirements of the Company.

3.14 Right of Third Parties to Rely on Managers. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managers as to:

(a) The identity of any Manager or Member;

(b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any further manner germane to the affairs of the Company;

(c) The persons who are authorized to execute and deliver any instrument or document of the Company or to withdraw funds from any bank account of the Company; or

(d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or a Manager.

3.15 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any Manager may take and all determinations which any Manager may take and all determinations which any Manager may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Manager.

3.16 Merger or Reorganization of the Managers. The following is not prohibited, will not cause a dissolution of the Company and will not require the consent or approval of the Members: (a) a merger or reorganization of any Manager or the transfer of all or any of the ownership interests in any Manager; and (b) the assumption of any or all of the rights and duties of any Manager by a person that is an Affiliate under the control of any of the Managers.

3.17 Delegation of Authority; Transactions with Managers or Affiliates. A Manager may contract with other persons and entities, including its Affiliates, to perform any of the Manager’s duties for or on behalf of the Company, but such delegation shall not relieve the Manager of its responsibility for such duties. A Manager or any of its Affiliates may, directly or indirectly, render services to or otherwise deal with the Company in connection with carrying out the business and affairs of the Company, including the provision of leasing, brokerage, management, consulting or any other services to the Company (the Manager or any Affiliate thereof that is so providing services to the Company hereunder is referred to herein as a “Manager Provider”). The approval of the Members shall not be required for any such transaction with a Manager Provider, provided that the compensation payable to such Manager Provider in connection with such transaction is in the amounts disclosed in the Prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

3.18 Exculpation of Managers and Affiliates. The Managers and their Affiliates shall have no liability whatsoever to the Company or to any Member, so long as all of the following conditions are met:

(a) the Manager or Affiliate determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(b) the Manager or Affiliate was acting on behalf of or performing services for the Company;

(c) such liability or loss was not the result of the negligence or misconduct of the Manager or Affiliate being held harmless; and

(d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

3.19 Indemnification of Managers and Affiliates.

(a) The Company, its receiver or its trustee shall indemnify, defend, save and hold harmless the Managers, their Affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys’ fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of the Company or, or in furtherance of or in connection with the business of the Company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, misconduct or negligence. If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to any such act performed (or omitted to be performed) for or on behalf of the Company by an Indemnified Party, such Indemnified Party shall have the right to employ, at the reasonable cost of the Company (subject to Section 3.19(d) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.

(b) The Company’s obligations to indemnify, defend and hold harmless under this Section 3.19 shall not obligate, or impose personal liability on, a Manager or Members or any of their directors, shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity shall be the assets of the Company.

(c) Notwithstanding anything to the contrary set forth herein, the Managers (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), its agents or attorneys shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii) a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv) in the case of subsection (iii) of this Section 3.19(c), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (1) which are specifically set forth in the Prospectus; and (2) in which plaintiffs claim they were offered or sold Units.

(d) Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action are permissible only if the following conditions are satisfied:

(i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company;

(ii) such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

(iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 3.19(d) in cases in which such Indemnified Party would not be entitled to indemnification under this Section 3.19.

If advances are permissible under this Section 3.19(d), the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under this Section 3.19. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(e) Notwithstanding anything to the contrary set forth above, the Company shall not indemnify a Manager, its Affiliates, agents or attorneys for any liability or loss suffered by any such party, nor shall any such party be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Managers have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(ii) the Indemnified Party was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of the negligence or misconduct by the Indemnified Party; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

(f) Nothing herein shall prohibit the Company from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the Managers or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Company including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom; provided that the Company may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified under this Section 3.19.

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE MEMBERS

4.1 Units. A Member’s Membership Interest in the Company, including such Member’s share of the Profits and Losses of, and right to receive distributions from, the Company, shall be represented by the “Unit” or “Units” held by such Member.

4.2 Capital Contribution by Managers; Managers’ Purchase of Units. The Managers, collectively, shall contribute to the Company an amount in cash equal to 1/10 of 1% of the aggregate Capital Contributions of the Members. Such Capital Contribution of the Managers shall not entitle the Managers to any Units. The Managers may, in their discretion, make additional Capital Contributions to the capital of the Company in exchange for the purchase of Units on the same basis as the other Members. If any Manager purchases Units, then such Manager shall continue, in all respects, to be treated as a Manager but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Members may receive with respect to their Units.

4.3 Capital Contribution by Initial Member. The Initial Member made a cash Capital Contribution to the Company of $10,000. Upon the admission of additional Members to the Company, the Company promptly refunded to the Initial Member its $10,000 Capital Contribution and upon receipt of such sum the Initial Member was withdrawn from the Company as its Initial Member.

4.4 Capital Contributions of New Members. The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Unit shall be issued for a purchase price of one dollar ($1.00).

(b) Except as set forth below, the minimum purchase of Units per Member (including subscriptions from entities of which such Member is the sole beneficial owner) shall be (i) two thousand (2,000) Units if such purchase occurs pursuant to an Offering under the Registration Statement filed on November 11, 2008, as amended (File No. 333-155428), (ii) five thousand (5,000) Units if such purchase occurs pursuant to an Offering under any other Registration Statement, or (iii) one thousand (1,000) Units for existing members in any Offering (or, in each case, such greater minimum number of Units as may be required under applicable state or federal laws). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan.

(c) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(d) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(e) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(f) Subject to Section 3.3(i), the Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company.

4.5 Public Offering. Subject to compliance with applicable state securities laws and regulations, an Offering shall terminate as described in the related Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Managers. Except as otherwise provided in this Agreement, the Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of one or more Registration Statements with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

4.6 Intentionally Omitted.

4.7 Escrow Account. No escrow account shall be established and all proceeds from the sale of Unit will be remitted directly to the Company.

4.8 Subscription Account. Subscriptions will be deposited into a subscription account at a federally insured commercial bank or other depository (the “Subscription Account”) and invested in short-term certificates of deposit, a money market or other liquid asset account. No Asset Management Fees (as described in Section 11.5) shall be payable on or with respect to any funds held in the Subscription Account. During the period prior to admittance of investors as Members, proceeds from the sale of Units are irrevocable, and will be held by the Managers for the account of Members in the Subscription Account. Interest earned on subscription funds while in the Subscription Account will be returned to the subscriber.

4.9 Admission of Members. No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions shall be accepted or rejected by the Managers on behalf of the Company within thirty (30) days of their receipt by the Company, and if rejected, all funds shall be returned to subscribers within ten (10) business days after such rejection without interest. Investors shall be admitted as Members of the Company not later than the last day of the calendar month following the date their subscription was accepted by the Company. Investors’ funds will be transferred from the Subscription Account into the Company on a first-in, first-out basis. Upon admission to the Company, subscription funds will be released to the Company and Units (which may include fractional Units) will be issued at the rate of $1 per Unit. The Company shall amend Schedule A to this Agreement from time to time (but, in any event, no less than once each calendar quarter) to reflect changes in the Members of the Company and their Membership Interests or Units.

No Person who subscribes for Units in the Offering shall be admitted as a Member unless and until such Person has executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the Managers of a power of attorney in form and substance as described in Section 2.11 hereof.

4.10 Names, Addresses, Date of Admissions, and Contributions of Members. The names, addresses, date of admissions, Capital Contributions and ownership of Units of the Members shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference. The Managers shall update Schedule A to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and Schedule A, as revised from time to time by the Managers, shall be presumed correct absent manifest error.

4.11 Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

4.12 Ownership by Member of Interest in Affiliates of Managers. No Member (other than a Manager, in the event that he or it is also a Member) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any Manager if such ownership, by itself or in conjunction with the stock or other interest owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal income tax purposes or create a material risk that the Company would be treated as a publicly traded partnership as defined under Section 7704 of the Code. The Managers shall be entitled to make such reasonable inquiry of the Members and prospective Members as is required to establish compliance by the Members with the provisions of this Section 4.12.

4.13 Loans.

(a) Any Manager or Member or their respective Affiliates may, with the written consent of the Managers, lend or advance money to the Company. If the Managers or, with the written consent of the Managers, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Manager or Member or an Affiliate of a Manager or a Member shall be repayable out of the Company’s cash funds.

(b) On loans made available to the Company by a Manager or its Affiliate, the Manager or its Affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by a Manager or its Affiliate on a loan to the Company secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. None of Managers or Members or their respective Affiliates shall be obligated to make any loan or advance to the Company.

(c) The Managers shall not provide Financing to the Company except as permitted by Section 4.13(b), in which case there shall be independent advisers for each publicly registered party to the transaction.

4.14 No Participation in Management. Except as expressly provided herein, no Member (other than a Manager) shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

4.15 Voting and Other Rights of Members. The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers.

(a) Dissolve and terminate the Company prior to the expiration of the term of the Company.

(b) Amend this Agreement, subject to the limitations set forth in Section 12.4;

(c) Approve or disapprove a transaction entailing the sale of all or substantially all of the assets of the Company, except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution;

(d) Remove a Manager or any successor Manager, as provided in Section 3.11; or

(e) Elect an additional Manager or a new Manager or Managers upon the removal of a Manager or any successor Manager, or upon the withdrawal or death of a Manager or any successor Manager, all in the manner and subject to the conditions described in Section 3.11 and Section 7.1.

Without the affirmative vote or consent of the Majority of the Members, the Managers shall not:

(a) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business;

(b) subject to Sections 3.3(i), 3.16 and 4.19(a), cause the merger or other reorganization of the Company;

(c) dissolve the Company, or

(d) appoint a new Manager, provided, however, that an additional Manager may be appointed without obtaining the vote or consent of the Members if the addition of such person is necessary to preserve the tax status of the Company, such person has no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such person as an additional Manager does not materially adversely affect the Members. With respect to any Units owned by the Managers, the Managers may not vote or consent on matters submitted to the Members regarding the removal of the Managers or regarding any transaction between the Company and the Managers. In determining the existence of the requisite percentage of Units necessary to approve a matter on which the Managers may not vote or consent, any Units owned by the Managers shall not be included.

4.16 Meetings. The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Section 2.3. At any meeting of the Company, Members may vote in person or by proxy. A majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

4.17 Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

4.18 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

4.19 Dissenting Members’ Rights.

(a) This Section 4.19 (including subsections (a) through (c) hereof) shall apply to transactions other than Roll-Ups. With respect to Roll-Ups, Section 3.3(i) shall set forth the rights of Dissenting Members in Roll-Ups. If the Company participates in any acquisition of the Company by another entity, any combination of the Company with another entity through a merger or consolidation, or any conversion of the Company into another form of business entity (such as a corporation) that requires the approval of the Members, the result of which would cause the other entity to issue securities to the Members, then each Member who does not approve of such reorganization (a “Dissenting Member” as defined in Section 1.26) may require the Company to purchase for cash, at its fair market value, the interest of the Dissenting Member in the Company in accordance with Section 4.19(c) of this Agreement. The Company, however, may itself convert, without the approval or consent of the Members, to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Members, (ii) the termination date of the Company (currently, October 8, 2028, unless terminated earlier in accordance with this Agreement), (iii) the compensation payable to the Managers or their Affiliates, or (iv) the Company’s investment objectives.

(b) The Managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Company; the tax consequences (from the standpoint of the Members) of the conversion of the Company to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which the Company would be converted; the historic and projected operating results of the Company’s Loans, and the then current value and marketability of the Company’s Loans. In general, the Managers would consider any material limitation on the voting rights of the Members or any substantial increase in the compensation payable to the Managers or their Affiliates to be a significant adverse change in the listed provisions.

(c) In the absence of fraud in the transaction, the remedy provided by this Section 4.19(c) to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new limited liability company, limited partnership or other entity, as the case may be, complies with the requirements of this Section 4.19, any Dissenting Member who fails to comply with the requirements of this Section 4.19 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members. Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Membership Interests be made in accordance with this 4.19(c), and the Managers shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair market value of such Dissenting Member’s Units without interest. The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the appraised value of the net assets of the Company, as determined by a Competent Independent Expert.

If a Dissenting Member shall fail to make a payment demand within the period provided in Section 4.19(c) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Membership Interest in accordance with this Section 4.19 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1 Profits and Losses. Except as otherwise provided in Section 5.2, Profits and Losses of the Company shall be allocated for each Fiscal Year of the Company (and at such other times as the Managers determine) amongst the Members and the Managers in such a manner that, as of the end of each such taxable year, the sum of (i) the Capital Account of each Member and Manager, (ii) such Member’s and Manager’s share of Company Minimum Gain, and (iii) such Member’s and Manager’s share of Member Minimum Gain shall be equal to the respective amounts (positive or negative) which would be distributed to the Members and the Managers if the Company were to liquidate its assets for an amount equal to their fair market value and distribute the proceeds of such liquidation in accordance with Section 5.7.

5.2 Special Allocation Rules.

(a) Qualified Income Offset. Except as provided in Section 5.2(c), in the event any Member or a Manager unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), that create or increase an

Adjusted Capital Account deficit in such Member or Manager’s Capital Account, items of Company gross income and gain shall be specially allocated to such Member or Manager in an amount and manner sufficient to eliminate, to the extent required by the Treasury Department regulations, the Adjusted Capital Account deficit created by such adjustment, allocation or distribution as quickly as possible.

(b) Gross Income Allocation. Loss shall not be allocated to any Member or Manager to the extent such allocation would cause any Member or Manager to have an Adjusted Capital Account deficit at the end of a Fiscal Year. In the event any Member or Manager has an Adjusted Capital Account deficit at the end of any Fiscal Year, each such Member or Manager shall be specially allocated items of Company gross income and gain in an amount sufficient to eliminate such Adjusted Capital Account deficit as quickly as possible.

(c) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member or Manager shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s or Manager’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Non-recourse Debt, and such Member or Manager bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member or Manager contributes cash to the capital of the Company that is used to repay the Non-recourse Debt, and the Member’s or Manager’s share of the net decrease in Company Minimum Gain results from the repayment.

(d) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Company Fiscal Year, any Member or Manager with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company gross income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Debt due to a conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Non-recourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

(e) Non-Recourse Deductions. Non-Recourse Deductions for any Fiscal Year or other period shall be allocated 99% to the Members in proportion to their Units and 1% to the Managers and each Member’s and the Manager’s share of Excess Non-recourse Liabilities shall be in the same proportion.

(f) Member Non-Recourse Deductions. Member Non-Recourse Deductions for any Fiscal Year shall be allocated to the Member or the Manager who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Non-Recourse Debt. If more than one Member or Manager bears the economic risk of loss for a Member Non-Recourse Debt, any Member Non-Recourse Deductions attributable to that Member Non-Recourse Debt shall be allocated among the Members or the Managers according to the ratio in which they bear the economic risk of loss.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members and the Managers in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

5.3 Contributed Property. Notwithstanding any other provision of this Operating Agreement, the Members shall cause Depreciation and/or cost recovery deductions and gain or loss attributable to Property contributed by a Member or the Manager or revalued by the Company to be allocated among the Members or the Managers for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the method selected by the Managers.

5.4 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Profit or Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profit or Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Profit or Loss was realized shall be allocated to the Member in the same proportion. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.5 Operating Distributions.

(a) Cash Available for Distribution at the end of each calendar month shall be distributed ninety-nine percent (99%) to the Members and one percent (1%) to the Managers.

(b) Cash Available for Distribution that is distributable to the Members shall be allocated among the Members in proportion to their Percentage Interests (except as provided in Section 5.5(c) below) and in proportion to the number of days during the applicable month that they owned such Percentage Interests. Cash Available for Distribution that is distributable to the Managers shall be allocated among the Managers in such proportion and manner as mutually agreed upon by the Managers from time to time.

(c) Distributions allocable to Managers and Members (other than those participating in the Distribution Reinvestment Plan) shall be distributed to them in cash at the end of each calendar month; provided, however, that the Managers shall have the right to withhold from Cash Available for Distribution otherwise distributable to any Member with respect to any period the amount of Organization and Offering Expenses, if any, allocated to that Member for that period. The Managers’ allocable share of Cash Available for Distribution shall be distributed not more frequently than cash distributions made to Members. Cash Available for Distribution allocable to Members who are participating in the Distribution Reinvestment Plan shall be used to purchase additional Units and credited to their respective Capital Accounts at the end of each calendar month.

(d) Assignees of a Membership Interest shall be deemed to be the owner of such Membership Interest as of the first day following the day the transfer of such Membership Interest is completed in accordance with Sections 7.2 and 7.3 and shall not participate in distributions for the period prior to which the transfer occurs.

(e) From the Company’s inception through December 31, 2014, the Company made aggregate distributions to Members of Cash Available for Distribution in an amount that exceeded the Company’s aggregate Profits during such period by $791,965. In lieu of debiting the Members’ Capital Accounts for the amount of such excess, the Managers at their discretion may pay to the Company the amount of such excess on or before December 31, 2015 and shall not receive any credit to their Capital Account(s) by reason of such payment.

5.6 Tax Distributions. The Manager shall cause the Company to distribute cash equal to the difference between a Member’s Assumed Tax Liability with respect to a fiscal year and the amount distributed to (or withheld on behalf of) such Member with respect to such fiscal year to enable the Member to timely satisfy estimated tax or other tax payment requirements (each, a “Tax Distribution”). Notwithstanding the foregoing, a Tax Distribution shall be made only if the resulting difference is a positive number and only for that portion of a Member’s Assumed Tax Liability that has been created by the disposition or refinancing of a mortgage by or on behalf of the Company or a Program affiliated with the Company. Each Member’s “Assumed Tax Liability” shall equal the expected aggregate federal and state tax liability of such Member derived from the Company for the applicable fiscal year, assuming the highest marginal income tax rates applicable to any Member and taking into account the character of the relevant income or loss derived by such Member from the Company and the deductibility, if any, of any state tax in computing any federal tax liability. In furtherance of the foregoing, to the extent distributions otherwise payable to a Member in a fiscal year shall equal or exceed the Assumed Tax Liability of such Member for such fiscal year, the Manager shall not be obligated to make a Tax Distribution to such Member with respect to such fiscal year. Any Tax Distribution made to a Member pursuant to this Section 5.6 shall be deemed an advance on any future distributions to which such Member is entitled pursuant to Section 5.5 and Section 5.7 and shall reduce the amount of such future distributions. For the avoidance of doubt, any Tax Distribution to which a Member participating in the Dividend Reinvestment Program would otherwise be entitled shall be reinvested in Units of the Company pursuant to the Dividend Reinvestment Program to the same extent that such Member has currently elected to have its regular distributions reinvested pursuant to the Dividend Reinvestment Program.

5.7 Cash Distributions Upon Termination. Upon dissolution and termination of the Company, Cash Available for Distribution shall thereafter be distributed to Members in accordance with the provisions of Section 10.3 below.

5.8 Tax Withholding.

(a) The Members acknowledge that distributions made by the Company may be subject to U.S. withholding taxes, which taxes may be reduced if a Member provides appropriate documentation to the Company evidencing that such Member is entitled to zero withholding tax or reduced withholding tax on distributions from the Company. In furtherance of the above, if requested by the Managers, each Member shall, if able to do so, deliver to the Managers: (i) an affidavit in form satisfactory to the Managers that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (ii) any certificate that the Managers may reasonably request with respect to any such laws (including, but not limited to, Internal Revenue Service Form W-9, an applicable Internal Revenue Service Form W-8, or any successor forms thereto); and/or (iii) any other form or instrument reasonably requested by the Managers relating to any Member’s status under such law. If a Member fails or is unable to deliver to the Managers documentation described in this clause (a), the Managers may withhold amounts from such Member in accordance with this Section 5.8. Each Member shall reasonably cooperate with the Managers in connection with any tax audit of the Company.

(b) Notwithstanding any other provision herein to the contrary, the Managers are authorized to take any and all actions that are necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under any applicable law. Without limiting the generality of the foregoing, the Managers may withhold any amount that is required to be withheld from the amount of any cash (or other property) otherwise distributable to any Member pursuant to this Agreement; provided, however, that such amount shall be deemed to have been distributed to such Member for purposes of applying such relevant provision.

(c) Any withholdings referred to in this Section 5.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managers shall have received evidence, reasonably satisfactory to the Managers, to the effect that a lower rate is applicable or that no withholding is applicable.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1 Books and Records. The Managers shall cause the Company to keep the following:

(a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company.

(b) A copy of the Certificate and all amendments thereto.

(c) Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(d) Copies of this Agreement, including all amendments thereto, and the financial statements of the Company for the three (3) most recent years.

All such books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during reasonable business hours.

6.2 Member List. The Managers shall maintain an alphabetical list of the full names, last known business or residence addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Member List”) as a part of the books and records of the Company which shall be available for inspection by any Member or his designated representative at the principal office of the Company upon the request of the Member. The Member List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request. The copy of the Member List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company. The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws. If the Managers neglect or refuse to exhibit, produce or mail a copy of the Member List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Managers may require any Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

6.3 Tax Information. The Managers shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year, Company information necessary for the preparation of the Members’ federal and state income tax returns or other returns.

6.4 Annual Report. The Managers shall cause to be prepared at least annually, at Company expense, an annual report containing Audited Financial Statements accompanied by a report of an independent registered public accounting firm (which, for purposes of this Section 6.4 only, may contain a qualified, adverse or disclaimer opinion or explanatory paragraph), and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements will include a balance sheet of the Company, and statements of income, changes in Members’ capital and cash flow. The annual report for each Fiscal Year shall (i) include a report on the Company’s activities for such Fiscal Year, (ii) identify the sources of distributions to Members, including (as applicable) from (A) cash flow from operations during the Fiscal Year; (B) cash flow from operations during a prior period which had been held as reserves; (C) proceeds from Capital Transactions; and (D) reserves from the gross proceeds of the Offering of Units; (iii) set forth the compensation paid to the Managers and their Affiliates and a statement of the services performed in consideration therefor; and (iv) contain such other information as deemed reasonably necessary by the Managers to advise Members of the affairs of the Company. Copies of the financial statements and annual reports shall be furnished or made available to each Member within 120 days after the close of each Fiscal Year, in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies.

6.5 Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies) to Members after such report is filed with the Securities and Exchange Commission, but no later than sixty (60) days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), within sixty (60) days after the end of each of the first three quarters of each Fiscal Year an unaudited financial report for that quarter including a balance sheet, a statement of income and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

6.6 Filings and Tax Payments. The Managers, at Company expense, shall (i) prepare and timely file, or shall cause the Company to prepare and timely file, all tax and information returns that the Company is required to file with the appropriate federal and state tax authorities and (ii) pay, or shall cause the Company to pay, all taxes and fees required to be paid with such tax and information returns. The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under the then current applicable laws, rules and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him. The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article 6.

6.7 Fiscal Matters.

(a) Fiscal Year. The Company shall adopt a Fiscal Year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the Managers in their sole discretion may, subject to any required approval by the Internal Revenue Service and the applicable state taxing authorities, at any time without the approval of the Members change the Company’s Fiscal Year to a period to be determined by the Managers.

(b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

(c) Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Managers, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

6.8 Tax Matters Partner. Redwood Mortgage Corp. shall be the initial “tax matters partner” (within the meaning of Section 6231 of the Code) of the Company and the “partnership representative” (within the meaning of Section 6223 of the Code, as amended by the Bipartisan Budget Act of 2015) (“TMP”), and as such, shall have all powers and authorities granted TMPs under the applicable provisions of the Code and the Treasury Regulations thereunder. Redwood Mortgage Corp. (or any successor TMP) may be replaced as TMP, from to time, upon the unanimous approval of the Managers. All costs and expenses incurred by the TMP in connection with an audit by the Internal Revenue Service or other government tax agency of a Company income tax return shall be borne by the Company.

ARTICLE 7

TRANSFER OF INTERESTS OF MANAGERS AND MEMBERS

7.1 Interest of Managers. A successor or additional Manager may be admitted to the Company as follows:

(a) With the consent of all Managers and the affirmative vote or consent of the Majority of the Members, any Manager may at any time designate one or more Persons to be successors to such Manager or to be additional Managers, in each case with such participation in the Manager’s Interest as the Managers may agree upon, provided that the Membership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 10.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b) Upon any sale or transfer of a Manager’s Interest, the successor Manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate Manager, or of any interest therein, or an assignment of a Manager’s Interest for security purposes only, shall not be deemed to be a sale or transfer of such Manager’s Interest subject to the provisions of this Section 7.1.

(c) In the event that the Members elect an additional Manager, without the concurrence of the existing Managers, pursuant to Section 4.15 or in the event that all or any one of the Initial Managers are removed by the affirmative vote or consent of the Majority of the Members and a successor or additional Manager(s) is designated pursuant to Section 3.11, prior to a Person’s admission as a successor or additional Manager pursuant to this Section 7.1, such Person shall execute and deliver to the existing Managers or Initial Managers (as the case may be) a written acknowledgement and agreement:

(i) that Redwood Mortgage Corp., a Manager, has been repaying the Formation Loans, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Company, and

(ii) that if such successor or additional Manager(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2 Transfer of Membership Interest. Except as specifically provided in this Article 7 or Article 8, none of the Members shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its Membership Interest. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio. No assignee of the whole or any portion of a Membership Interest shall have an Economic Interest or any other rights of a Member until such assignee becomes a substituted Member in accordance with Section 7.3.

7.3 Substituted Members. No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met.

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business. In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards), or (iii) one of the other conditions in Sections 7.3 or 7.4 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.11 and 2.12 above;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or, at the election of the Managers, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

(f) The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense.

7.4 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve month period, would, in the opinion of counsel for the Company, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any regulations or rules promulgated thereunder.

(c) Instruments evidencing a Membership Interest (if any) shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR

WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

7.5 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article 7, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE 8

REDEMPTION OF UNITS

8.1 Redemption of Units. No Member shall have the right to redeem its Units, withdraw from the Company or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Member’s initial purchase of Units, except in the event of the Member’s death within the first year of his or her purchase of Units. Redemptions of Units after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with this Article 8. The Managers shall have the right, in their sole discretion, to redeem the Units of any Member who holds less than 2,000 Units. No penalty will be assessed in connection with such redemption of less than 2,000 Units by the Managers. Additionally, as set forth below there shall be a limited right of withdrawal upon the death of a Member. A Member may redeem its Units upon the following terms:

(a) A Member wishing to have his Units redeemed must mail or deliver a written request (a “Redemption Request”) to the Company (executed by the trustee or authorized agent in the case of Retirement Plans) in substantially the form of Exhibit A attached hereto indicating the number of Units that such Member wishes to be redeemed. A Member may request that fewer than all of such Member’s Units be redeemed. In connection with a Redemption Request, a Member shall provide such information and documents as may be reasonably requested by the Managers.

(b) In the event that the Managers decide to honor a Redemption Request, they will cause the Company to redeem all the Units (or portion thereof) requested to be redeemed by the Member, subject to the conditions and limitations set forth herein.

(c) The Company shall attempt to redeem Units on a quarterly basis. Redemptions (or partial redemptions), if any, shall be paid at the end of the calendar quarter following the quarter in which the Redemption Request is received by the Company. Units redeemed by the Company pursuant to this Article 8 shall be promptly canceled.

(d) The purchase price for redeemed Units shall be equal to:

(i) For redemptions beginning after one year (but before two years) following the date of acquisition of the redeemed Units, 92% of the actual purchase price for the Units paid by the redeeming Member or 92% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(ii) For redemptions beginning after two years (but before three years) following the date of acquisition of the redeemed Units, 94% of the actual purchase price for the Units paid by the redeeming Member or 94% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iii) For redemptions beginning after three years (but before four years) following the date of acquisition of the redeemed Units, 96% of the actual purchase price for the Units paid by the redeeming Member or 96% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iv) For redemptions beginning after four years (but before five years) following the date of acquisition of the redeemed Units, 98% of the actual purchase price for the Units paid by the redeeming Member or 98% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(v) For redemptions beginning after five years following the date of acquisition of the redeemed Units, 100% of the actual purchase price for the redeemed Units or 100% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less.

Notwithstanding the foregoing, with respect to any Redemption Request, the maximum number of Units which may be redeemed per quarter shall not exceed the greater of (i) 100,000 Units, or (ii) 25% of the Member’s total outstanding Units. For Redemption Requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter. Except as set forth below, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all Units covered by such Redemption Request regardless of when the final redemption payment is made. DRIP Units shall be subject to the same holding period and redemption values applicable to the original purchased Units with respect to which the Company distributed the Cash Available for Distribution that was used to purchase those DRIP Units. If redemption payments are delayed because the Company suspends all redemptions, then when such delayed payments recommence, the percentage discount amount applied to the remaining payments will be determined as of the recommencement date.

(e) A portion of the early withdrawal penalty payments shall be applied toward the next installments of principal under the Formation Loans owed to the Company by Redwood Mortgage Corp., thereby reducing the amount owed to the Company from Redwood Mortgage Corp. Such portion will be determined by the ratio between the amounts or initial amounts of the Formation Loans and the total amount of the Organization and Offering Expenses incurred by the Company in the Offering of Units, and the balance will be applied to increase other Members’ capital.

(f) Notwithstanding the foregoing, the Company will not, (i) in any calendar year, redeem more than 5%, or (ii) in any calendar quarter, redeem more than 1.25%, of the weighted average number of Units outstanding during the twelve (12) month period immediately prior to the date of the redemption. In addition, the Managers may, in their sole discretion, further limit the percentage of the total Members’ Units that may be redeemed or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any Treasury Regulations promulgated thereunder (determined without reference to Code Section 469(i)).

In the event that Redemption Requests in excess of the foregoing limitations are received by the Managers, such Redemption Requests will be honored in the following order of priority: (1) first, to redemptions upon the death of a Member; and (2) next, to other Redemption Requests until all other requests for redemption have been met. All Redemption Requests shall be honored on a pro rata basis, based on the amount of Redemption Requests received in the preceding quarter plus unfulfilled Redemption Requests that the Company was unable to honor in prior quarter(s).

(g) Unfulfilled Redemption Requests carried over from a prior quarter shall not receive priority over Redemption Requests received by the Managers in the current quarter.

(h) In the event that a Member has an unfulfilled Redemption Request, the Member may withdraw such Redemption Request at any time by sending a written notice of withdrawal to the Company. If the Company receives the notice of withdrawal on a date that is less than thirty (30) days prior to the next scheduled redemption payment, then that payment shall be made but all subsequent payments to the Member shall cease. If the Company receives the notice of withdrawal on a date that is more than thirty (30) days prior to the next scheduled redemption payment, then all redemption payments to such Member shall cease.

(i) After withdrawing a pending Redemption Request in accordance with subsection (h) above, the withdrawing Member may thereafter submit another Redemption Request to the Company at a later date. The purchase price for the redeemed Units covered by such later Redemption Request shall be determined based on the date redemptions commence pursuant to the later Redemption Request, and accordingly, may have a lower penalty than what was applied to the initial Redemption Request.

(j) Payments to redeeming Members shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Company’s business, and the Company shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the Redemption Requests of Members. For this purpose, cash flow shall be considered to be available only after all current Company expenses have been paid (including compensation to the Managers and their Affiliates), adequate provision has been made for payment of the Company’s current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to Members who do not reinvest distributions pursuant to the Distribution Reinvestment Plan.

(k) The Managers shall have the right, in their sole discretion, at any time and from time to time, (i) to reject any Redemption Request or to suspend or terminate the acceptance of new Redemption Requests without prior notice, or (ii) to terminate, suspend and/or amend the Unit redemption program. Without limiting the generality of the foregoing, the Managers may choose to terminate or suspend the Unit redemption program in the event the Managers determine, in their sole discretion, that (i) the Company has insufficient available cash flow, in accordance with subsection (j) above or (ii) such termination or suspension would otherwise be in the best interests of the Company. In addition, the Managers may, at any time and without prior notice, reduce the number of Units purchased under the Unit redemption program if the Managers determine, in their sole discretion, that the funds otherwise available to fund the Unit redemption program are needed for other Company purposes. The Unit redemption program shall also terminate upon any dissolution of the Company, in which event all distributions shall thereafter be made only in accordance with Article 10 below. The foregoing limitations shall apply to all redemptions, including redemptions upon the death of a Member. In the event that the Company shall terminate, suspend or amend its Unit redemption program, the Company shall send to the Members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment; provided, however, the Company may suspend or terminate the acceptance of new Redemption Requests at any time without prior notice, and the Company may reduce the number of Units purchased under the Unit redemption program at any time without prior notice. In addition, the Managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a Member or other exigent circumstances or if the Managers believe such waiver is in the best interests of the Company.

(l) The Company shall not be required to establish a reserve from which to fund redemptions of Units.

8.2 Redemptions Upon Death of a Member. Upon the death of a Member (including in the event of a Member’s death during the first year of its ownership of Units), an executor, heir or other administrator of the Member’s estate may, subject to certain conditions as set forth herein, redeem all or a portion of the deceased Member’s Units without penalty. The total amount of Units available to be redeemed in any one quarter shall be limited to the greater of (i) 100,000 Units, or (ii) twenty-five percent (25%) of the deceased Member’s outstanding Units. The executor, heir or other administrator of the Member’s estate shall give a Redemption Request to the Managers within six (6) months of the Member’s date of death or the Units will become subject to the standard redemption provisions set forth in Section 8.1 (a) through (i) above. If spouses are joint registered holders of Units, the request to redeem the Units may be made if either of the registered holders dies. Due to the complex nature of administering a decedent’s estate, the Managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The Managers retain the discretion to refuse or to delay the redemption of a deceased Member’s investment unless or until the Managers have received all such information they deem relevant. The redemption of a Member’s Units pursuant to this Section 8.2 is subject to the provisions of the last paragraph of subsection 8.1(d) above and subsections 8.1 (c), (f), (g), (h) and (i) above.

ARTICLE 9

DISTRIBUTION REINVESTMENT PLAN

9.1 Distribution Reinvestment Plan.

(a) A Member may elect to participate in the Company’s Distribution Reinvestment Plan (as amended from time to time, the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Company upon the terms described in the Distribution Reinvestment Plan as adopted by the Managers and subject to the limitations and conditions specified therein.

(b) The Company may only offer the Members the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Company is registered or exempted under any relevant state blue sky laws; (ii) the Company’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) the Members are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (iv) prior to each reinvestment, the Members receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Members; (v) the Company’s legal counsel has submitted an opinion that different consideration paid on reinvestment is not in violation of applicable state law; and (vi) the broker-dealer or the Company assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable state suitability standards for participation in each reinvestment.

9.2 Purchase of Additional Units. Under the Distribution Reinvestment Plan, participating Members effectively use amounts otherwise distributable to them to purchase DRIP Units at a price per Unit such that the Capital Accounts of the Members immediately before and after the subject distribution and deemed reinvestment are equal. The Managers will credit DRIP Units purchased under the Distribution Reinvestment Plan to the participating Members as of the pertinent distribution date. If a Member revokes a previous election to participate in the Distribution Reinvestment Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional DRIP Units from and after the effectiveness of the notice.

9.3 Statement of Account. Within sixty (60) days after the end of each calendar quarter, the administrator will furnish or make available to each participating Member a statement of account describing as to such Member, the distributions received during the quarter, the number of DRIP Units purchased during the quarter, the purchase price for such DRIP Units, and the total DRIP Units purchased on behalf of such Member pursuant to the Distribution Reinvestment Plan.

9.4 Continued Suitability Requirements. Each Member who is a participant in the Distribution Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and the Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Managers promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing DRIP Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of DRIP Units to the Member.

9.5 Changes or Termination of the Distribution Reinvestment Plan. The terms and conditions of the Distribution Reinvestment Plan may be amended, supplemented, suspended or terminated for any reason by the Managers at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE 10

DISSOLUTION OF THE COMPANY; MERGER OF THE COMPANY

10.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

(a) Expiration of the term of the Company as stated in Section 2.9 of this Agreement.

(b) The affirmative vote or consent of the Majority of the Members.

(c) The sale of all or substantially all of the Company’s assets; provided, for purposes of this Agreement the term “substantially all of the Company’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Company’s total assets as of the time of sale.

(d) The retirement, death, insanity, dissolution or bankruptcy of a Manager unless, within ninety (90) days after any such event (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a Majority of the Members agree to continue the business of the Company and to the appointment of a successor Manager who executes a written acceptance of the duties and responsibilities of a Manager hereunder.

(e) The removal of a Manager, unless within ninety (90) days after the effective date of such removal (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a successor Manager is approved by the affirmative vote or consent of the Majority of the Members as provided in Section 3.11 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Company.

(f) The withdrawal of a Manager pursuant to the provisions of Section 3.12, unless pursuant to the provisions of Section 3.12, the Majority of the Members elect to continue the business of the Company.

(g) Any other event causing the dissolution of the Company under the laws of the State of Delaware.

10.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Act. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Managers will wind up the Company’s affairs as follows:

(a) No new Loans shall be made or purchased and the Unit redemption program described in Article 8 above shall immediately terminate and no further Unit redemption payments shall be made;

(b) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, the Managers shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company’s outstanding Loans in accordance with their terms; provided, however, the Managers shall liquidate all Company assets for the best price reasonably obtainable in order to completely wind up the Company’s affairs within five (5) years after the date of dissolution;

(c) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, all sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 10.3 below.

10.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 10.1 above, the cash of the Company shall be distributed as follows:

(a) All of the Company’s debts and liabilities to persons other than Members and Managers shall be paid and discharged;

(b) All of the Company’s debts and liabilities to Members and Managers shall be paid and discharged;

(c) The balance of the cash of the Company shall be distributed to the Members and Managers in accordance with their respective positive Capital Account balances, after taking into account allocations of Profits and Losses for the Company’s Fiscal Year during which the liquidation occurs including the tax effect of the liquidation itself.

10.4 Deficit Capital Account Balances. If any Manager’s Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3). Notwithstanding anything to the contrary in this Agreement, no Member shall have an obligation to restore any deficit balance in such Member’s Capital Account.

10.5 No Recourse to Manager. Upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against the Managers or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers. The Managers are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the Managers or removal of the Managers by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by the affirmative vote or consent of the Majority of the Members, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

10.6 Merger or Consolidation of the Company. The Company may be merged or consolidated with one or more limited liability companies, limited partnerships or other entities (including with Affiliates of the Company), provided that, except for conversions covered by Section 4.19(a), the affirmative vote or consent of the Majority of the Members is obtained pursuant to Section 4.15. Any such merger or consolidation may be effected by way of a sale of the assets of, or Units in, the Company or purchase of the assets of, or Units in, another limited liability company, limited partnership or other entity, or by any other method approved pursuant to Section 4.15. In any such merger or consolidation, the Company may be either a disappearing or surviving entity. Any such merger or consolidation is subject to the requirements and provisions of Section 3.3(i).

ARTICLE 11

TRANSACTIONS BETWEEN THE COMPANY, THE MANAGERS AND AFFILIATES

11.1 Loan Brokerage Commissions. The Company will enter into Loan transactions where the Company or borrower has engaged and agreed to compensate a Manager or an Affiliate of a Manager to act as a broker in arranging Loans, the cost of which compensation shall be borne by the borrower. The exact amounts of loan brokerage commissions shall be negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately two percent (2%) to five percent (5%) of the principal amount of each Loan made during that year. The total loan brokerage commissions paid to the Managers and their Affiliates during any calendar year (except during the first year of operations) shall not exceed 4% of the Company’s total assets at the beginning of that year.

11.2 Loan Servicing Fees. A Manager or an Affiliate of a Manager may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular Loan, shall not exceed the lesser of 0.25% of the total unpaid principal balance of each Loan serviced or a competitive loan servicing fee customarily charged in the industry for loan servicing activities with respect to similar loans. The Managers or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above. The servicing fee shall be payable to the servicing agent regardless of whether specific Loan payments are collected.

11.3 Loan Administrative Fees. A Manager or an Affiliate of a Manager may receive a loan administrative fee in an amount of up to 1% of the principal amount of each new Loan originated or acquired on the Company’s behalf for services rendered in connection with the selection and underwriting of potential Loans. Such fees shall be payable by the Company upon the closing of each Loan.

11.4 Processing and Escrow Fees. A Manager or an Affiliate of a Manager may receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged for comparable services in the geographical area where the property securing the Loan is located, payable solely by the borrower and not by the Company.

11.5 Asset Management Fee. The Managers shall receive a monthly fee for managing the Company’s Loan portfolio and general business operations in an amount up to 0.75% annually of the Base Amount, payable on the first day of each calendar month until the Company is finally wound up and terminated. The Managers, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above. No Asset Management Fee shall be payable on amounts held in the Subscription Account or otherwise on Capital Contributions temporarily held while awaiting investment. No Asset Management Fee shall be paid from reserves of the Company.

11.6 Reconveyance Fees. The Managers may receive a fee from a borrower for reconveyance of a property upon full payment of a Loan in an amount as is generally prevailing in the geographical area where the property is located.

11.7 Assumption Fees. A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

11.8 Extension Fee. A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

11.9 Prepayment and Late Fees. Any prepayment and late fees collected in connection with Loans shall be paid to the Company.

11.10 No Rebates and Reciprocal Arrangements.

(a) The Managers and their Affiliates may not receive from the Company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the Managers or any of their Affiliates to do so.

(b) None of the Managers nor any of their Affiliates shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of Units in the Company; provided, however, that this clause shall not prohibit the normal Sales Commissions payable to a registered broker-dealer or other properly licensed Person for selling Units.

11.11 Other Fees. The Managers and their Affiliates may not receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus. The Managers and their Affiliates may not receive real estate brokerage commissions, Property Management Fees or insurance services fees.

11.12 Formation Loans to Redwood Mortgage Corp. For each Offering, the Company may lend to Redwood Mortgage Corp., a Formation Loan in a sum not to exceed 7% of the total gross amount of proceeds from the sale of Units in such Offering. Each Formation Loan shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Company. Prior to the termination of an Offering, the principal balance of the Formation Loan related to such Offering will increase as additional sales of Units are made each year. Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of each Formation Loan as of December 31 of the prior year; such payment will be due and payable by December 31 of the following year. Upon completion of an Offering, the balance of the Formation Loan related to such Offering shall be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year in which such Offering terminates, or in equal annual installments for the number of years until the expiration of the term of this Agreement, if such remaining term is less than ten (10) years. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans.

11.13 Sale of Loans to Managers or Affiliates. The Company may not sell a Loan to any of the Managers or their Affiliates unless all of the following criteria are met: (i) the Company does not have sufficient offering proceeds available to retain the Loan (or contract rights related thereto); (ii) the Prospectus discloses that the Managers or their Affiliates will purchase all Loans (or contract rights) that the Company does not have sufficient proceeds to retain; (iii) the Managers or their Affiliates pay the Company an amount in cash equal to the cost of the Loan (or contract rights) to the Company (including all cash payments and carrying costs related thereto); (iv) the Managers or their Affiliates assume all of the Company’s obligations and liabilities incurred in connection with holding the Loan (or contract rights) by the Company; (v) the sale occurs not later than 90 days following the termination date of the Offering; and (vi) the methodology to be used by the Company in determining which Loans it will sell in the event that the Offering proceeds are insufficient to retain all Loans is fully disclosed in the Prospectus.

11.14 Purchase of Loans from Managers or Affiliates. The Company may not acquire a Loan in which any of the Managers or their Affiliates have an interest unless: (i) the Managers or their Affiliates acquired the Loan in its name and temporarily held title thereto for the purpose of facilitating the acquisition of the Loan, provided that such Loan is purchased by the Company for a price no greater than the cost of such Loan to the Managers or their Affiliates, except compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a Program formed by the Managers or their Affiliates pursuant to the rights of first refusal required by Section 11.17 below (in such case the Purchase Price should be no more than fair market value as determined by the appraisal of a Competent Independent Expert.). A Manager or its Affiliates shall not sell a Loan to the Company pursuant to clause (i) of this Section 11.14 if the cost of the Loan exceeds the funds reasonably anticipated to be available to the Company to purchase the Loan.

11.15 Participation in Loans. The Company may participate in Loans with other Programs organized by the Managers, whereby the Company acquires a fractional undivided interest in a Loan. The Company may also participate in Loans with nonaffiliated lenders, individuals or pension funds. Notwithstanding anything to the contrary in this Agreement, the Company may acquire from or sell to publicly registered Programs affiliated with the Company, participation interests in Loans.

11.16 Dealings with Related Programs. The Company shall not acquire a Loan from, or sell a Loan to a Program in which a Manager has an interest, except as otherwise allowed by this Article 11.

11.17 Investments in or with other Programs.

(a) The Company may invest in general partnerships or joint ventures with other Affiliates of the Company if all of the following conditions are met: (i) the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the compensation to the managers or general partners is substantially identical in each Program; (iv) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the Prospectus discloses the potential risk of impasse on joint venture decisions because, although the Program may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(b) Other than as specifically permitted in subsection (a) above or in Section 11.15, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

(c) The Company may invest in general partnership interests of limited partnerships only if the Company alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (a) above acquires a “controlling interest” (as that term is defined in Section V.G.1. of the NASAA Mortgage Guidelines), no duplicate fees are permitted and no additional compensation beyond that permitted by this Agreement shall be paid to the Managers.

(d) The Company shall not invest in interests of other Programs (i.e. “lower-tier Programs”).

11.18 Commissions on Reinvestment or Distribution. The Company shall not pay, directly or indirectly, a commission or fee to a Manager or its Affiliate in connection with any distribution of the proceeds of a Capital Transaction or the reinvestment thereof in additional Units pursuant to the Distribution Reinvestment Plan.

11.19 Sales Commissions.

(a) The Units shall be offered to the public on a best efforts basis through participating broker-dealers. The participating broker-dealers may receive such commissions, reallowances, fees and other compensation as are set forth in the Prospectus, except that no such fees or reallowances shall be paid with respect to sales of Units under the Distribution Reinvestment Plan. The Offering shall be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. In the event the Company receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker-dealer, Redwood Mortgage Corp. through the applicable Formation Loan may pay to the Company an amount equal to the amount of the Sales Commissions otherwise attributable to a sale of a Unit through a participating broker-dealer. The Company will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order. All unsolicited orders will be handled only by the Managers. Sales Commissions will not be paid by the Company out of the proceeds of the Offering. All Sales Commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 11.1 above.

(b) The Managers may accept orders received directly from an investor utilizing the services of a Registered Investment Advisor and may pay “client fees” to the Registered Investment Advisor in the manner and subject to the conditions and limitations set forth in the Prospectus.

11.20 Reimbursement and Allocation of Organization and Offering Expenses. The Managers shall be reimbursed for, or the Company may pay directly, Organization and Offering Expenses incurred in connection with the organization of the Company or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than Sales Commissions) in a total amount not exceeding 4.5% of the original purchase price of all Units (other than DRIP Units) sold in all Offerings (hereafter, the “Maximum O&O”), and the Managers shall pay any Organization and Offering Expenses in excess of such amount. For each calendar quarter or portion thereof after December 31, 2015 that a Member holds Units (other than DRIP Units) and for a maximum of forty (40) such quarters, a portion of the Organization and Offering Expenses borne by the Company shall be allocated to and debited from that Member’s Capital Account in an annual amount equal to 0.45% of the Member’s original purchase price for those Units, in equal quarterly installments of 0.1125% each commencing with the later of the first calendar quarter of 2016 or the first full calendar quarter after a Member’s purchase of Units, and continuing through the quarter in which such Units are redeemed. If at any time the aggregate Organization and Offering Expenses actually paid or reimbursed by the Company since inception are less than the Maximum O&O, the Company shall first reimburse the Managers for any Organization and Offering Expenses previously borne by them so long as it does not result in the Company bearing more than the Maximum O&O, and any savings thereafter remaining shall be equitably allocated among (and serve to reduce any subsequent such cost allocations to) those Members who have not yet received forty quarterly allocations of Organization and Offering Expenses, as determined in the good faith judgment of the Managers. Any Organization and Offering Expenses with respect to a Member’s Units that remain unallocated upon redemption of such Units shall be reimbursed to the Company by the Managers.

11.21 Reimbursement. The Company shall reimburse the Managers or their Affiliates for the actual cost to the Managers or their Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Managers or their Affiliates. The Company shall also pay or reimburse the Managers or their Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Managers or their Affiliates of providing such services, or (B) 90% of the amount the Company would be required to pay to non-affiliated Persons rendering comparable administrative services in the same geographical location. No reimbursement shall be permitted for services for which the Managers are entitled to compensation by way of a separate fee. The cost of administrative services as used in this Section 11.21 shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Company’s independent certified public accountant. The annual report to Members shall include a breakdown of the costs reimbursed to the Managers. Within the scope of the annual audit of the Managers’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Company. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the Managers’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a Program-by-Program basis and may be reimbursed to the Managers by the Company in accordance with this Section 11.21 only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

11.22 Non-reimbursable Expenses. The Managers will pay and will not be reimbursed by the Company for any general or administrative overhead incurred by the Managers in connection with the administration of the Company which is not directly attributable to services authorized by Sections 11.20, 11.21 or 11.23.

11.23 Operating Expenses. Subject to Sections 11.20, 11.21 or 11.22, all expenses of the Company shall be billed directly to and paid by the Company which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company including persons who may also be employees of the Managers or Affiliates of the Managers, but excluding such items incurred or allocated to any control persons of either the Managers or their Affiliates, (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property (provided that the total compensation paid to all Persons for the sale of a property held by the Company as the result of foreclosure shall be limited to a Competitive Real Estate Commission, not to exceed 6% of the contract price for the sale of the property), (vii) the cost of insurance as required in connection with the business of the Company, (viii) expenses of organizing, revising, amending, modifying or terminating the Company, (ix) expenses in connection with distributions made by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Managers deem to be in the best interests of the Company, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property, (xiii) costs incurred in connection with any litigation in which the Company is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Company and (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants, and appraisers.

For the purposes of Section 11.23(i), a control person is any person, whatever their title, who performs functions for the Managers similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer; (3) senior management, such as the vice-president of an operating division who reports directly to executive management; or (4) those holding a 5% or greater equity interest in the Managers or their Affiliates or a Person having the power to direct or cause the direction of the Managers or their Affiliates, whether through the ownership of voting securities, by contract or otherwise.

11.24 Deferral of Fees and Expense Reimbursement. The Managers may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of funds available to the Company, including Cash Available for Distribution prior to the distributions to Members provided for in Article 5.

11.25 Payment Upon Termination. Upon the occurrence of a terminating event specified in Article 10, the Company shall pay the Manager, within thirty (30) days of the terminating event, in cash all amounts then accrued and owing to the Manager under this Agreement.

11.26 Sale of Foreclosed Properties. The Company shall not sell a foreclosed property to a Manager or its Affiliate or to a Program in which a Manager has an interest, unless and to the extent such a sale is permitted by both (i) the NASAA Mortgage Guidelines, as such may be amended from time to time, or any successor mortgage program guidelines adopted by the North American Securities Administrators Association, Inc. and implemented for use as mortgage program guidelines in lieu of the NASAA Mortgage Guidelines, as such may be amended from time to time, and (ii) Arizona Administrative Code (“AAC”) R-14-4-116 or any successor provision to AAC R-14-4-116; provided further that in the event such sales of foreclosed properties are allowed pursuant to both of the foregoing provisions (i) and (ii), the Company shall amend this Section 11.26 to set forth the requirements and limitations mandated by the rules set forth in (i) and (ii) for such sales of foreclosed properties.

11.27 Investment in Mortgages.

(a) The Managers shall be required to commit a substantial portion of the Company’s Capital Contributions toward Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid and from whatever source, shall be limited to an amount equal to the initial amount of Capital Contributions not applied to Investment in Mortgages.

(b) The Company shall invest not less than 84% of the Capital Contributions as the Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid, shall be limited to the initial amount of Capital Contributions not applied to Investment in Mortgages. Of this Investment in Mortgages, not more than 3.0% of the Capital Contributions may be included as a working capital reserve.

ARTICLE 12

MISCELLANEOUS

12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.11 and 2.12, each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any Manager shall constitute notice to all Managers.

12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Manager or Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Managers or Members, without participation by the other Managers or Members, and without liability to them or any of them. Each Member waives any right he may have against the Managers for capitalizing on information received as a consequence of the Managers’ management of the affairs of this Company.

12.4 Amendment. This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Section 4.15 provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members. Any amendment to this Agreement modifying the compensation or distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) There is a change in the time as stated in the Agreement for the dissolution of the Company, or the redemption of Units by the Company;

(f) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(g) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Members;

(h) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(i) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(j) To amend the unit redemption provisions of this Agreement.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.8 Application of Delaware Law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

12.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

12.13 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

12.14 No Mandatory Arbitration of Disputes. Except as set forth in Section 3.13, nothing in this Agreement or the Subscription Agreement shall be deemed to require the mandatory arbitration of disputes between a Member and the Company or any Manager. Nothing in this Section 12.14 is intended to apply to preexisting contracts between broker-dealers and Members.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

MANAGER:	REDWOOD MORTGAGE CORP.
a California corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

Exhibit A

REDWOOD MORTGAGE INVESTORS IX - REQUEST FOR REDEMPTION

Any member of Redwood Mortgage Investors IX, LLC wishing to redeem units must complete and return this form.

Please check one of the following:

☐	FULL REDEMPTION. I hereby request to redeem ALL of my units. I understand that my redemption may be subject to an early redemption penalty* depending on how long I have held my units.

☐	PARTIAL REDEMPTION. (Please insert percent or number of units below). I hereby request to redeem of my units. I understand that my redemption may be subject to an early redemption penalty* depending on how long I have held my units.

Please send the redemption payment (check one of the following):

☐	VIA PAPER CHECK mailed to my address of record

☐	VIA ELECTRONIC FUNDS TRANSFER (ACH) An original voided check must be attached

(Not available for custodial accounts)

☐	VIA PAPER CHECK TO THE ALTERNATE PAYEE REFERENCED BELOW

Account number

Name of Bank or Financial Institution

Mailing Address

Member Signature	Co-Owner Signature (if applicable)

Investor Number	Date

If your investment is in a custodial account, this form requires a custodial signature/Medallion Signature Guarantee.

Custodian Medallion Signature Guarantee

Custodial Signature

Date

For Non-custodial Investments	Please send this completed, signed form to:
Redwood Mortgage Investors
1825 S. Grant Street, Suite 250
San Mateo, CA 94402

For Custodial Investments	Please send this completed, signed form to your custodian for signature.

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS IX, LLC

A DELAWARE LIMITED LIABILITY COMPANY

The undersigned hereby applies to purchase units in REDWOOD MORTGAGE INVESTORS IX, LLC (the “company”) in accordance with the terms and conditions of the limited liability company operating agreement attached as Appendix A to the prospectus dated.

1.     Representations and Warranties. The undersigned represents and warrants to the company and its managers as follows:

(a)         I have received the prospectus dated                     , and I accept and agree to be bound by the terms and conditions of the organizational documents of the company.

(b)        I am aware that this subscription may be rejected in whole or in part by the managers in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the company.

(c)        I understand that units may not be sold or otherwise disposed of without the prior written consent of the managers, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited liability company operating agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Business Oversight. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current and anticipated future needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(d)        I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the company. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(e)        I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(f)        I acknowledge and agree that counsel representing the company, the managers and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

(g)        If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the company.

BY MAKING THESE REPRESENTATIONS, THE INVESTOR HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.      Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the managers, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)        The limited liability operating agreement and any amendments thereto or cancellations thereof required under the laws of the State of Delaware;

(b)        Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the company is doing or intends to do business; and

(c)        Any documents which may be required to effect the continuation of the company, the admission of an additional or substituted member, or the dissolution and termination of the company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a member; provided, that where the assignee thereof has been approved by the managers for admission to the company as a substituted member, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the managers to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.        Acceptance. This subscription agreement will be accepted or rejected by the managers within thirty (30) days of its receipt by the company. The managers also reserve the right to revoke its acceptance within such thirty (30) day period. Upon acceptance, this subscription will become irrevocable and non-cancelable and subscription funds are non-refundable for any reason. The undersigned is obligated to purchase the number of units specified herein, for the purchase price of $1 per unit. The managers will return a countersigned copy of this subscription agreement to accepted members, which copy (together with my canceled check) will be evidence of my purchase of units.

4.        Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be deposited into a subscription account upon receipt, but that I will not be admitted as a member of the company until this subscription agreement has been accepted by the managers. If my subscription is accepted, I will be admitted as a member of the company not later than the last day of the calendar month following the date my subscription was accepted. In the interim, my subscription funds will earn interest at money market account rates. Such interest will be returned to me after I am admitted to the company.

5.        THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS IX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ITS MANAGERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.        Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the manager(s) immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

Type of Ownership: (check one)

[ ]	INDIVIDUAL	* [ ]	IRA (Investor and Custodian must sign)

[ ]	TRUST (Trustee signature required) (Title page, Successor Trustee page and signature pages of the Trust Agreement must be enclosed)	* [ ]	ROTH IRA (Investor and Custodian must sign)

		* [ ]	SEP/IRA (Investor and Custodian must sign)

* [ ]	JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP	[ ]	PENSION PLAN (Trustee signature required)

* [ ]	COMMUNITY PROPERTY	[ ]	PROFIT SHARING PLAN (Trustee signature required)

* [ ]	TENANTS IN COMMON	[ ]	401(k) (Trustee signature required)

[ ]	TOD – Transfer On Death (must be titled as an Individual or as Joint Tenants only – special form required)	[ ]	OTHER (Please describe)

* Two or more signatures required

1. INVESTOR NAME AND ADDRESS

Complete this section for all accounts. If asset is in a qualified plan Item 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Items 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

	City	State	Zip Code

	Home Phone Number		Social Security #/Taxpayer ID#

A Social Security Number or Tax ID is required for all accounts.
Alternate Phone Number

2. CUSTODIAN REGISTRATION	Name of Custodian:
Please print here the exact name of Custodian

Address

	City	State	Zip Code

	Taxpayer ID#		Client Account Number

(X)	CUSTODIAN SIGNATURE

3. INVESTMENT Minimum initial investment 5,000 units ($5,000); minimum additional investment for existing member 1,000 units ($1,000). Partial unit purchases are acceptable.	Number of units to be purchased Amount of payment enclosed Please make check payable to Redwood Mortgage Investors IX, LLC
	Check one: [ ] Initial Investment		[ ] Additional Investment

A completed Subscription Agreement is required for each initial and additional investment

4. DISTRIBUTIONS

Please check one of the following. Please note that all custodial account distributions not reinvested pursuant to the Distribution Reinvestment Plan will be directed to the custodian listed in Item 2.

Check One: [ ] I elect to participate in the Distribution Reinvestment Plan (DRP) with respect to all of my Units.

[ ] I elect to have distributions paid with respect to all of my Units.

[ ] I elect to participate in the DRP with respect to of my Units and to have distributions paid to me with respect to of my Units.

5. ALTERNATE ADDRESS FOR DISTRIBUTIONS	If cash distributions are to be sent to an address other than that listed in Item 1 or 2, please enter the information here. All other communications will be mailed to the investor’s registered address of record under Item 1. In no event will the company or its affiliates be responsible for any adverse consequences of direct deposits.

	______________________________		___________________
	Name		Client Account #

____________________________________________________________________________
Address

____________________________________________________________________________
	City	State	Zip Code

DIRECT DEPOSIT (Electronic Funds Transfer)	Check one: Checking [ ] Savings [ ]

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES Please read and initial each of the representations below:
		Investor	Joint Investor

(a)	I have received the Prospectus for the company, and I accept and agree to be bound by the terms and conditions of the Prospectus	__________	__________

(b)	I have a net worth (exclusive of home, furnishings, auto) of $70,000 and an annual gross income of at least $70,000 or a net worth of $250,000 (exclusive of home, furnishings, auto) or I meet the higher suitability requirements imposed by my state of residence as set forth in the prospectus (including any supplements thereto) under “Investor Suitability Standards” and below.	__________	__________

(c)	I am purchasing the units for my own account, and I acknowledge that there is no public market for the units.	__________	__________

(d)	I acknowledge my acceptance as a member is subject to the discretion of the manager(s) as agreed to under Section 1(b). The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.	__________	__________

(e)	I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.	__________	__________

(f)	For California residents only – Investors in California must have (exclusive of such investor’s home, furnishings and automobiles) (a) a gross annual income of not less than $70,000 and a net worth of not less than $150,000, or (b) a net worth of at least $250,000. In addition, an investment in our units by a California investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.	__________	__________

(g)	For Kansas residents only – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded mortgage programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.	__________	__________

(h)	For Kentucky residents only – No Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our units or the units of our affiliates’ non-publicly traded real estate programs.	__________	__________

(i)	For Michigan residents only – In addition to our standard suitability standards, an investment in our units, together with any investment in our affiliates, by a Michigan investor may not exceed 10% of the liquid net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.	__________	__________

(j)	For Nebraska residents only – Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded mortgage programs to 10% of such investor’s net worth. (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.	__________	__________

(k)	For Oregon residents only – In addition to our standard suitability standards, investors in Oregon must have a net worth (exclusive of such investor’s home, furnishings and automobiles) of at least $250,000. In addition, an investment in our units, together with any investment in our affiliates, by an Oregon investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.	__________	__________

(l)	For Tennessee residents only – In addition to meeting the general suitability standards stated above, Tennessee investors may not invest more than 10% of their net worth, exclusive of home, home furnishings, and automobiles, in RMI IX.	__________	__________

		Investor	Joint Investor
(m)	The undersigned represents that he/she is not: (a) on any list of sanctioned persons administered by the U.S. Office of Foreign Assets Control (“OFAC”), (b) otherwise a person or entity with whom U.S. citizens are generally forbidden to transact under economic sanctions measures, (c) a resident of or domiciled in or organized under the laws of Crimea, Cuba, Iran, North Korea, Sudan or Syria or any other jurisdiction that comes to be the subject of an embargo administered by OFAC, (d) in any jurisdiction identified in prior clause (c), or (e) a person or entity who is, directly or indirectly, owned by, controlled by or acting on behalf of one or more persons or entities identified in any of clauses (a), (b), (c) or (d). The undersigned further represents that he/she will not transfer units to any person or entity described in the preceding sentence.	__________	__________

You do not waive any right you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing the Subscription Agreement. A sale of units may not be completed until after you have been in receipt of the final Prospectus for at least five (5) business days. If your Subscription Agreement is accepted, we will return to you a countersigned copy of the Subscription Agreement, which will constitute confirmation of your purchase of units.

IN WITNESS WHEREOF, the undersigned has executed below this day of , 20 , at (City)

Investor’s primary residence is in (State)

	(X)	________________________________________
(Investor Signature and Title)

	(X)	________________________________________
(Investor Signature and Title)

7.	REGISTERED REPRESENTATIVE/ FINANCIAL ADVISOR INFORMATION

The registered representative or advisor, by signing below, certifies that he or she has (a) reasonable grounds to believe, on the basis of information obtained from the investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, if any, that investment in the units is suitable for the investor and that suitability records are being maintained; (b) informed the investor of all pertinent facts relating to the liquidity and marketability of the units as required by FINRA Rule 2310; and (c) verified the identity of the above investor through appropriate methods and will retain proof of such verification process as required by applicable law.

Original Signatures Required

Registered Representative/Advisor

Name

Street Address

City, State, Zip Code

Phone Number

Email

	X	___________________________________________
Registered Representative/Advisor Signature

8.	BROKER-DEALER INFORMATION

The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date the Subscription Agreement was delivered to the company; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Broker-Dealer Name

Street Address

City, State, Zip Code

	X	___________________________________________
Broker-Dealer Authorized Signature (required on all applications by broker-dealer)

Registered Investment Advisor (RIA) and Non-Commission Sales

[    ] Please check the box if this investment is made through an RIA charging no commission on this sale or otherwise is made with no commission paid to the RIA or participating broker-dealer.

This option is not available through all broker-dealers. Please contact Redwood Mortgage Investors for more information.

(If an owner or principal or any member of the RIA firm is a FINRA licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer for administrative purposes, not through the RIA.)

Complete this page only if this is an RIA/non-commission sale

REGISTERED INVESTMENT ADVISOR INFORMATION

Are you a Registered Investment Advisor (“RIA”) under applicable state or federal law?             [  ] YES            [  ] NO

Broker-Dealer Affiliated?   [  ] YES    [  ] NO     Broker-Dealer Name

The advisor certifies that if the advisor is affiliated with a FINRA firm, that all fees received by him in connection with this transaction will be run through the books and records of the FINRA member firm in compliance with NASD Notice to Members 96-33, NASD Rule 3040 and FINRA Rule 3270.

ADVISOR [1]

Name - Please Print

Authorized Signature

Firm Name

1 If the advisor is affiliated with a FINRA broker-dealer firm, all fees received by him or her in connection with this transaction will be run through the books and records of the FINRA member in compliance with NASD Notice to Members 96-33, NASD Rule 3040 and FINRA Rule 3270.

(Office Use Only)

9.	ACCEPTANCE	This subscription accepted
	This subscription will not be an effective agreement until it or a facsimile is signed by a manager of Redwood Mortgage Investors IX, LLC, a Delaware Limited Liability Company	REDWOOD MORTGAGE INVESTORS IX, LLC, A Delaware Limited Liability Company 1825 S. Grant Street, Suite 250 San Mateo, CA 94402 (650) 365-5341

By: ________________________________________________

		Investor #:	___________	Date Entered:	___________

		Check Amount:	$	Check Date:	___________

		Check Number:	___________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

COMMISSIONER’S RULE 260.141.11

260.141.11 Restriction on Transfer

(a)

The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)

It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)

to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)

by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)

if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)

by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 24143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)

by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)

by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17)

by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)

The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their fact a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Instructions for completing Subscription Agreement

Redwood Mortgage Investors IX, LLC

Please follow these instructions and complete each section carefully, as failure to do may result in rejection of your Subscription Agreement.

Type of Ownership (page 3)

Check the appropriate box to indicate what type of investment you are making. Note under each classification any additional signatures or documents that may be required. If the investment type you are making is not listed, enter it in the section titled OTHER.

Item 1. Investor Name and Address

Enter the full name of the investor. For trust accounts and non-custodial qualified plans enter the name of the trustee(s) on the first line and the trust or plan name on the second line. On custodial accounts this section must be completed for the benefit plan investor; custodial information is entered in Item 2.

Enter the investor’s mailing address, phone and Social Security Number or Tax ID Number. If the investment is made in more than one name, only one Tax ID Number will be used and should be that of the first person listed.

Item 2. Custodian Registration

Custodian should complete this section, entering all pertinent information and signing accordingly.

Item 3. Investment

Enter the number of units purchased and the dollar amount of the investment.

Mark whether the investment is an initial or additional investment.

Item 4. Distributions

Check the appropriate box to indicate whether the investor elects to participate in the Distribution Reinvestment Plan of the company or to have earnings distributed monthly.

Each investor who elects to have distributions reinvested agrees to notify the company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.

Item 5. Special Address for Distributions

If distributions are to be sent to an address other than that provided in Item 1 or 2, provide the name, address and account number.

If distributions are to be made to a checking or savings account via electronic funds transfer, check the appropriate box and attach an original voided check for checking accounts or an original deposit slip for savings accounts.

Your request for EFT deposit may be rejected if it is not accompanied by the proper bank document as indicated above.

Item 6. Signatures

You are required to execute your own Subscription Agreement and our manager(s) will not accept any Subscription Agreement that has been executed by someone other than you unless, in the case of fiduciary accounts, the person has been given your legal power of attorney to sign on your behalf, and you meet all of the conditions in the Prospectus and the Subscription Agreement.

The investor initials each representation separately. If investment is held jointly or severally all investors must initial the representations.

Enter the date, city and state the Subscription Agreement was signed. If investment is held jointly or severally all investors must sign the Subscription Agreement. Only original signatures will be accepted.

Item 7. Registered Representative/Financial Advisor Information

The registered representative or financial advisor must complete and sign this section.

Item 8. Broker-Dealer Information

All pertinent broker-dealer information must be included.

Subscription Agreements for commission sales must be signed by both the registered representative and the broker-dealer. Please note that if the registered representative is authorized to sign on behalf of the broker-dealer they must sign section 7 and 8.

The Subscription Agreement may be rejected if it is not fully completed and signed.

Only an original, completed and signed Subscription Agreement will be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted.

Registered Investment Advisor and Non-Commission Sales

For sales made to clients of RIAs or other non-commission sales, check the box at the end of Item 8 indicating as such. RIAs must also complete page 7 of the Subscription Agreement.

Item 9. Acceptance

Item 9 is for Redwood Mortgage Investors office use only

Forward the completed and signed original Subscription Agreement along with your payment to the following address. Wiring instructions are available. Please contact Investor Services for current wiring instructions.

Mailing Address

Redwood Mortgage Investors IX, LLC

1825 S. Grant Street, Suite 250

San Mateo, CA 94402

If you have any questions or require additional assistance in completing the Subscription

Agreement, please contact Investor Services at (800) 659-6593, option 5.

APPENDIX C

DISTRIBUTION REINVESTMENT PLAN

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company, a manager of the Company or an unaffiliated third party (the “Administrator”), as agent for members who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below. The Administrator shall be chosen by the Company. The initial Administrator shall be Redwood Mortgage Corp., a California corporation and manager of the Company.

1.

Election to Participate.    Any purchaser of units of limited liability company interest of the Company (the “Units”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Units. Any member who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may designate the amount of their cash distributions with respect to all Units owned by them to be reinvested pursuant to the Plan.

2.

Distribution Reinvestment Plan.    The Administrator will receive the designated amount of cash distributions paid by the Company with respect to Units of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Section 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Units will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to the designated amount of Distributions attributable to such period and to all periods thereafter.

3.	General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)

The Administrator will invest Distributions in Units at a price of $1.00 per Unit until the earlier to occur of: (i) the issuance of all Units reserved for issuance pursuant to the Plan; (ii) the termination of the Company’s offering of the Units reserved for issuance under the Plan pursuant to the Company’s prospectus to which this form is an appendix, as thereafter amended or supplemented, and any subsequent offering of Plan Units pursuant to an effective registration statement; or (iii) the termination of this Plan pursuant to Paragraph 9 below.

(b)	No selling commissions, marketing support fee, wholesaling fee or marketing reallowance shall be paid with respect to Units purchased pursuant to the Plan.

(c)

For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Units are made on behalf of such Participant.

(d)

Distributions shall be invested in Units by the Administrator promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(e)

Participants may acquire fractional Units, computed to four decimal places, so that 100% of the Distributions will be used to acquire Units. The ownership of the Units shall be reflected on the books of the Company or its transfer agent.

(f)	In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and any additional payments received from Participants.

4.

Absence of Liability.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability with respect to the date on which Units are purchased for a Participant.

5.	Suitability.

(a)

Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Units.

(b)

For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Units.

6.

Reports to Participants.    Within sixty (60) days after the end of each calendar quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Units purchased and the per Unit purchase price for such Units pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Units becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.

Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

8.	Termination.

(a)

A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. In the case of a death of a Participant, an executor, heir or other administrator of such Participant’s estate may terminate or modify participation in the Plan with respect to the Units of such Participant by written notice to the Administrator. To be effective for any Distribution, such notices must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which such Distribution relates.

(b)

A Participant’s transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9.	Amendment or Termination by Company.

(a)

The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b)

The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten (10) days prior written notice to a Participant, or to all Participants, as the case may be.

(c)

After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Units. Any future Distributions with respect to such former Participant’s Units made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

10.

State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

11.

Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1825 S. Grant Street, Suite 250, San Mateo, CA 94402, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

12.	Governing Law. THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

REDWOOD MORTGAGE INVESTORS IX, LLC

Up to 120,000,000 Units of Limited Liability Company Interest, $1 per Unit – Maximum Offering
20,000,000 Units of Limited Liability Company Interest, $1 per Unit – issuable pursuant to the Distribution Reinvestment Plan

Minimum Initial Investment: 5,000 Units for New Members (may be higher in certain states)

1,000 Units for existing members (may be higher in certain states)

Dated: June 9, 2016

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.